                                                                     EXHIBIT 2.1


                            ASSET PURCHASE AGREEMENT

                                  BY AND AMONG

                        VLASIC FOODS INTERNATIONAL INC.,

                                 VF BRANDS, INC.

                                  ALIGAR, INC.,

                                  CARGAL, INC.,

                       VLASIC FOODS DISTRIBUTION COMPANY,

                             VLASIC STANDARDS, INC.,

                           VLASIC FOODS CANADA, INC.,

                       VLASIC INTERNATIONAL BRANDS, INC.,

                        VLASIC INTERNATIONAL SALES INC.,

                                       AND

                          HMTF FOODS ACQUISITION CORP.

                            DATED AS OF APRIL 3, 2001

                  ASSET PURCHASE AGREEMENT, dated as of April 3, 2001 (this "Agreement"), by and among Vlasic Foods International Inc., a New Jersey corporation ("Seller"), VF Brands, Inc., a Delaware corporation and a wholly owned Subsidiary of Seller ("VFB"), Aligar, Inc., a Delaware corporation ("Aligar"), Cargal, Inc., a Delaware corporation ("Cargal"), Vlasic Foods Distribution Company, an Arkansas corporation ("VFDC"), Vlasic Standards, Inc., a New Jersey corporation ("VSI"), Vlasic Foods Canada, Inc., a Delaware corporation ("VFCI"), Vlasic International Brands, Inc., a Delaware corporation ("VIBI"), Vlasic International Sales Inc., a New Jersey corporation ("VISI") and, together with Seller, VFB, Aligar, Cargal, VFDC, VSI, VFCI, VIBI and any other Subsidiary (as defined in Section 8.11) of Seller selling or assigning any Acquired Assets (as defined in Section 1.1), "Sellers"), and HMTF Foods Acquisition Corp., a Delaware corporation ("Purchaser").

                                    RECITALS:

                  WHEREAS, Sellers are engaged in the business of (i) developing, producing, selling and marketing a variety of pickled food products, including pickles, peppers, sauerkraut and relish (the "Pickles Business"), (ii) developing, manufacturing, selling, licensing, marketing and distributing barbecue sauce and grilling sauce products in the Retail Industry (as defined in Section 8.11) under the trademark "Open Pit," and exclusively licensing the "Open Pit" trademark for use in the Institutional and Food Service Industry (as defined in Section 8.11) (the "Sauce Business") and (iii) developing, producing, selling and marketing a variety of frozen dinners, pot pies, breakfasts and other frozen food products primarily in the United States and Canada (the "Swanson Business") and, together with the Pickles Business and the Sauce Business, the "Business"); and

                  WHEREAS, Sellers (other than VFCI) have filed voluntary petitions (collectively, the "Petitions") for reorganization relief pursuant to Chapter 11 of title 11 of the United States Code, 11 U.S.C. Sections
101-1330 (as amended, the "Bankruptcy Code"), in the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court") (the "Bankruptcy Case");

                  WHEREAS, prior to the date hereof, Seller and VFB have entered into an Asset Purchase Agreement (the "Heinz Agreement"), dated January 25, 2001, with H.J. Heinz Company ("Heinz");

                  WHEREAS, on March 5, 2001, the Bankruptcy Court entered an order approving, as provided in such order, the bidding procedures described in
Section 4.16 of the Heinz Agreement (the "Prior Bidding Procedures Order");

                  WHEREAS, certain Sellers have asked the Bankruptcy Court to enter an order superseding the Prior Bidding Procedures Order (the "Existing Bidding Procedures Order");

                  WHEREAS, upon the terms and subject to the conditions set forth herein and as authorized under Sections 105, 363 and 365 of the Bankruptcy Code, Purchaser desires to purchase and assume from Sellers, and Sellers desire to sell, transfer, assign, convey and deliver to Purchaser, substantially all of the assets relating to the Business, together with certain obligations and liabilities relating thereto;

                  WHEREAS, Sellers have determined, in accordance with the Prior Bidding Procedures Order, that Purchaser is a Qualified Bidder, that this Agreement constitutes a Qualified Bid and an Auction Transaction and the consummation of the transactions contemplated by this Agreement constitutes an Alternative Transaction (as each such term is defined in the Prior Bidding Procedures Order and the Existing Bidding Procedures Order); and

                  WHEREAS, Seller and VFB have terminated the Heinz Agreement in accordance with its terms (other than in respect of the obligations thereunder as provided for in the Prior Bidding Procedures Order to pay the Expense Reimbursement and the Break-Up Fee thereunder);

                  NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

                                   ARTICLE I

                                 SALE OF ASSETS

                  Section 1.1. Acquired Assets. On the terms and subject to the conditions set forth herein, on the Closing Date (as defined in Section 1.8), Sellers shall sell, transfer, assign, convey and deliver, or cause to be sold, transferred, assigned, conveyed and delivered, to Purchaser, and Purchaser shall purchase and accept, all of each Seller's, (including VFB's) and any other Subsidiaries' right, title and interest in and to (i) the assets, properties, rights, claims, contracts and businesses of every kind, character and description, whether tangible or intangible, whether real, personal or mixed, whether accrued, contingent or otherwise, and wherever located, which are shown on the Closing Balance Sheet (as defined in Section 1.7(a)) and (ii) the assets, properties, rights, claims, contracts and businesses of every kind, character and description, whether tangible or intangible, whether real, personal or mixed, whether accrued, contingent or otherwise, and wherever located, that are used or held for use in, or are otherwise required for the normal operation of, the Business, including all those items in the following categories, whether or not shown on the Closing Balance Sheet, other than assets described in clause
(i) or clause (ii) above that are Retained Assets (as defined in Section 1.2 below) (collectively, the "Acquired Assets"):

                  (a) Equipment. All machinery, fixtures, furniture, equipment, automobiles, trucks, vehicles, tooling, tools, dies, molds, office equipment, furnishings and other items of personal property;

                  (b) Inventory. All inventory, finished goods, works in process, raw materials, ingredients and packaging materials (collectively, the "Inventory") owned by Seller or its Subsidiaries at the time of the Closing (as defined in Section 1.8);

                  (c) Materials and Supplies. All materials, supplies, parts, point of purchase materials, accessories, goods and other like products or items;

                  (d) Intellectual Property. All registered and common law trademarks and trade names, service marks and service names, and registrations and applications for registration thereof, and foreign counterparts thereof (if any), Internet domain names and associated content, logos, designs, slogans, trade dress and general intangibles of like nature, together with the goodwill associated therewith, including, without limitation, the "hot pockets" trademark rights of any Seller and its Subsidiaries (whether or not related to the Business) and those identified in Section 2.13(a)(i) of the Seller Disclosure Schedule (as defined in the introduction to Article II) ("Trademarks"); all patents, patent applications and foreign counterparts thereof (if any) ("Patents"); all copyrights, copyright applications and copyright registrations and foreign counterparts thereof (if any); and all inventions, customer lists, discoveries, trade secrets, improvements, formulae, practices, processes, methods, technology, process sheets, mixing instructions, recipes and know-how and similar proprietary rights and related licenses and other agreements (all of the foregoing are collectively referred to as the "Intellectual Property"); provided, however, that computer software, programs and source disks, and related program documentation, tapes, manuals, forms, guides and other materials that are owned by or are licensed to Seller or any Affiliate (as defined in Section 8.11) of Seller shall not constitute or be deemed to constitute Intellectual Property for any purposes of this Agreement).

                  (e) Contracts. All rights in and to all written and oral distribution agreements, consignment agreements, agency agreements, co-packing agreements, license agreements, leases, broker agreements, confidentiality agreements (under which any Seller has provided information to or received information from a third party in respect of the Business), all purchase orders for the sale or purchase of goods and services, or both, and all other contracts and other agreements of whatever nature (whether written or oral) to which any transferring party is a party or otherwise has rights under (collectively, the "Contracts"), to the extent that, and only to the extent that, such are a part of the Assumed Liabilities;

                  (f) Accounts Receivable. All accounts and notes receivable, letters of credit and other rights to receive payments (collectively, "Accounts Receivable");

                  (g) Prepaid Pickle Media Advertising. All prepaid expenses or advance payments in existence as of the Closing Date in respect of Pickles Business advertising (the "Prepaid Pickles Advertising") scheduled to air in the May and June 2001 time period as contemplated by the "Consumers Events Calendar" (as defined in Section 2.22) (the "Prepaid Ad Expense");

                  (h) Claims. All rights, privileges, claims, demands, refunds, indemnification agreements in favor of any transferring party with, and indemnification and similar rights against, third parties, warranty claims (to the extent transferable), offsets and other claims (other than any claims by Sellers under this Agreement and under Sections 544, 545, 547 and 548 of the Bankruptcy Code);

                  (i) Books and Records. Except as provided in Section 1.2(c), all sales and business records, files, books of account, customer and supplier lists, books and records relating to Taxes (as defined in Section 2.16) relating to the Business and the Acquired Assets, product specifications, product formulations, drawings, correspondence, engineering, maintenance, operating and production records, advertising materials, customer lists, cost and pricing information, business plans, quality control records and manuals, blueprints, research and development files, litigation files, personnel records, credit records of customers and other books and records, manuals and other materials (in any form or medium);

                  (j) Goodwill. All goodwill;

                  (k) Permits. All Permits (as defined in Section 2.3);

                  (l) Real Property. All owned real property, including the real property located at Imlay City, Michigan, Millsboro, Delaware, Fayetteville, Arkansas and Omaha, Nebraska;

                  (m) UPC Codes. All UPC codes used on products sold in the Business; and

                  (n) Information Technology. All application systems and software, including all computer software, programs and source disks, and related program documentation, tapes, manuals, forms, guides and other materials, systems hardware and networking and communications assets as generally and specifically described on Exhibit 1.1(n) (the "Information Technology").

Subject to the terms and conditions hereof, at the Closing, the Acquired Assets shall be transferred or otherwise conveyed to Purchaser free and clear of all liabilities, obligations and Liens (as defined in Section 8.11) excepting only Assumed Liabilities (as defined in Section 1.3) and Permitted Liens (as defined in Section 2.12(a)) other than Permitted Liens required hereby to be released on or prior to the Closing Date.

                  Section 1.2. Retained Assets. Notwithstanding anything to the contrary set forth herein, the Acquired Assets shall not include the Retained Assets. "Retained Assets" shall mean the following assets which are to be retained by any Seller and not sold or assigned to Purchaser:

                  (a) Subject to Section 4.11, Contracts (i) which, by their terms and pursuant to Applicable Law (as defined in Section 8.11), are non-transferable or non-assignable, or (ii) are set forth in the Seller Disclosure Schedule to the extent not assumed by Purchaser pursuant to Section
1.3 of this Agreement;

                  (b) [Intentionally Omitted];

                  (c) All books and records solely relating to Taxes (excluding those books and records relating to Taxes relating to the Business and the Acquired Assets), provided that Seller shall make such information available to Purchaser pursuant to Section 4.9 of this Agreement;

                  (d) Subject to Section 4.11, all non-assignable or non-transferable Permits;

                  (e) All real property owned by any Seller and located at Bridgeport, Michigan;

                  (f) All machinery, equipment, tooling, tools, office equipment and similar items of personal property formerly used in the manufacture of pickled food products at Sellers' formerly owned manufacturing facility in Bridgeport, Michigan, none of which is currently used in the Business;

                  (g) All deferred tax assets relating to the Business;

                  (h) All rights, demands, claims, damages, suits, controversies and causes of action of any kind or character whatsoever, whether known or unknown, asserted or unasserted, and including but not limited to any state, federal, contractual, tort, equitable, statutory or common law claims for damages, injunctive relief or other recovery of any kind whatsoever, that Seller or any of its Subsidiaries or Affiliates have or may have that are set forth on
Exhibit 1.2(h);

                  (i) All rights, title and interest in the assets set forth on
Exhibit 1.2(i);

                  (j) All claims by Sellers under this Agreement and under Sections 544, 545, 547 and 548 of the Bankruptcy Code;

                  (k) All prepaid expenses, credits or similar advance payments, except for the Prepaid Ad Expense as set forth in Section 1.1(g); and

                  (l) All rights, titles and interests in (i) the outstanding equity securities of Freshbake Foods, Limited ("Freshbake") and Stratford-upon-Avon Foods Limited ("Stratford") and their respective assets and
(ii) any other equity interests owned by any Seller.

                  Section 1.3. Assumed Liabilities. Subject to the terms and conditions set forth in this Agreement and excluding the Retained Liabilities (as defined in Section 1.4), on the Closing Date, Purchaser shall assume and thereafter pay, perform and discharge when due the following obligations, liabilities, debts, charges, fees, commitments, expenses and disbursements of any Seller that have not been paid, performed or discharged as of the Closing (the "Assumed Liabilities"):

                  (a) To the extent that such remain outstanding as of the Closing, any and all trade accounts payable and accrued expenses that (i) are current liabilities incurred after January 29, 2001 and prior to the Closing in the ordinary course of business consistent with prior practices that are liabilities that would be reflected as domestic or Canadian accounts payable or accrued expenses under (x) the 320, 340 or 360 series of ledger account numbers (other than such ledger accounts as are set forth as "accounts to be excluded" on Exhibit 1.3(a) attached hereto), or (y) the 450 series of ledger account numbers set forth as "accounts to be included" on Exhibit 1.3(a) attached hereto and (ii) have not been incurred in breach of this Agreement, except, in each case, for (A) liabilities for Taxes (other than in respect of ledger account 450-055 in respect of Transferred Employees), (B) liabilities in respect of employees of any Seller except to the extent that such are expressly assumed by Purchaser pursuant to Section 1.3(c)), (C) liabilities for claims and litigation, including worker's compensation claims and (D) liabilities that are expressly retained by Sellers in Section 4.3;

                  (b) any and all liabilities, obligations and commitments arising out of Contracts (i) that are (x) set forth on Section 2.8 of the Seller Disclosure Schedule and that are identified in a notice from Purchaser to Seller as Contracts being assumed by Purchaser (the "Assumption Notice"), or (y) not described on Section 2.8 of the Seller Disclosure Schedule because such are not required to be set forth therein under the terms of Section 2.8, (ii) Contracts not described in Section 2.8 of the Seller Disclosure Schedule, but that are identified in the Assumption Notice, or (iii) that are entered in the ordinary course of business consistent with past practice after the date hereof and on or prior to Closing in accordance with this Agreement, in each case to the extent that such Contracts are validly assigned to Purchaser, and in each case excluding (x) any obligation or liability for any breach thereof occurring prior to the Closing and (y) any obligation or liability accruing with respect to any time period prior to the Closing (except to the extent expressly assumed in Section 1.3(a) above or Section 1.3(f) below);

                  (c) any and all liabilities and obligations of Sellers to the extent specifically assumed by Purchaser pursuant to Section 4.3;

                  (d) any and all liabilities of Sellers to consumers in respect of any and all products sold by the Business, including liabilities in respect of product liability claims and liabilities for refunds, adjustments, allowances, exchanges, returns and warranty, merchantability and other claims, to the extent each such claim does not exceed $25 and the aggregate amount of all such claims does not exceed $50,000;

                  (e) any and all liabilities of Sellers in respect of those lawsuits, actions, proceedings and claims set forth in Exhibit 1.3(e) to the extent that such liabilities in the aggregate do not exceed $25,000 as to each such claim;

                  (f) any and all liabilities for all cure, compensation and reinstatement costs or expenses of or relating to the assumption and assignment of the Contracts assumed by Purchaser under Section 1.3(b) pursuant to Section 365 of the Bankruptcy Code ("Cure Costs") to the extent that such are considered in the calculation of the Closing Net Working Capital Amount under Section 1.7; provided, however, that such Cure Costs will be paid by Purchaser only if consented to by Sellers or pursuant to an order of the Bankruptcy Court; and

                  (g) any and all liability of Sellers and their Subsidiaries in respect of those environmental matters expressly disclosed on Exhibit 1.3(g) and relating to the real property located in Fayetteville, Arkansas and Omaha, Nebraska.

                  Section 1.4. Retained Liabilities. Notwithstanding any provision of this Agreement or any Collateral Agreement (as defined in Section 8.11) and regardless of any disclosure to Purchaser, Purchaser shall not assume and Sellers shall retain all liabilities and obligations of Sellers and their Affiliates (a) under the Amended and Restated Credit Agreement, dated as of September 30, 1998, by and among Seller, Morgan Guaranty Trust Company of New York and The Chase Manhattan Bank, as agents, and the other banks party thereto, as amended, (b) under the Indenture, dated as of June 29, 1999, by and between Seller and The Bank of New York, as trustee, (c) for Taxes arising out of the operation of the Business or the ownership of the Acquired Assets prior to the Closing other than the Assumed Liabilities, (d) relating to the Retained Assets,
(e) except to the extent specifically assumed by Purchaser pursuant to Section
1.3 of this Agreement, that are not items included in current liabilities or are items which are current liabilities that are not consistent with past practices,
(f) which relate to claims and litigation, including worker's compensation claims, or are current liabilities of types or categories not reflected on the Reference Balance Sheet, except to the extent specifically assumed by Purchaser pursuant to Section 1.3 of this Agreement, (g) except to the extent specifically assumed by Purchaser pursuant to Section 1.3 of this Agreement, in respect of the lawsuits, actions, proceedings and claims pending or threatened, including, without limitation, those set forth on Exhibit 1.4(g), (h) relating to any fees and expenses owed to Lazard Freres & Co., LLC, (i) in respect of employees of any Seller or its Affiliates or Plans, except to the extent specifically assumed by Purchaser pursuant to Section 4.3, (j) that are not expressly Assumed Liabilities, (k) that are Contingent Obligations of each Seller, (1) that are fees and expenses incurred by each Seller in connection with the Bankruptcy Case, the Heinz Agreement, the transactions contemplated by this Agreement or any Alternative Transaction including, but not limited to, fees and expenses of attorneys, accountants, financial and other advisors, consultants, agents and other representatives or the Expense Reimbursement and Break-Up Fee under the Heinz Agreement, (m) that are liabilities, obligations and commitments of each Seller for Indebtedness, including any related principal, accrued interest, prepayment penalties, late charges, and collection fees, (n) that are liabilities, obligations and commitments of each Seller for any damage claims arising from the rejection under Section 365 of the Bankruptcy Code of any executory or unexpired Contracts, (o) that are liabilities, obligations and commitments of each Seller for consequential damages, punitive damages, or exemplary damages however caused, whenever or wherever arising, or to whomsoever owed, (p) that are liabilities, obligations and commitments of each Seller for any pre- or post-petition claims for fees, interest, late fees, charges, penalties, court costs or attorneys fees claimed by any party, or by any creditor, including any Person asserting such claims under any Contract, (q) that are liabilities, obligations and commitments of each Seller for any matter retained by a Seller under Section 4.3, including severance or retention agreement or plan of a Seller and (r) that are liabilities, obligations and commitments of each Seller, whether direct or indirect, for contribution, indemnity, restitution or any other form of reimbursement, related to, resulting from or revived by virtue of the avoidance of one or more transfers by a Seller in its Bankruptcy Case, whether such avoidance arises under Sections 544, 545, 547, 548, 549, 550, 553(b), or 724(a) of the Bankruptcy Code, by state avoidance laws, or otherwise (collectively, the "Retained Liabilities"). Notwithstanding anything to the contrary contained in this Agreement, Purchaser shall have no liability to Sellers with respect to any prepayments or deposits made by Sellers with any third party except to the extent that Purchaser will refund to Sellers any such prepayments or deposits erroneously paid to Purchaser and except for the Prepaid Ad Expense as set forth in Section 1.1(g).

                  Section 1.5. Transfer of Assets and Assumption of Assumed Liabilities.

                  (a) At the Closing, the sale, transfer, assignment, conveyance and delivery of the Acquired Assets (other than the Owned Real Property (as defined in Section 2.12) and the Trademarks and Patents) shall be effected pursuant to a bill of sale and assignment substantially in the form of Exhibit 1.5(a) attached hereto (the "Bill of Sale").

                  (b) At the Closing, the transfer of each Owned Real Property shall be effected pursuant to a special limited warranty or bargain or sale deed, without covenants against grantor's acts, in the customary form for the state in which such Owned Real Property is located (collectively, the "Deeds"), together with any reasonably necessary transfer declarations or other filings.

                  (c) At the Closing, the transfer of each Lease (as defined in Section 2.12(c)), but only to the extent described in Section 2.12(c) of the Seller Disclosure Schedule and specifically assumed by Purchaser pursuant to
Section 1.3 of this Agreement, shall be effected pursuant to an assignment and assumption of lease in the form attached hereto as Exhibit 1.5(c) (collectively, the "Lease Assignments"), together with any reasonably necessary transfer declarations or other filings.

                  (d) At the Closing, the transfer of the Trademarks and Patents owned or held by Seller or any of its Subsidiaries shall be effected pursuant to customary instruments of assignment or transfer, in form suitable for recording in the appropriate office or bureau (collectively, the "Intellectual Property Instruments").

                  (e) At the Closing, the assumption of the Assumed Liabilities shall be effected pursuant to an assignment and assumption agreement substantially in the form of Exhibit 1.5(e) attached hereto (the "Assumption Agreement") and such other documents and instruments as may be necessary in order to effect Purchaser's assumption of the Assumed Liabilities.

                  Section 1.6. Purchase Price. (a) Subject to the terms and conditions of this Agreement, in consideration of the aforesaid sale, transfer, assignment, conveyance and delivery of the Acquired Assets, Purchaser shall (i) assume the Assumed Liabilities and (ii) pay to Seller at Closing by wire transfer in immediately available funds,

$370,000,000 (the "Purchase Price"), as such Purchase Price may be adjusted in accordance with Section 1.6(b) (the "Adjusted Purchase Price"), less the Escrow Amount (as defined in Section 1.12). The Adjusted Purchase Price shall be subject to further adjustment following the Closing as provided in Section 1.7. In addition to the Purchase Price, Purchaser, in consideration of the Acquired Assets, shall issue, within five Business Days (as defined in Section 1.8) of the later to occur of the Plan Effective Date (as hereinafter defined) or of the Order Date (as hereinafter defined), warrants to purchase at an exercise price of $3.00 per share (assuming that Purchaser, or its successor as provided below, has issued its shares of common stock under the Equity Commitment Letter at $1.00 per share) the lesser of (x) 22,500,000 shares of common stock or (y) such lesser number of shares of common stock as shall represent 15% of the shares of common stock issued under the terms of the Equity Commitment Letter (the "Warrants"); provided, however, that if on the date of the issuance of the Warrants Purchaser is a wholly owned subsidiary of another corporation, then, at the option of Purchaser, the Warrants may be issued by such corporation (provided that if the Warrants are issued by such other corporation, they will be issued on terms and conditions which are substantially identical to the Warrants that would have been issued by Purchaser so as to be economically equivalent to such Warrants). The Warrants shall contain terms and conditions substantially identical to those set forth on Exhibit 1.6(a) attached hereto and shall be issued, in connection with the confirmation of Sellers' plan of reorganization, in accordance with the plan of reorganization. It shall be a condition to the issuance of the Warrants that (x) the Warrants shall have been distributed and shall be subject to transfer restrictions in such a manner under Seller's plan of reorganization so as not to cause the issuer thereof to become a reporting company under the Securities Exchange Act of 1934, unless the issuer at the time of issuance is otherwise a reporting company thereunder, (y) the Bankruptcy Court shall have issued an order in a form and substance reasonably satisfactory to Purchaser (the "Confirmation Order") confirming Seller's plan of reorganization under section 1129 of the Bankruptcy Code and providing that the issuance by Purchaser of the Warrants (and the securities underlying the distribution thereof) and the distribution thereof pursuant to such plan of reorganization shall be exempt from the registration provisions of the Securities Act of 1933, as amended, or any state or local laws requiring registration, pursuant to Section 1145 of the Bankruptcy Code, and (z) that Purchaser (or such parent corporation, if applicable) and its officers, directors, employees, attorneys and agents are entitled to the protections set forth in section 1125(e) of the Bankruptcy Code. As used in this Agreement, "Order Date" shall mean the date that the order confirming Sellers' plan of reorganization has become a Final Order (as defined in Section 8.14) and "Plan Effective Date" shall mean the date under Sellers' plan of reorganization upon which all conditions to the effectiveness of such plan have been satisfied or waived). Purchaser shall cooperate with Sellers in connection with the preparation of the disclosure statement for Sellers' plan of reorganization and Purchaser shall furnish to Sellers such information and materials (including financial statements) concerning Purchaser as may be necessary under applicable law for use in such disclosure statement. Sellers shall allow Purchaser the opportunity to review and comment on such disclosure statement and the inclusion of any information concerning Purchaser contained in such disclosure statement shall be subject to Purchaser's prior approval, which shall not be unreasonably withheld.

                  (b) Not less than five Business Days prior to the scheduled Closing, Seller will deliver to Purchaser a notice indicating its good faith estimate of the Net Working Capital (as defined in Section 1.7(a)) for the Business as of the Closing (the "Estimated Net Working Capital"), along with a certificate of a duly authorized officer of Seller certifying the foregoing. If the Estimated Net Working Capital is less than $98,322,000, then such shortfall shall be deducted from the Purchase Price at Closing. If the Estimated Net Working Capital is greater than $98,322,000, then such excess shall be added to the Purchase Price at Closing.

                  Section 1.7. Working Capital Adjustment.

                  (a) Closing Balance Sheet. As soon as reasonably practicable following the Closing Date, and in any event within 90 days thereafter, Seller shall prepare and deliver to Purchaser (i) the audited balance sheet of the Business (which shall include a physical inventory) as of the close of business on the Closing Date (the "Closing Balance Sheet"), together with the audit reports of PricewaterhouseCoopers LLP ("Seller's Accountant"), and (ii) a calculation of net working capital based on the ledger accounts included in such calculation on Exhibit 1.3(a) (which amount shall be (x) decreased by the amount of the prepaid insurance retained by Sellers as shown in ledger account number 080-010 and (y) increased by the amount of the Prepaid Ad Expense) including, without duplication, in the calculation thereof all Cure Costs ("Net Working Capital") as reflected on the Closing Balance Sheet (the "Closing Net Working Capital Amount") (together with reasonable back-up information providing the basis for such balance sheet and calculation). In addition, the Closing Balance Sheet shall set forth, separate and apart from the calculation of the Net Working Capital, and, therefore, not included in the calculation of the Net Working Capital, the amount of the post-retirement benefits accrual as of the Closing as such post-retirement benefits accrual is reflected in ledger account number 409 and is attributable to employees and former employees of the Business and determined in the ordinary course of business consistent with past practice in a manner consistent with GAAP (as defined below) and with past practice (the "Post-Retirement Benefits Accrual"). Except as set forth on Exhibit 1.7(a), the Closing Balance Sheet shall be prepared in accordance with generally accepted accounting principles and practices of the United States in effect from time to time ("GAAP"), and on a basis consistent with the preparation of the Financial Statements (as defined in Section 2.5) and Exhibit 1.7(a) and Exhibit 1.3(a), including appropriate closing adjustments as if the Closing were at a fiscal year end (provided that, except as set forth on Exhibit 1.7(a), no liabilities or reserves reflected on the Reference Balance Sheet shall be reduced or eliminated except by reason of a payment or credit in the ordinary course of business and consistent with past practice (except for the trade account accrual under ledger account 450-035 which shall be calculated in a manner consistent with GAAP and in the ordinary course of business consistent with past practice). In order for Seller to prepare the Closing Balance Sheet, Purchaser will provide to Seller and Seller's employees, Seller's Accountant and other advisors prompt and full on-site access as shall be reasonable under the circumstances to the personnel and books, records, work papers and all other supporting accounting documents of the Business (and shall provide copies of such books, records, work papers and other supporting accounting documents as may be reasonably requested), to the extent reasonably related to the preparation of the Closing

Balance Sheet and the calculation of the Closing Net Working Capital Amount. Purchaser acknowledges that Seller will have primary responsibility for preparation of the Closing Balance Sheet. Seller shall also give Purchaser and its representatives, including Arthur Andersen LLP ("Purchaser's Accountant"), access to all work papers and all other supporting accounting documents of the Business related to the preparation of the Closing Balance Sheet. In addition, Purchaser and its representatives, including Purchaser's Accountant, shall be entitled to ask questions, receive answers and request such other data and information from Seller and Seller's Accountant as shall be reasonable under the circumstances; provided, however, that notwithstanding the foregoing, all questions and requests to Seller's Accountant shall be made solely by Purchaser's Accountant. Seller shall also cause Seller's Accountant to provide to Purchaser's Accountant access to work papers prepared pursuant to the audit of the Closing Balance Sheet; provided, however, that such access shall be in accordance with generally accepted auditing standards and the policies of Seller's Accountant.

                  (b) Disputes. If Purchaser disagrees with the calculation of the Closing Net Working Capital Amount or Post-Retirement Benefits Accrual, as applicable, or any element relevant thereto, it shall notify Seller of such disagreement in writing within 30 days after its receipt of the Closing Balance Sheet, which notice shall set forth in reasonable detail the particulars of such disagreement. In the event that Purchaser does not provide such a notice of disagreement within such 30-day period or Purchaser affirmatively notifies Seller that it agrees with the calculation of the Closing Net Working Capital Amount or Post-Retirement Benefits Accrual, as applicable, Purchaser shall be deemed to have accepted the Closing Balance Sheet and the calculation of the Closing Net Working Capital Amount or Post-Retirement Benefits Accrual, as applicable, delivered by Seller, which shall be final, binding and conclusive for all purposes hereunder. In the event any such notice of disagreement is timely provided by Purchaser, Purchaser and Seller shall use their reasonable best efforts for a period of 30 days (or such longer period as they may mutually agree) to resolve any disagreements with respect to the calculation of the Closing Net Working Capital Amount or Post-Retirement Benefits Accrual, as applicable. If, at the end of such period, they are unable to resolve such disagreements in a written agreement, then an independent accounting firm of nationally recognized standing mutually selected by Seller and Purchaser (the "Auditor") shall resolve any remaining disagreements. If Seller and Purchaser do not promptly agree on the selection of the Auditor, which shall occur no later than 10 days after the end of the 30-day period referred to above, then each such party shall select an independent accounting firm of nationally recognized standing and such two independent accounting firms shall jointly select the independent accounting firm of nationally recognized standing to act as Auditor pursuant to this Section 1.7(b). The Auditor shall determine (and written notice thereof shall be given to Seller and Purchaser) as promptly as practicable, but in any event within 30 days of the date on which such dispute is referred to the Auditor, based solely on written submissions detailing the disputed items forwarded by Seller and Purchaser to the Auditor within 10 days following the Auditor's selection, (x) whether the Closing Balance Sheet was prepared in accordance with the standards set forth in this Section 1.7 and (y) (only with respect to the disputed items submitted to the Auditor) whether and to what extent (if any) the Closing Net Working Capital Amount or Post-Retirement Benefits Accrual, as applicable, determination requires adjustment. The parties shall share equally the fees and expenses of the Auditor. The determination of the Auditor shall be final, conclusive and binding on the parties, and the Auditor's determination of
(x) the amount of the Closing Net Working Capital Amount shall then be deemed to be the Closing Net Working Capital Amount for purposes of Section 1.7(c) and (y) the amount of the Post-Retirement Benefits Accrual shall then be deemed to be the Post-Retirement Benefits Accrual for purposes of Section 1.7(c). The Closing Balance Sheet as adjusted in accordance with the resolution of any disagreement with respect thereto pursuant to this Section 1.7, or, if no notice of disagreement is delivered to Seller by Purchaser in accordance with this Section 1.7(b), as delivered by Seller to Purchaser in accordance with Section 1.7(a), shall be respectively referred to in this Agreement as the "Final Closing Balance Sheet."

                  (c) Payment. The date on which each of the Closing Net Working Capital Amount and the Post-Retirement Benefits Accrual is accepted or finally determined in accordance with this Section 1.7 is referred to as the "Determination Date," such accepted or finally determined Closing Net Working Capital Amount is referred to as the "Final Net Working Capital Amount," and such accepted or finally determined Post-Retirement Benefits Accrual is referred to as the "Final Post-Retirement Benefits Accrual ." On the fifth Business Day following the Determination Date, the following payments shall be made in immediately available funds in dollars by wire transfer to an account specified by the recipient prior to such date:

                  (i) if the Final Net Working Capital Amount is less than the Estimated Net Working Capital, an amount in immediately available same day funds equal to such shortfall (the "Working Capital Shortfall") will be remitted to Purchaser from the Escrow Account (as defined in Section 1.12) in accordance with the terms of the Escrow Agreement (as defined in Section 1.12), together with interest on the Working Capital Shortfall at an annual rate equal to the prime rate of interest calculated on a 365-day year (as quoted daily by the Wall Street Journal) (the "Interest Rate") from the Closing Date to the date of the payment of the Working Capital Shortfall to Purchaser (collectively, the "Principal Amount"); provided, however, that in no event shall Purchaser be entitled to receive, in the aggregate, funds in excess of the amount held in the Escrow Account either pursuant to this Section 1.7, pursuant to Section 4.17, pursuant to Section 8.9 or pursuant to any other provision of this Agreement, and, provided further, all payments to Purchaser pursuant to this Section 1.7(c)(i) shall only be made by the Escrow Agent out of the Escrow Account;

                  (ii) if the Final Net Working Capital Amount is greater than the Estimated Net Working Capital, Purchaser shall promptly pay to Seller an amount equal to such excess, together with interest on such amount at the Interest Rate from the Closing Date to the date of the payment of such amount to Seller; and

                  (iii) if the Final Post-Retirement Benefits Accrual is more than $31,200,000, an amount in immediately available same day funds equal to such excess (the "Post-Retirement Benefits Excess") will be remitted to Purchaser from the Escrow Account in accordance with the terms of the Escrow Agreement, together with interest on the Post-Retirement Benefits Excess at an annual rate equal to the Interest Rate from the Closing Date to the date of the payment of the Post-Retirement Benefits Excess to Purchaser; provided, however, that in no event shall Purchaser be entitled to receive, in the aggregate, funds in excess of the amount held in the Escrow Account either pursuant to this Section 1.7, pursuant to Section 4.17, pursuant to Section 8.9 or pursuant to any other provision of this Agreement, and, provided further, all payments to Purchaser pursuant to this Section 1.7 shall only be made by the Escrow Agent out of the Escrow Account.

                  (d) Purchaser and Seller agree that once each of the Final Net Working Capital Amount and the Final Post-Retirement Benefits Accrual is finally determined pursuant to this Section 1.7, they will promptly prepare and send a written notice to the Escrow Agent, in accordance with the terms and conditions of the Escrow Agreement, which states (i) either (x) that the Principal Amount, if the Final Net Working Capital Amount is less than the Estimated Net Working Capital, or (y) that Purchaser is not entitled to receive any payment from the Escrow Fund pursuant to this Section 1.7, if the Final Net Working Capital Amount is equal to or greater than the Estimated Net Working Capital, and (ii) the amount, if any, of the Post-Retirement Benefits Excess.

                  (e) The parties acknowledge and agree that the reserve for trade promotions and deductions contained in the Final Closing Balance Sheet shall be the amount of such reserve finally determined in accordance with this
Section 1.7, and, accordingly, notwithstanding anything to the contrary contained in this Agreement, Purchaser agrees that it will not, and will not allow its Subsidiaries and Affiliates to, make any claims against Seller or any of its Subsidiaries or Affiliates, with respect to such trade promotions and deductions associated with trade promotions under any provision of this Agreement or any Collateral Agreement, including any claim for a breach of any representation, warranty, covenant or agreement contained in this Agreement or any Collateral Agreement.

                  (f) Purchaser and Sellers agree that no entry in excess of $500 per individual deduction or $10,000 in the aggregate per customer remittance or any other entry will be made by Purchaser to the trade marketing accrual account as included in the current liabilities accounts on the Closing Balance Sheet unless it can be conclusively demonstrated to the staff of Seller's Accountant that such entry is conclusively demonstrated to be a proper charge against marketing programs which were in force as of the Closing Date.

                  (g) It is understood and agreed by Purchaser and Sellers that in connection with the transfer of transaction processing from Sellers to Purchaser for the revenue process Purchaser will obtain and retain proper documentation for customer deductions and cash receipts which would be available for Seller's Accountant to complete its audit in accordance with generally accepted auditing standards of the trade marketing accrual and accounts receivable components of Net Working Capital.

                  Section 1.8. Time and Place of Closing. Upon the terms and subject to the conditions of this Agreement, the closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York 10036, at 10:00 a.m. eastern standard time upon the first Business Day following the satisfaction or waiver (subject to Applicable Law) of the conditions precedent specified in Article VI (other than those conditions that by their nature are to be fulfilled only at the Closing, but subject to the fulfillment or waiver (subject to Applicable Law) of such conditions) or at such other time and place as the parties hereto may mutually agree (such date, the "Closing Date"). For purposes of this Agreement, the term "Business Day" means any day other than a Saturday, Sunday or a day on which banks in New York City are authorized or obligated by Applicable Law or executive order to close or are otherwise generally closed.

                  Section 1.9. Deliveries by Seller. At the Closing, Seller shall deliver or cause to be delivered to Purchaser the following:

                  (a) the officer's certificate contemplated by Sections 6.2(a) and 6.2(b);

                  (b) the Bill of Sale duly executed by Seller;

                  (c) each of the Deeds duly executed by Seller together with any necessary transfer declarations or other filings;

                  (d) each of the Lease Assignments duly executed by Seller, together with any reasonably necessary transfer declarations or other filings;

                  (e) [intentionally omitted];

                  (f) each of the title policies set forth in Section 6.2(i);

                  (g) each of the surveys set forth in Section 6.2(j);

                  (h) each of the Intellectual Property Instruments duly executed by the appropriate Sellers;

                  (i) a certificate of non-foreign status as provided in Treasury Regulation Section 1.1445-2(b);

                  (j) each of the Collateral Agreements duly executed by Seller;

                  (k) [intentionally omitted];

                  (l) [intentionally omitted]; and

                  (m) such other duly executed documents, instruments and certificates as may be necessary or appropriate to be delivered by Sellers pursuant to the terms of this Agreement.

                  Section 1.10. Deliveries by Purchaser. At the Closing, Purchaser shall deliver or cause to be delivered to Seller, or, with respect to
Section 1.10(f), to the Escrow Agent, the following:

                  (a) an amount of cash equal to the Adjusted Purchase Price (less the Escrow Amount) by wire transfer of immediately available same day funds to an account or accounts designated by Seller;

                  (b) the officer's certificate contemplated by Sections 6.3(a) and 6.3(b);

                  (c) the Assumption Agreement duly executed by Purchaser;

                  (d) each of the Lease Assignments duly executed by Purchaser;

                  (e) each of the Collateral Agreements duly executed by Purchaser;

                  (f) an amount of cash equal to the Escrow Amount by wire transfer of immediately available same day funds to an account designated by the Escrow Agent; and

                  (g) such other duly executed documents, instruments and certificates as may be necessary or appropriate to be delivered by Purchaser pursuant to this Agreement.

                  Section 1.11. Post-Closing Arrangements. Except as agreed to in the Collateral Agreements, at the Closing all data processing, accounting, insurance, banking, personnel, legal, communications and other products and services provided to the Business by Seller or its Affiliates, including any agreements or understandings (written or oral) with respect thereto, will terminate without any further action or liability on the part of the parties thereto.

                  Section 1.12. Escrow Agreement. At the Closing, Seller, Purchaser and a bank in the United States to be mutually agreed upon by the parties within ten days of the date of this Agreement (the "Escrow Agent"), will enter into an escrow agreement in form and substance customary in similar transactions and substantially the form attached hereto as Exhibit 1.12 (the "Escrow Agreement"), and Purchaser will deposit $6,000,000 (the "Escrow Amount") with the Escrow Agent to be held and disposed of by the Escrow Agent pursuant to the terms and conditions of the Escrow Agreement (the "Escrow Account"). Delivery of funds by the Escrow Agent to the applicable parties shall be made pursuant to the terms of the Escrow Agreement and all earnings thereon shall be distributed on a monthly basis to Seller. Once the Final Net Working Capital Amount and the Final Post-Retirement Benefits Accrual are determined pursuant to
Section 1.7
and, if required, the corresponding distribution of funds out of the Escrow Account is made by the Escrow Agent to Purchaser, and once the Adjustment Amount (as defined in Section 4.17) is determined pursuant to Section 4.17, and, if required, the corresponding distribution of funds out of the Escrow Account is made by the Escrow Agent to Purchaser, on the fifth Business Day thereafter (the "Expiration Date") the Escrow Agent shall be required to promptly distribute to Seller the excess, if any, of (i) all funds then held in the Escrow Account over
(ii) the sum of (x) the aggregate amount of funds, if any, distributed to Purchaser out of the Escrow Account pursuant to Sections 1.7, 4.17 and 8.9, plus
(y) the aggregate amount of funds, if any, held in reserve by the Escrow Agent to satisfy unresolved claims for Losses (as defined in Section 8.9) made pursuant to Section 8.9 and the terms and provisions of the Escrow Agreement. The distribution referred to in the preceding sentence, if made, is referred to as the " Distribution."

                  Section 1.13. Treatment of Seller Guarantees. Following the Closing, Purchaser shall use its reasonable best efforts to obtain or release and cancel the agreements as set forth on Exhibit 1.13 attached hereto (the "Seller Guarantees"); provided, however, that to the extent that any Seller Guarantees cannot be so released and cancelled, Purchaser shall use its reasonable best efforts to cause itself to be substituted for Seller or any of its Affiliates in respect of the Seller Guarantees (or if not possible, added as the primary obligor with respect thereto). In any event, Purchaser shall indemnify, defend and hold harmless Seller or its Affiliates with respect to all liabilities or expenses that might arise or be incurred by Seller or its Affiliates after the Closing with respect to the Seller Guarantees.

                                   ARTICLE II

                    REPRESENTATIONS AND WARRANTIES OF SELLER

                  Except as set forth in the disclosure schedule being delivered by Sellers to Purchaser on the date hereof (the "Seller Disclosure Schedule"), Sellers represent and warrant to Purchaser as of the date hereof and as of the Closing Date as follows:

                  Section 2.1. Corporate Existence and Power. (a) Each Seller is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation. Each Seller has the corporate power and authority required to own or lease all of its properties and assets and to carry on its business as it is now being conducted. Each Seller is duly qualified or licensed to do business and is in good standing in each of the jurisdictions specified opposite its name in Section 2.1 of the Seller Disclosure Schedule, which are the only jurisdictions in which the operation of its portion of the Business or the character of the properties owned, leased or operated by it in connection with the Business makes such qualification or licensing necessary, except where the failure to be so licensed or qualified has not had, and is not reasonably expected to have, a Business Material Adverse Effect (as defined in Section 2.1(b)).

                  (b) For purposes of this Agreement, "Business Material Adverse Effect" means any event, occurrence, fact, condition, change or effect that, individually or in the aggregate, is materially adverse to the business, operations, assets, liabilities

(contingent or otherwise), results of operations or condition (financial or otherwise) of the Business or the ability of Seller to consummate the transactions contemplated by this Agreement, excluding the effects of (i) general economic, political or financial market conditions that do not have a disproportionate impact on the Business, (ii) the rejection by any Seller of any Contract not assumed by the Purchaser hereunder or (iii) the failure of any Seller to pay pre-petition claims.

                  Section 2.2. Authority of Seller; Binding Effect. (a) Subject to the entry of the order of the Bankruptcy Court approving the consummation by Purchaser of the transactions contemplated by this Agreement under Sections 105, 363 and 365 of the Bankruptcy Code (the "Sale Order"), each Seller has the requisite corporate power and authority to execute and deliver, and to perform its obligations under, this Agreement and, as of the Closing, each applicable Collateral Agreement and to consummate the transactions contemplated hereby and thereby. Subject to the entry of the Sale Order, the execution and delivery by each Seller of this Agreement and each applicable Collateral Agreement and the performance of its obligations hereunder and thereunder, have been duly authorized by all necessary corporate action on the part of each such Seller and the performance by each Seller of its obligations under this Agreement and each applicable Collateral Agreement has been duly authorized by all necessary corporate action on the part of such Seller. The Board of Directors of each Seller (excluding VFCI) has resolved to request that the Bankruptcy Court approve this Agreement, and the transactions contemplated hereby; provided that such request may be withdrawn, modified or amended only in accordance with the provisions of Section 4.16. Subject to the entry of the Bidding Procedures Order (as defined in Section 4.15), each Seller has full power and authority to grant the Break-Up Fee and the Expense Reimbursement (each as defined in Section 4.16) without further order of the Bankruptcy Court, and the Break-Up Fee and Expense Reimbursement shall constitute allowed administrative expenses of Sellers (excluding VFCI) under section 503(b)(1) of the Bankruptcy Code.

                  (b) This Agreement has been, and as of the Closing, each applicable Collateral Agreement will be, duly executed and delivered by each Seller and, subject to the entry of the Sale Order and assuming the due authorization, execution and delivery of each such agreement by Purchaser, each such agreement will be a valid and binding obligation of each Seller, enforceable against each Seller in accordance with its terms, except as (i) the enforceability hereof may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally, and
(ii) the availability of equitable remedies may be limited by equitable principles of general applicability.

                  Section 2.3. Governmental Authorization. (a) Except as (i) may be required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") and any applicable foreign antitrust or competition laws or regulations, or (ii) as set forth in Section 2.3 of the Seller Disclosure Schedule, and subject to the entry of the Sale Order, the execution, delivery and performance by each Seller of this Agreement and each applicable Collateral Agreement, and the consummation by each Seller of the transactions contemplated hereby and thereby, do not require any Seller to obtain any consent, approval, Permit or Order (as defined below) of, make any filing with, or give any notice to, any Governmental Authority under any Applicable Laws, except where the failure to obtain such consent, approval, Permit or Order, or to make such filing, or to give such notice, would not reasonably be expected to (x) result, individually or in the aggregate, in a Business Material Adverse Effect or (y) prevent or delay the consummation of the transactions contemplated hereby by Sellers.

                  (b) For purposes of this Agreement:

                  (i) "Governmental Authority" means any court, legislative, executive or regulatory authority or agency of the United States, Canada or any other country in which the Business conducts any business operations (or any other state or other political subdivision thereof) or any supranational body such as the European Union.

                  (ii) "Order" means any judgment, order, writ, injunction or decree of any Governmental Authority or arbitrator.

                  (iii) "Permit" means any license, permit, approval, registration, waiver, exemption, consent, authorization, qualification and filing, notice or report with and under all federal, state, local or foreign laws or Governmental Authorities.

                  Section 2.4. Non-Contravention. Except as disclosed in Section
2.4 of the Seller Disclosure Schedule, and subject to the entry of the Sale Order, the execution, delivery and performance by each Seller of this Agreement and each applicable Collateral Agreement and the consummation by each Seller of the transactions contemplated hereby and thereby, will not (i) violate any provision of the charter, bylaws or any other organizational document of any Seller (unless the same is rendered inapplicable by order of the Bankruptcy Court), (ii) except for breaches and defaults of the type referred to in Section 365(b)(2) of the Bankruptcy Code, violate, conflict with, result in the breach of or default under (or with notice, lapse of time, or both would result in such a breach or default), result in any modification of the effect of, provide the other contracting party the right to terminate or materially amend, or require the other contracting party to consent to the assignment or continuation of, any Contract to which any Seller is a party or to which any Seller or any Acquired Asset is bound or subject, (iii) result in or require the creation or imposition of any Liens on the Acquired Assets, except for Permitted Liens or Liens created by Purchaser, (iv) violate any Order against or binding upon any Seller, (v) except for breaches and defaults of the type referred to in Section 365(b)(2) of the Bankruptcy Code, violate any agreement with, or condition imposed by, any Governmental Authority upon any Seller, (vi) subject to obtaining the governmental authorizations referred to in Section 2.3, violate any Applicable Law, or (vii) result in a breach or violation of any of the terms or conditions of, constitute a default under, or otherwise cause an impairment or a revocation of, any Permit utilized in the operation of the Business, except in the case of clauses (ii), (iii), (iv), (v), (vi) and (vii) above, for violations, conflicts, breaches, impairments, modifications, terminations, revocations or defaults which, or consents or waivers the absence of which, individually or in the aggregate, have not had, or are not reasonably expected to have, a Business Material Adverse Effect.

                  Section 2.5. Financial Statements. Section 2.5 of the Seller Disclosure Schedule contains complete and correct copies of (a) the unaudited balance sheet of the Business as of July 30, 2000 and the related unaudited management statement of earnings before interest and income taxes for the 52 weeks then ended (including any notes thereto), and (b) the unaudited balance sheet of the Business as of January 28, 2001 (the "Reference Balance Sheet") and the related unaudited management statement of earnings before interest and income taxes for the Business for the six months then ended (including any notes thereto) (collectively, the "Financial Statements"). The Financial Statements
(i) have been prepared from the books and records of Sellers which contain all properly recorded transactions of the Business and (ii) have been prepared in accordance with GAAP on a consistent basis. The balance sheets included in the Financial Statements fairly present in all material respects the financial position of the Business as of the dates thereof and the management statements of earnings before interest and income taxes included in the Financial Statements fairly present the results of the operations in all material respects of the Business for the respective fiscal periods or as of the respective dates therein set forth.

                  Section 2.6. Absence of Undisclosed Liabilities. No Seller has any liabilities or obligations of any nature (whether known or unknown, absolute, accrued, contingent or otherwise and whether due or to become due) arising out of or relating to the Business except:

                  (a) liabilities or obligations as and to the extent accrued or reserved against as set forth in the Reference Balance Sheet;

                  (b) liabilities or obligations incurred after the date of the Reference Balance Sheet (i) in the ordinary course of business consistent with past practice, (ii) in accordance with the terms of this Agreement, and (iii) that do not and will not materially impair the ability of any Seller to perform such Seller's obligations hereunder or under any Collateral Agreement; and

                  (c) liabilities or obligations as and to the extent disclosed in Section 2.6 of the Seller Disclosure Schedule.

                  Section 2.7. Absence of Certain Changes. (a) Since January 28, 2001, except (x) as disclosed in Section 2.7 of the Seller Disclosure Schedule and (y) for the transactions contemplated hereby, (i) Seller and its Subsidiaries have conducted the Business in the ordinary course of business consistent with past practice, (ii) the Business has not suffered a Business Material Adverse Effect, and (iii) neither Seller nor any of its Subsidiaries has taken any of the actions set forth in Section 4.1. For purposes of this
Section 2.7, the filing with the Bankruptcy Court of the Petition in and of itself shall not constitute a Business Material Adverse Effect, it being understood, however, that the effects of the filing of the Petition will be taken into consideration in determining whether or not there has been, or is reasonably likely to be, a Business Material Adverse Effect.

                  (b) Between the period of time commencing on July 30, 2000 and ending on January 28, 2001, Sellers have not (i) changed any of the accounting principles used by the Business unless required by GAAP or Applicable Law, or
(ii) transferred or granted any rights or licenses under, or entered into any settlement regarding the breach or infringement of, any United States or foreign license of any Intellectual Property, or modified any existing rights with respect thereto or entered into any licensing or similar agreements or arrangements, except in the ordinary course of business consistent with past practice.

                  Section 2.8. Contracts. (a) Section 2.8(a) of the Seller Disclosure Schedule contains a correct and complete list of all Contracts (the "Material Contracts") pursuant to which any Seller has any rights or benefits or undertakes any obligations or liabilities with respect to the Business, in each case that:

                  (i) have a duration of one year or more and are not terminable without penalty upon 90 days or less prior written notice by any party;

                  (ii) require or could reasonably be expected to require any party thereto to pay $100,000 or more in any 12 month period, or $250,000 or more in the aggregate;

                  (iii) require any severance or retention payments to employees of the Business after the Closing Date;

                  (iv) contain any non-competition covenant or exclusivity arrangement;

                  (v) constitute a lease, license, arrangement and other contract providing in whole or in part for the use of, or limiting the use of, any Intellectual Property;

                  (vi) regard the employment, services, consulting, termination or severance from employment relating to or for the benefit of any director, officer, employee, sales agent, distributor, dealer, independent contractor or consultant of the Business;

                  (vii) constitute (x) a trust indenture, mortgage, promissory note, loan agreement, security agreement, pledge agreement, deeds of trust, guarantees, keep well agreement or other contract for the borrowing of money or guarantee of obligation in an amount exceeding $10,000, and (y) letters of credit and surety, indemnity, performance and similar bonds;

                  (viii) constitute a collective bargaining agreement;

                  (ix) constitute licenses, permits, franchises, Governmental Approvals and other contracts concerning or relating to the Real Property or with a Governmental Authority (excluding immaterial licenses, permits, franchises and Government Approvals, the failure of which to have do not significantly affect the use or normal operation of the Business or the Acquired Assets);

                  (x) constitute joint venture, partnership and similar contracts involving a sharing of profits or expenses (including but not limited to joint research and development and joint marketing contracts);

                  (xi) constitute asset purchase agreements and other acquisition or divestiture agreements, including, but not limited to, any agreements relating to the sale, lease or disposal of any Acquired Assets (other than sales of inventory in the ordinary course of business) or involving continuing indemnity or other obligations;

                  (xii) constitute broker, sales agency, manufacturer's representative, marketing or distributorship agreements;

                  (xiii) constitute contracts, agreements or arrangements with respect to the representation of the Business in foreign countries;

                  (xiv) constitute master lease agreements providing for the leasing of material personal property primarily used in, or held for use primarily in connection with, the Business;

                  (xv) constitute any contract under which any Liens, except for Permitted Liens, exist with respect to any Acquired Asset;

                  (xvi) constitute contracts, agreements or arrangements with Seller's former parent company or any of its Affiliates (other than a Seller);

                  (xvii) constitute any other contracts, agreements or commitments that are material to the Business; or

                  (xviii) constitute a contract entered into by any of Seller or any of its Subsidiaries relating primarily to the Business other than in the ordinary course consistent with past practice.

                  (b) Except as set forth in Section 2.8(b) of the Seller Disclosure Schedule: (i) all of the Material Contracts are in full force and effect, (ii) except for breaches and defaults of the type referred to in Section 365(b)(2) of the Bankruptcy Code, Sellers are not, and to the Knowledge of Seller none of the other parties to the Material Contracts are, in material default under, and no event has occurred which, with the passage of time or giving of notice or both, would result in Sellers, or to the Knowledge of Seller any of the other parties to the Material Contracts, being in material default under, any of the terms of the Material Contracts, and (iii) none of the Material Contracts requires the consent of any other party thereto in connection with the transactions contemplated by this Agreement except, in the case of clause (i) above, for failures to be in full force and effect which have not had, or would not reasonably be expected to have, a Business Material Adverse Effect, in the case of clause (ii) above, for such defaults which have not had, or would not reasonably be expected to have, a Business Material Adverse Effect, and in the case of clause (iii) above, for consents the absence of which have not had, or would not reasonably be expected to have, a Business Material Adverse Effect.

                  Section 2.9. Litigation. Except as set forth in Section 2.9 of the Seller Disclosure Schedule, (i) there are no outstanding Orders that relate to the Business or the Acquired Assets and (ii) there are no claims, actions, suits, arbitrations or proceedings pending or, to the Knowledge of Seller (as defined below), threatened, against any Seller which, with respect to the preceding clauses (i) and (ii) above are likely, individually or in the aggregate, to (A) have or reasonably be expected to have a Business Material Adverse Effect or (B) materially and adversely affect the ability of Sellers to consummate the transactions contemplated hereby or by the Collateral Agreements. For purposes of this Agreement, the term "Knowledge of Seller" means the actual knowledge after due inquiry of the individuals set forth in Exhibit 2.9 attached hereto.

                  Section 2.10. Compliance with Applicable Laws.

                  (a) Except as set forth in Section 2.10(a) of the Seller Disclosure Schedule, (i) the Business and the Acquired Assets are, and since January 1, 2000 have been, in compliance in all material respects with all significant Applicable Laws, and (ii) no Seller has received any written notice from a Governmental Authority alleging any material violation of any such significant Applicable Law to which the Business or the Acquired Assets are subject.

                  (b) Section 2.10(b) of the Seller Disclosure Schedule sets forth a list of all Permits necessary to conduct the Business in the manner it is presently conducted (excluding immaterial Permits the failure of which to have do not significantly affect the use or normal operation of the Business or the Acquired Assets) or otherwise material to the Business and, except for breaches and defaults of the type referred to in Section 365(b)(2) of the Bankruptcy Code, such Permits have been duly obtained and are in full force and effect. Except for breaches and defaults of the type referred to in Section 365(b)(2) of the Bankruptcy Code or as set forth in Section 2.10(b) of the Seller Disclosure Schedule, (i) the Business is not in material violation of the terms of any Permit (excluding immaterial Permits the failure of which to have do not significantly affect the use or normal operation of the Business or the Acquired Assets) and (ii) no violation has been alleged by any Governmental Authority, no proceeding is pending or, to the Knowledge of Seller, threatened to revoke or materially limit any such Permit, and, to the Knowledge of Seller, there is no basis for any such allegation or proceeding.

                  Section 2.11. Environmental Compliance. Except as set forth in
Section 2.11 of the Seller Disclosure Schedule:

                  (a) The Business is, and has been since January 1, 2000, in compliance in all material respects with all applicable Environmental Laws (as defined in Section 2.11(g)), including, but not limited to, possessing and complying with all Permits and other governmental authorizations required for its operations under applicable Environmental Laws.

                  (b) There is no pending or, to the Knowledge of Seller, threatened claim, lawsuit, complaint, judgment, Order or proceeding, and, to the Knowledge of Seller, there is no investigation pending or threatened against the Business under or pursuant to any Environmental Law that has had, or is reasonably likely to have, individually or in the aggregate, a Business Material Adverse Effect. No Seller has received notice from any Person (as defined in Section 8.11), including but not limited to any Governmental Authority, alleging that the Business has been or is in violation in any material respect or potentially in violation in any material respect of any applicable Environmental Law or otherwise may be liable under any applicable Environmental Law, which violation or liability is unresolved.

                  (c) With respect to the Real Property, to the Knowledge of Seller, there have been no releases, spills or discharges of Hazardous Substances (as defined in Section 2.11(g)) on or underneath any of the Real Property that have had, or would be reasonably likely to result in, individually or in the aggregate, a Business Material Adverse Effect.

                  (d) Elevated levels of nitrate in the groundwater at Seller's plant in Millsboro, Delaware have been reduced to levels acceptable to the appropriate Governmental Authority by means of groundwater extraction and subsequent discharge of that water by underground injection. Operation of this remediation system has been discontinued, but the extraction and discharge system, as well as the permit for underground injection, remain in place, in each case, as required by the appropriate Governmental Authority.

                  (e) Asbestos containing material ("ACM"), including encapsulated floor tiles in the laboratory at Seller's plant in Imlay City, Michigan, is present at the Seller's facilities in a condition that does not require abatement, removal or remediation pursuant to Environmental Laws.

                  (f) Neither any Seller, nor to the Knowledge of Seller, any other Person, has caused or taken any action that will result in, and no Seller is subject to, any material liability or obligation relating to environmental conditions arising from its ownership or operation of the Acquired Assets or to environmental conditions at, above, on or under the Acquired Assets.

                  (g) For purposes of this Agreement:

                  (i) "Environmental Laws" means all federal, state, local and foreign laws, regulations, rules and ordinances relating to pollution or protection of human health (as it relates to environmental matters, such as toxic tort or human exposure matters, but not as it relates to worker safety or Occupational Safety and Health Act matters, which are covered elsewhere in this Agreement), or the environment, including, without limitation, laws relating to releases or threatened releases of Hazardous Substances into the environment (including, without limitation, ambient air, surface water, groundwater, land, surface and subsurface strata).

                  (ii) "Hazardous Substances" means any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "hazardous constituents," "restricted hazardous materials," "extremely hazardous substances," "toxic substances," "contaminants," "pollutants," "toxic pollutants," or words of similar meaning and regulatory effect under any applicable Environmental Law including, without limitation, petroleum, petroleum products, polychlorinated biphenyls and asbestos.

                  Section 2.12. Real Property; Title to Acquired Assets.

                  (a) Section 2.12(a) of the Seller Disclosure Schedule contains a complete and correct list of all Owned Real Property (as defined in Section 2.12(b)) setting forth the address and owner of each parcel of Owned Real Property including, without limitation, the properties reflected as being so owned on the Financial Statements. Except as set forth in Section 2.12(a) of the Seller Disclosure Schedule, each Seller has good and marketable, fee simple title to all of its Owned Real Property, free and clear of all Liens except for Permitted Liens (as defined below). As used in this Agreement, the term "Permitted Liens" means (i) Liens identified in Section 2.12(a)(i) of the Seller Disclosure Schedule or reserved against in the Financial Statements (including any notes thereto) to the extent so reserved, (ii) any Lien that is shown as an exception and not marked through with a "x", or as otherwise marked on the title commitments delivered to Purchaser on or before the date hereof which are attached hereto as Section 2.12(a)(ii) of the Seller Disclosure Schedule, (iii) mechanics', carriers', workers', repairers', materialmen's, warehousemen's and other similar Liens arising out of operation of law with respect to a liability incurred in the ordinary course of business, which are not individually or in the aggregate material and which are not yet due, (iv) Liens arising under original purchase price conditional sales contracts and equipment leases with third parties (provided that there are no such Liens against the Owned Real Property), (v) Liens for Taxes which are being contested in good faith by appropriate proceedings and are disclosed on Section 2.12(a)(v) of the Seller Disclosure Schedule, or Liens for Taxes not yet due, (vi) leases, subleases and similar agreements disclosed on Section 2.12(a)(vi) of the Seller Disclosure Schedule, (vii) easements, covenants, rights-of-way and other similar restrictions of record disclosed on Section 2.12(a)(vii) of the Seller Disclosure Schedule, (viii) any condition that is shown by the surveys of the Owned Real Property provided by Seller to Purchaser as specified in Section 6.2(j) herein, (ix) zoning, building and other similar restrictions, and Liens that have been placed by any developer, landlord or other third party on property over which the Business has easement rights or on any leased property and subordination or similar agreements relating thereto, and (x) such other Liens that, individually or in the aggregate, do not and would not be reasonably expected to materially detract from the value of or impair the use of the property subject thereto.

                  (b) As used in this Agreement, the term "Owned Real Property" means the real property owned by any Seller which is used or held for use in, the Business, together with all other structures, facilities, improvements, fixtures, systems, equipment and items of property, presently or hereafter located thereon attached or appurtenant thereto or owned by such Seller and located on Leased Real Property and all easements, licenses, rights and appurtenances relating to the foregoing.

                  (c) Section 2.12(c) of the Seller Disclosure Schedule sets forth a list of all real property which is leased or subleased (each, a "Lease" and, collectively, the "Leases") by a Seller and is used in the operation of the Business (the "Leased Real Property") (the Owned Real Property and the Leased Real Property being collectively referred to herein as the "Real Property"), setting forth the address, landlord and tenant for each such Lease. Each Seller holds good and valid leasehold title to the Leased Real Property, in each case subject to the provisions of the applicable Lease. Each Seller has delivered to Purchaser correct and complete copies of each of the Leases. Subject to the provisions of the applicable Lease, each Lease grants the tenant under the Lease the exclusive right to use and occupy the premises demised thereunder. Each Seller enjoys peaceful and undisturbed possession under each of the Leases.
Schedule 2.12(c) of the Seller Disclosure Schedule also sets forth all Leases relating to the Business under which any Seller is a lessor.

                  (d) Except as set forth on Section 2.12(d) of the Seller Disclosure Schedule, each Seller has good title to, or valid leaseholds interest in, or other valid rights to use, all of the Acquired Assets (excluding the Owned Real Property).

                  (e) Except as set forth on Section 2.12(e) of the Seller Disclosure Schedule, none of the Owned Real Property, and to the Knowledge of Seller, none of the Leased Real Property, is subject to any pending suit for condemnation or other taking by any Governmental Authority or other Person, and to the Knowledge of Seller, no such condemnation or other taking is threatened or contemplated. Except as set forth on Section 2.12(e) of the Seller Disclosure Schedule, there is no Order outstanding, nor any action, claim, suit or proceeding pending or, to the Knowledge of Seller, threatened, relating to the ownership, lease, use, occupancy or operation by any Person of any Owned Real Property, and to the Knowledge of Seller, there is no Order outstanding, nor any action, claim, suit or proceeding, pending or threatened relating to the ownership, lease, use, occupancy or operation by any Person of any Leased Real Property.

                  (f) As of the date of this Agreement, the Leases are in full force and effect, and constitute the legal, valid and binding obligations of each Seller, and to the Knowledge of Seller, the other party or parties thereto, subject to limitations imposed by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and other Applicable Laws relating to or affecting creditors' rights generally and general equitable principles. Except as set forth on Section 2.12(f) of the Seller Disclosure Schedule, there are no existing defaults or conditions which with the giving of notice or the passage of time, or both, would constitute a default by a Seller or, to the Knowledge of Seller, the other party thereto, with respect to the Leases.

                  (g) The Real Property constitutes all the fee and leasehold interests in real property held for use in connection with, necessary for the conduct of, or otherwise material to, the Business.

                  (h) Except as set forth on Section 2.12(h) of the Seller Disclosure Schedule, the use and operation of the Real Property in the conduct of the Business does not violate in any material respect any of the terms of any Permitted Lien, any instrument of record or any other agreement affecting the Real Property. Except as set forth on Section 2.12(h) of the Seller Disclosure Schedule, there is no material violation of any covenant, condition, restriction, easement or Order of any Governmental Authority having jurisdiction over such property or of any other Person entitled to enforce the same affecting the Real Property or the use or occupancy thereof.

                  (i) Except as set forth on Section 2.12(i) of the Seller Disclosure Schedule, the Real Property is in material compliance with all applicable building, zoning, subdivision and other land use and similar Applicable Laws affecting the Real Property (collectively, the "Real Property Laws"), and no Seller has received any notice of material violation of any Real Property Law. Except as set forth on Section 2.12(i) of the Seller Disclosure Schedule, to the Knowledge of Seller, no current use by any Seller of the Real Property is dependent on a nonconforming use or other Governmental Approval the absence of which would materially limit the use of such properties or assets held for use in connection with, necessary for the conduct of, or otherwise material to, the Business; provided, however, that for purposes of this sentence the term "Knowledge of Seller" means "the actual knowledge (with no obligation to inquire or independently investigate into the matters covered by this sentence) of the individuals set forth in Exhibit 2.9 attached hereto."

                  (j) Each parcel included in the Owned Real Property is assessed for real property tax purposes as a wholly independent tax lot, separate from adjoining land or improvements not constituting a part of that parcel.

                  Section 2.13. Intellectual Property.

                  (a) Section 2.13(a) of the Seller Disclosure Schedule sets forth, for the following Intellectual Property owned by any Seller, a complete and accurate list of all U.S., state and foreign: (i) patents and patent applications; (ii) trademark and service mark registrations (including Internet domain name registrations), trademark and service mark applications and material unregistered trademarks and service marks; and (iii) copyright registrations, copyright applications and material unregistered copyrights.

                  (b) Section 2.13(b) of the Seller Disclosure Schedule lists all material agreements granting or obtaining any right to use or practice any rights under any Intellectual Property to which any Seller is a party or is otherwise bound, as licensee or licensor thereunder, including, without limitation, license agreements, settlement agreements and covenants not to sue (collectively, the "IP License Agreements").

                  (c) Except as set forth in Section 2.13(c) of the Seller Disclosure Schedule:

                  (i) A Seller owns or possesses adequate licenses or other legal rights to use, sell or license all Intellectual Property, free and clear of all Liens, except for any Liens listed on Section 2.13(b) of the Seller Disclosure Schedule;

                  (ii) any registered Trademark or Patent owned by any Seller or, to the Knowledge of Seller, used but not owned by any Seller, has been duly maintained, and has not been cancelled, expired or abandoned;

                  (iii) all registered Trademarks are valid and subsisting and in full force and effect, and, to the Knowledge of Seller as of the Closing Date, all registered Patents are valid and subsisting and in full force and effect;

                  (iv) no claims, or to the Knowledge of Seller, threat of claims, have been asserted by any third party against any Seller related to the use in the conduct of the Business of any Intellectual Property rights or challenging or questioning the validity or effectiveness of any IP License Agreement, and to the Knowledge of Seller, the practice or use of the Intellectual Property in the conduct of the Business does not infringe, misappropriate, violate or dilute any intellectual property rights of any third party;

                  (v) no claims, demands or proceedings are pending charging any third party with infringement, misappropriation, dilution or violation of any Intellectual Property owned by any Seller, and to the Knowledge of Seller, no third party is misappropriating, infringing, diluting or violating any Intellectual Property owned by any Seller;

                  (vi) no settlement agreements, consents, judgments, orders, forbearance to sue or similar obligations limit or restrict any Seller's rights in and to any Intellectual Property;

                  (vii) no Seller has licensed its rights in any Intellectual Property, or received or been granted any such rights, other than pursuant to the IP License Agreements;

                  (viii) except for breaches and defaults of the type referred to in Section 365(b)(2) of the Bankruptcy Code, each IP License Agreement is a valid and binding obligation of the Seller party thereto, enforceable in accordance with its terms, and to the Knowledge of Seller no event or condition has occurred which will result in a violation or breach of, or constitute a default by the Seller party thereto under, any such IP License Agreement; and

                  (ix) the consummation of the transactions contemplated hereby will not result in the loss or impairment of any Seller's rights to own or use any of the Intellectual Property, nor will such consummation require the consent of any third party in respect of any Intellectual Property.

                  Section 2.14. Employee Benefit Plans; ERISA.

                  (a) Section 2.14(a) of the Seller Disclosure Schedule sets forth a true and correct list of each of the material Plans (as defined below). Each Seller has heretofore delivered or made available to Purchaser, with respect to each of the material Plans, true and correct copies of each of the following documents if applicable: (i) the Plan document (or if the Plan is not a written Plan, a description thereof); (ii) the most recent annual report (Form
5500) filed with the Internal Revenue Service (the "IRS"), (iii) the most recent actuarial report for such Plan, (iv) the most recent determination letter from the IRS for such Plan and (v) the most recent summary plan description and related summaries of material modifications, if available.

                  (b) For purposes of this Agreement, the term "Plan" means (i) each "employee benefit plan" (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")); (ii) each retention, consulting, termination or severance agreement, arrangement or commitment; or (iii) each other employee benefit, fund, program, commitment, policy or agreement or arrangement, in each case, that is sponsored, maintained or contributed to or required to be contributed to by any Seller or any trade or business, whether or not incorporated, that together with any Seller would be deemed a "single employer" within the meaning of Section 4001(b) of ERISA (an "ERISA Affiliate"), for the benefit of any employee or former employee of the Business, and the beneficiaries and dependents of any such employee.

                  (c) No liability under Title IV or Section 302 of ERISA has been incurred by any Seller or any ERISA Affiliate with respect to any of the Plans that has not been satisfied in full, and no condition exists that presents a material risk to any Seller or any ERISA Affiliate of incurring any such liability, other than liability for premiums due the Pension Benefit Guaranty Corporation (which premiums have been paid when due).

                  (d) Each Plan has been operated and administered in all material respects in accordance with its terms and applicable law, including but not limited to ERISA and the Interval Revenue Code of 1986, as amended (the "Code"), and each Plan intended to be "qualified" within the meaning of section 401(a) of the Code is so qualified and the trusts maintained thereunder are exempt from taxation under section 501(a) of the Code.

                  (e) Except as provided in Section 2.14(e) of the Seller Disclosure Schedule, no Plan provides retiree medical or retiree life insurance benefits to any former or current employee of the Business, other than (A) coverage mandated by Applicable Law or (B) benefits the full cost of which is borne by such current or former employee (or his or her beneficiary).

                  (f) Except as provided in Section 2.14(f) of the Seller Disclosure Schedule, the consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former employee or officer of the Business to severance pay, unemployment compensation or any other payment, except as expressly provided in this Agreement, or (ii) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee or officer.

                  (g) Except as disclosed in Section 2.14(g) of the Seller Disclosure Schedule, there are no pending, or to the Knowledge of the Seller, threatened material claims by or on behalf of any Plan, by any employee of the Business or any beneficiary of such employee covered under any such Plan, or otherwise involving any such Plan (other than routine claims for benefits).

                  Section 2.15. Labor Relations and Employment. Except to the extent set forth in Section 2.15 of the Seller Disclosure Schedule, (i) there is no labor strike, lockout or other material work stoppage pending, or to the Knowledge of Seller, threatened against the Business; (ii) no Seller is a party to, or bound by, any collective bargaining agreement with any labor organization applicable to employees of the Business; (iii) to the Knowledge of Seller, there is currently no union organizing activities among employees of the Business;
(iv) there is no material unfair labor practice charge or complaint against the Business pending or, to the Knowledge of Seller, threatened before the National Labor Relations Board; and (v) there is no pending material arbitration arising out of any collective bargaining agreement.

                  Section 2.16. Taxes. Except as set forth in Section 2.16 of the Seller Disclosure Schedule:

                  (a) Each Seller (i) has filed (or has caused to be filed) with the appropriate taxing authorities, all income and other material Tax Returns (as defined below) relating to the Acquired Assets and the Business required to be filed by it, and all such Tax Returns are true and correct in all material respects, and (ii) subject to any of Sellers' obligations as debtors or debtors-in-possession under the Bankruptcy Code, has paid or made adequate provision in accordance with GAAP for the payment of all Taxes shown to be due and payable on such Tax Returns;

                  (b) there is no action, suit, claim, assessment or, to the Knowledge of Seller, audit pending or proposed in writing with respect to Taxes relating to the Business and the Acquired Assets; and

                  (c) there are no Liens for Taxes upon the Acquired Assets, except for Liens for current Taxes not yet due and payable or Liens for Taxes being contested in good faith.

                  (d) No Seller that will be a transferor of a "United States" real property interest (as defined by Section 897(c) of the Code) is a "foreign person" as defined by Section 1445 of the Code.

                  (e) For purposes of this Agreement, the term "Tax" or "Taxes" means taxes of any kind, levies or other like assessments, customs, duties, imposts, charges or fees, including income, gross receipts, ad valorem, value added, excise, real or property, asset, sales, use, license, payroll, transaction, capital, net worth, withholding, estimated, social security, utility, workers' compensation, severance, production, unemployment compensation, occupation, premium, windfall profits, transfer and gains taxes imposed by or payable to any Governmental Authority, together with any interest, penalties or additions with respect thereto. For purposes of this Agreement, the term "Tax Return" shall mean all returns, reports, statements, declarations, estimates and forms or other documents (including any related or supporting information), required to be filed with respect to any Taxes.

                  Section 2.17. Brokerage and Financial Advisers. No broker, finder or financial adviser has acted, directly or indirectly, as such for, or is entitled to any compensation from, any Seller or their respective Affiliates in connection with this Agreement or the transactions contemplated hereby, except Lazard Freres & Co., LLC, whose fees for services rendered in connection therewith will be paid by Seller or an Affiliate of Seller.

                  Section 2.18. Customers; Suppliers. (a) Section 2.18(a) of the Seller Disclosure Schedule sets forth each customer of the Business that individually accounts for more than 5% of the gross sales of the Business for the six months ended January 28, 2001. Except as set forth in Section 2.18(a) of the Seller Disclosure Schedule, no Seller has, since the date of the Reference Balance Sheet, received any notice that any significant customer of the Business (i) has ceased, or will cease, to use the products, goods or services of the Business, or (ii) has substantially reduced or will substantially reduce, the use of products, goods or services of the Business, including in each case after the consummation of the transactions contemplated hereby.

                  (b) Section 2.18(b) of the Seller Disclosure Schedule sets forth each supplier of the Business that individually accounts for more than 5% of the operating expenses of the Business for the six-month period ended January 28, 2001.

                  Section 2.19. Inventory. (a) Except as set forth in Section
2.19 of the Seller Disclosure Schedule, the Inventory and all products sold or delivered by or on behalf of the Business for sale to consumers within 18 months of the Closing Date consists or consisted of merchandise of a quality and quantity usable and saleable in the ordinary course of business, are or were fit for their intended purpose and were neither adulterated nor misbranded within the meaning of the Federal Food Drug and Cosmetic Act of 1938, as amended, the Federal Fair Packaging or Labeling Act of 1966, as amended, and any other applicable federal, state or local food and drug, consumer safety or consumer protection law or regulation, and will comply, or complied, with all other applicable state and local laws and regulations. The Inventory, at the time of the Closing Balance Sheet, will be valued at the lower of cost (standard cost adjusted for variance allocation which approximates average cost) or market in accordance with GAAP.

                  (b) The existing manufacturing practices, ingredients, composition and labeling for each of the products of the Business are in compliance in all material respects with, and subject to Purchaser's continuing to adhere to such practices, and assuming no change in existing laws, Purchaser may produce, distribute and sell each of such products on and after the Closing Date without violating in any material respect, any federal, state or local food and drug, consumer safety or consumer protection laws or regulations. All labeling used on the Inventory and the products sold or delivered by or on behalf of the Business for sale to consumers within 18 months of the Closing Date has been filed or registered with and/or approved by each state regulatory agency which requires such filing, registration and/or approval.

                  (c) Except as set forth in Section 2.19 of the Seller Disclosure Schedule, since January 1, 1998, there have been no recalls or withdrawals of Inventory produced or sold by or as part of the Business as conducted by Sellers or any predecessor thereto or other similar Federal, state or private actions with respect to such Inventory and, to the Knowledge of Seller, no facts or circumstances exist that could reasonably be expected to result in such actions.

                  Section 2.20. Insurance. Section 2.20 of the Seller Disclosure Schedule contains a complete and correct list and summary description of all insurance policies maintained by any Seller for the benefit of or in connection with the Acquired Assets or the Business. Sellers have delivered to Purchaser complete and correct copies of all such policies together with all riders and amendments thereto. Such policies are in full force and effect, and all premiums due thereon have been paid. Sellers have complied in all material respects with the terms and provisions of such policies. Section 2.20 of the

Seller Disclosure Schedule sets out all material claims made by Sellers under any policy of insurance during the one year period prior to the execution of this Agreement with respect to the Business.

                  Section 2.21. Receivables. All of Sellers' receivables (including accounts receivable, loans receivable and advances) that are reflected in the Reference Balance Sheet, and all receivables that have arisen since the date of the Reference Balance Sheet until the date hereof, have arisen only from bona fide transactions in the ordinary course of business.

                  Section 2.22. Trade Spending. On or prior to the date hereof, Seller has provided to Purchaser a true and complete copy of Seller's (i) national trade merchandising (the "Trade Events Calendar") and (ii) national consumer promotions (the "Consumer Events Calendar"), provided that Seller shall not disclose to Purchaser data relating to specific customer trade promotions, deal rates and net pricing contained in the Trade Events Calendar and coupon values contained in the Consumer Events Calendar (collectively, the "Excluded Information"). On or prior to the date hereof, Seller has provided a copy of the Trade Events Calendar and the Consumer Events Calendar with the Excluded Information to Purchaser.

                  Section 2.23. Information Technology.

                  (a) Exhibit 1.1(n) sets forth all of the applications and software, hardware systems and networking and communication assets: (i) which are used in connection with the acquired facilities located at Imlay City, Michigan, Millsboro, Delaware, Fayetteville, Arkansas and Omaha, Nebraska and at Seller's corporate headquarters at Cherry Hill, New Jersey and (ii) which are used in connection with the operation of the Business.

                  (b) Except as set forth in Section 2.23(b) of the Seller Disclosure Schedule:

                  (i) Seller owns or possesses adequate licenses or other legal rights to use, sell or license all Information Technology free and clear of all Liens, subject to the terms of the licenses listed on
         Exhibit 1.1(n);

                  (ii) no claims, or to the Knowledge of Seller, threat of claims, have been asserted by any third party against Seller related to the use in the conduct of the Business of any Information Technology or challenging or questioning the validity or effectiveness of any Information Technology license or lease agreement; and to the Knowledge of Seller, the practice or the use of the Information Technology in the conduct of the Business does not infringe, misappropriate, violate or dilute any intellectual property rights of any third party;

                  (iii) no claims, demands or proceedings are pending charging any third party with infringement, misappropriation, dilution or violation of any rights in any Information Technology owned by Seller and to the Knowledge of Seller, no third party is infringing, misappropriating, diluting or violating any rights in any Information Technology used by Seller;

                  (iv) no settlement agreements, consents, judgments, orders, forbearance to sue or similar obligations limit or restrict any Seller's rights in and to any Information Technology;

                  (v) all Information Technology is in good working condition (normal wear and tear excepted);

                  (vi) Seller has not licensed rights in any Information Technology or received or been granted any such rights other than pursuant to the Information Technology license and lease agreements to be transferred to Purchaser pursuant to this Agreement;

                  (vii) except for breaches and defaults of the type referred to in Section 365(b)(2) of the Bankruptcy Code, each Information Technology license and lease agreement is a valid and binding obligation of the Seller party thereto, and is enforceable in accordance with its terms, and to the Knowledge of Seller no event or condition has occurred which will result in a violation or breach of, or cause to default by the Seller party thereto under, any such Information Technology license and lease agreement; and

                  (viii) the consummation of the transactions contemplated hereby will not result in a loss or impairment of any Seller's rights to own or use any of the Information Technology, nor will such consummation require the consent of any third party in respect of any Information Technology.

                  Section 2.24. Assets Necessary to the Business. Except as set forth in Section 2.24 of the Seller Disclosure Schedule, the Acquired Assets and the services to be provided pursuant to the Collateral Agreements constitute all of the assets, properties and services utilized to conduct the Business as presently conducted in all material respects. All material Acquired Assets actively used in the normal operation of the Business are in reasonably good repair and operating condition (subject to normal wear and tear).

                  Section 2.25. Title to Transferred Assets. At the Closing, Purchaser will receive good and marketable title to the Acquired Assets, free and clear of any Liens, encumbrances, Retained Liabilities and other interests other than Permitted Liens that are not to be released and discharged prior to the Closing.

                  Section 2.26. No Interest in Other Entities. Except as provided in Section 2.26 of the Seller Disclosure Schedule, no shares of any corporation or any ownership or other investment interest, either of record, beneficially or equitable, is held by any Seller in any Person other than another Seller, Freshbake, Stratford or VL Payroll Corp., and no such equity interests are included in the Acquired Assets.

                  Section 2.27. No Other Representations. Except for the representations and warranties contained in this Article II, no Seller or any other Person makes any representation or warranty, express or implied, on behalf of Seller, its Subsidiaries or the Business.

                  Section 2.28. Termination of Heinz Agreement. Prior to the execution of this Agreement, Seller and VFG have terminated the Heinz Agreement in accordance with its terms (other than in respect of the obligations thereunder as provided for in the Prior Bidding Procedures Order to pay the Expense Reimbursement and the Break-Up Fee thereunder).

                                  ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

                  Except as set forth in the disclosure schedule being delivered by Purchaser to Seller on the date hereof (the "Purchaser Disclosure Schedule"), Purchaser represents and warrants to each Seller as of the date hereof and as of the Closing Date as follows:

                  Section 3.1. Corporate Existence and Power. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all corporate powers required to carry on its business as now conducted.

                  Section 3.2. Authority. Purchaser has all requisite power and authority to execute and deliver, and to perform its obligations under this Agreement and, as of the Closing, each Collateral Agreement and to consummate the transactions contemplated hereby and thereby, and the execution and delivery by Purchaser of this Agreement and each Collateral Agreement, and the performance by Purchaser of its obligations under this Agreement and each Collateral Agreement, have been duly authorized by all necessary corporate action on the part of Purchaser. This Agreement has been, and as of the Closing, each Collateral Agreement will be, duly executed and delivered by Purchaser, and subject to the entry of the Sale Order and assuming the due authorization, execution and delivery by each Seller, as applicable, each such agreement will be a valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, except as (i) the enforceability hereof may be limited by bankruptcy, insolvency, moratorium or other similar Applicable Laws affecting the enforcement of creditors' rights generally, and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability.

                  Section 3.3. Governmental Authorization. Except as required under the HSR Act and any applicable foreign antitrust or competition laws or regulations, and subject to the entry of the Sale Order, the execution, delivery and performance by Purchaser of this Agreement and each Collateral Agreement and consummation of the transactions contemplated hereby and by each Collateral Agreement do not require Purchaser to obtain any consent, approval or action of, make any filing with, or give any notice to, any Governmental Authority.

                  Section 3.4. Non-Contravention. Except as set forth in Section
3.4 of the Purchaser Disclosure Schedule and subject to the entry of the Sale Order, the execution, delivery and performance by Purchaser of this Agreement and each Collateral Agreement and the consummation by Purchaser of the transactions contemplated hereby and thereby will not (i) violate any provision of the charter, bylaws or any other organizational document of Purchaser, (ii) violate, conflict with, result in the breach of or default under (or with notice, lapse of time, or both would result in such a breach or default), result in any modification of the effect of, provide the other contracting party the right to terminate or materially amend, or require the other contracting party to consent to the assignment or continuation of, any material contract to which Purchaser is a party or to which Purchaser is subject, (iii) violate any Order against or binding upon Purchaser, (iv) violate any agreement with, or condition imposed by, any Governmental Authority upon Purchaser, (v) subject to obtaining the governmental authorizations referred to in Section 3.3, violate any Applicable Law, or (vi) result in a breach or violation of any of the terms or conditions of, constitute a default under, or otherwise cause an impairment or a revocation of, any Permit related to Purchaser's business, except in the case of clauses (ii), (iii), (iv), (v) and (vi) above, for violations, conflicts, breaches, impairments, modifications, terminations, revocations or defaults which, or consents or waivers the absence of which, would not have a material adverse effect on Purchaser or which would not prevent or materially delay the consummation of the transactions contemplated by this Agreement.

                  Section 3.5. Compliance with Applicable Laws. Purchaser is in compliance with all Applicable Laws, except where such non-compliance would not, individually or in the aggregate, be reasonably expected to prevent or materially delay consummation of the Closing.

                  Section 3.6. Litigation. As of the date hereof, there are no claims, actions, suits, investigations or proceedings pending or, to the knowledge of Purchaser, threatened against Purchaser that would prevent or materially delay consummation of the Closing or any other transactions contemplated hereby or by the Collateral Agreements.

                  Section 3.7. Purchaser's Brokerage Agreements. Neither Purchaser nor any of its Affiliates has, directly or indirectly, entered into any agreement with any Person that would obligate any Seller to pay any commission, brokerage fee or "finder's fee" in connection with the transactions contemplated herein.

                  Section 3.8. Financing. Prior to the execution of this Agreement (a) Purchaser has received and executed a commitment letter, dated as of the date hereof (the "Bank Commitment Letter"), from Bankers Trust Company and Deutsche Bank Alex. Brown Inc. (the "Banks"), pursuant to which the Banks have committed, subject to the terms and conditions set forth therein, to provide Purchaser with up to $255 million of debt financing (the "Bank Financing") and (b) Purchaser's affiliate ("Parent") has received and executed a commitment letter, dated as of the date hereof (the "Equity Commitment Letter" and, together with the Bank Commitment Letter, the "Commitment Letters") from Hicks, Muse, Tate & Furst Equity Fund V, L.P. (the "Fund"), pursuant to which the Fund has committed, subject to the terms and conditions set forth therein, to provide to Purchaser with up to $150 million of common equity (and as provided in the Equity Commitment Letter up to an additional $70 million of debt or equity financing on terms satisfactory to the Banks) (the "Equity Financing" and, together with the Bank Financing, the "Financing"). The Financing is adequate to enable Purchaser to pay at the Closing the Adjusted Purchase Price in full, and to make any other payments necessary to consummate the transactions contemplated hereby. True and complete copies of the Commitment Letters have been furnished to Sellers.

                  Section 3.9. No Other Representations. Except for the representations and warranties contained in this Article III, neither Purchaser nor any other Person makes any representation or warranty, express or implied, on behalf of Purchaser.

                                   ARTICLE IV

                            COVENANTS OF THE PARTIES

                  Section 4.1. Conduct of Business. Except (w) as to those matters set forth on Exhibit 4.1 attached hereto, (x) as otherwise set forth in this Agreement, (y) with the consent of Purchaser (which consent shall not be unreasonably withheld or delayed), or (z) as required by Applicable Law, during the period from the date of this Agreement to the Closing Date, Sellers shall, in connection with or relating to the Business or the Acquired Assets:

                  (a) conduct the Business in the ordinary course consistent with past practice, and use reasonable best efforts to preserve intact its business organization and maintain its customary relationships with suppliers, employees and customers of the Business, subject to any of Sellers' obligations as debtors or debtors-in-possession under the Bankruptcy Code;

                  (b) not terminate or amend in any material respect any Material Contract, except in the ordinary course of business consistent with past practice;

                  (c) not make any material capital expenditure with respect to the Business not previously committed or make any new commitment for capital expenditures in excess of $250,000 individually or $1,000,000 in the aggregate other than (i) capital expenditures made in the ordinary course of business,
(ii) the capital expenditures set forth in the capital expenditure budget for fiscal year 2001 previously made available to Purchaser and (iii) maintenance capital expenditures made in the ordinary course of business;

                  (d) not permit the Business to: (i) incur or assume any long-term debt relating to the Business; (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person; (iii) make any loans, advances or capital contributions to any other Person; or (iv) mortgage or pledge any of the Acquired Assets or create any Lien upon the Acquired Assets except for Permitted Liens;

                  (e) not change any of the accounting principles used by the Business unless required by GAAP or Applicable Law;

                  (f) not incur any material obligation or liability, except current liabilities for trade or business obligations incurred in connection with the purchase of goods or services in the ordinary course of business consistent with prior practice;

                  (g) not sell, transfer, lease to others or otherwise dispose of any of the Acquired Assets, except for inventory sold in the ordinary course of business, or cancel or compromise any debt or claim in excess of $10,000, or waive or release any right of substantial value;

                  (h) not transfer or grant any rights or licenses under, or enter into any settlement regarding the breach or infringement of, any United States or foreign license of any Intellectual Property, or modify any existing rights with respect thereto or enter into any licensing or similar agreements or arrangements, except in the ordinary course of business consistent with past practice, provided, however, that, with respect to any material Intellectual Property, Seller shall obtain Purchaser's prior consent, such consent not to be unreasonably withheld or delayed;

                  (i) not make any increase in the rate of compensation, commission, bonus or other direct or indirect remuneration payable, or pay or agree or orally promise to pay, conditionally or otherwise, any bonus, incentive, retention or other compensation, retirement, welfare, fringe or severance benefit or vacation pay, to or in respect of any non-union Plant Employee (as defined in Section 4.3) except, (i) as required under Plans or agreements in effect as of the date hereof, or (ii) in the ordinary course of business consistent with past practice;

                  (j) adopt or amend any employment, collective bargaining, bonus, profit-sharing, compensation, stock option, pension, retirement, vacation, severance, deferred compensation or other plan, agreement, trust, fund or arrangement for the benefit of any Affected Employee (whether or not legally binding), to the extent the obligations under such plan, agreement, trust, fund or arrangement will be an Assumed Liability;

                  (k) not enter into or assume any material agreement, contract or instrument relating to the Business, or enter into or permit any material amendment, supplement, waiver or other modification in respect thereof;

                  (l) not settle or agree to settle any litigation, action or proceeding relating to an Assumed Liability other than in the ordinary course of business consistent with past practices but not in any case involving amounts in excess of $50,000;

                  (m) not make any material change in the selling, distribution, advertising, terms of sale or collection practices for the Business from those planned or budgeted, or enter into any practices, programs or long-term allowances not previously used during the past twelve months.

                  (n) not purchase, order or otherwise acquire inventory for the Business in excess of the reasonably forecast requirements of the Business;

                  (o) pay accounts payable and other obligations of the Business when they become due and payable in the ordinary course of business consistent with prior practice, subject to any of Sellers' obligations as debtors or debtors-in-possession under the Bankruptcy Code;

                  (p) except for breaches and defaults of the type referred to in Section 365(b)(2) of the Bankruptcy Code, use reasonable best efforts to perform in all material respects all of its obligations under all Contracts and other agreements and instruments relating to or affecting the Business or the Acquired Assets;

                  (q) not take any action or omit to take any action that would result in the occurrence of any of the foregoing actions set forth in Sections 4.1(b) through and including Section 4.1(n);

                  (r) (i) satisfy, extinguish, terminate, and cause to be removed from the applicable public records, the following liens and encumbrances listed as exceptions on the title commitments described in Section 2.12(a)(ii) of the Seller Disclosure Schedule: (1) with respect to Imlay City, MI: Schedule B-1 items 6, 7, 9, 11, 12, 13; Schedule B-2 exceptions 8 through 10, (2) with respect to Millsboro, DE: Schedule B-2 exceptions 1, 3-1, 3-3, 3-7, 3-8, 3-9, 3-10, 3-15, 3-16, 3-17, 3-19, 3-20, 3-21, 3-22, 3-27, 3-28, 3-29, 3-30, 3-31,
and 3-32; (3) with respect to Omaha, NE: Schedule B-2 exceptions 7, 22 through 25; and (4) with respect to Fayetteville, AR: Schedule B-1(b) items 1 through 12; Schedule B-II exceptions 10 through 20, and (ii) use all commercially reasonable efforts to satisfy, extinguish, terminate, and cause to be removed from the applicable public records, the following liens and encumbrances listed as exceptions on the title commitments described in Section 2.12(a)(ii) of the Seller Disclosure Schedule: (1) with respect to Imlay City, MI: Schedule B-2 exceptions 1 through 7 and 25; (2) with respect to Millsboro, DE: Schedule B-2 exception 2; (3) with respect to Omaha, NE: Schedule B-2 exceptions 1 through 6; and (4) with respect to Fayetteville, AR: Schedule B-II exceptions 1 through 8; provided, however, with respect to Fayetteville, AR: exceptions 10, 11, and 12 shall only be caused to be removed from the applicable public records to the extent same do not affect the real property owned by Vlasic Foods International Inc.

                  (s) have on hand at the Closing the Inventory listed on
Exhibit 4.1(s); and

                  (t) use its reasonable best efforts to either (i) renew or extend that certain Listowel Supply Agreement (the "Listowel Agreement") on terms reasonably satisfactory to the Purchaser prior to the Closing or (ii) obtain one or more alternative sources of the Products (as set forth on Schedule A to the Listowel Agreement) on terms reasonably satisfactory to the Purchaser prior to the Closing.

                  Section 4.2. Reasonable Best Efforts.

                  (a) Each of Sellers and Purchaser agrees to cooperate with each other with respect to the notices and filings to be made in connection with the consents, approvals, waivers, authorizations, licenses, Permits, qualifications and Orders necessary to consummate the transactions contemplated hereby. Each of Seller and Purchaser shall use its reasonable best efforts to obtain, as promptly as practicable, the consents, approvals, waivers, authorizations, licenses, Permits, qualifications and Orders required to be obtained by it prior to Closing in order to consummate the transactions contemplated by this Agreement, if not rendered inapplicable by order of the Bankruptcy Court, and all other things reasonably necessary to consummate and make effective the transactions contemplated hereby by the expected Closing Date, provided that nothing in this Agreement shall be construed as requiring Purchaser to litigate or agree to hold separate or to dispose of any assets or property in order to obtain approval of the consummation of the transactions contemplated hereby.

                  (b) Sellers and Purchaser shall, as soon as practicable, promptly file the appropriate applications and documentary materials required to be filed by them in connection with obtaining all necessary regulatory consents, approvals, waivers and authorizations required to be obtained prior to Closing, including making the filings pursuant to the HSR Act (and any foreign competition laws or regulations applicable to the transactions contemplated by this Agreement) ("Regulatory Authorizations"), and promptly file any additional information required in connection with such filings as soon as practicable after receipt of request therefor. Each of Sellers and Purchaser agrees to cooperate with and to consult promptly with the other party and the other party's counsel with respect to the Regulatory Authorizations and to provide advance drafts and copies of all presentations and filings to be made in connection with the Regulatory Authorizations, and any reasonably available information with respect to such presentations and filings, to the other party's counsel with appropriate confidentiality provisions.

                  (c) At all times prior to the Closing, each party hereto shall promptly notify the other party hereto in writing of any fact, condition, event or occurrence that will or may result in the failure of any of the conditions applicable to such other party's obligation to effect the Closing pursuant to
Article VI, promptly upon such party becoming aware of the same.

                  (d) Seller shall use reasonable best efforts to assist Purchaser in accomplishing a smooth transition of the Business from Sellers to Purchaser, including, without limitation, providing customer information to Purchaser as appropriate. Purchaser acknowledges and agrees that (i) unless and until the Closing occurs, any information concerning customers of the Business provided by Sellers to Purchaser, or any of its Affiliates, Subsidiaries, directors, officers, employees, representatives or agents (collectively, the "Purchaser Representatives"), shall be subject to the terms and conditions of the Confidentiality Agreement (as defined in Section 7.2).

                  Section 4.3. Employee Matters.

                  (a) (i) Prior to the Closing Date, Purchaser shall offer in writing to employ all of the employees located at Seller's plants (collectively, the "Plant

Employees"), and such additional employees of the Business who are designated by Purchaser to Seller at least ten days before the Closing Date (the "Additional Employees") (the Plant Employees and the Additional Employees are collectively referred to as the "Affected Employees"); and provided, further, that all Plant Employees shall be offered employment with Purchaser in the same geographical area as employed immediately prior the Closing Date. Such offer shall be effective as of the Closing Date with respect to Affected Employees who are active employees of the Business immediately prior to the Closing Date and upon the cessation of disability or any other approved leave of absence with respect to Affected Employees who, as of the Closing Date, are employees of the Business but who are inactive due to disability or other approved leave of absence.

                  (ii) Purchaser shall have no responsibility for and Sellers shall reimburse Purchaser for any costs or liabilities that may be incurred by Purchaser directly or indirectly in connection with any employee of a Seller who is not a Transferred Employee (as defined in Section 4.3(b) below), it being the intent of this Agreement that all costs and liabilities associated with the employment and termination of employment of such employees (including any duplicated costs that may be incurred by reason of the foregoing provisions) be entirely borne by Sellers. In the event that any claims are made within the applicable statute of limitations which are based upon Purchaser's exercise of its discretion in connection with the selection process set forth in this
         Section 4.3(a) or, after the Closing, Purchaser's conduct with respect to the hiring or employment of any Transferred Employee, Purchaser will bear the litigation costs and damages and shall indemnify and hold Sellers harmless against any and all such claims. Sellers shall remain solely liable for any employment claims based on acts occurring before the Closing Date or as a result of the consummation of the transactions contemplated hereby or the entering into of this Agreement other than claims based upon Purchaser's exercise of its discretion in connection with the selection process set forth in this Section 4.3(a).

                  (iii) Purchaser will pay severance to any Transferred Employee terminated by Purchaser other than "for cause" after the Closing Date in accordance with Purchaser's applicable severance plans; provided, however, that nothing contained in this Agreement shall be construed to limit the right of Purchaser to terminate the employment of any Transferred Employee, for cause or otherwise, at any time after the Closing. Sellers shall be responsible for and shall indemnify and hold Purchaser harmless against any and all severance or other claims (including, but not limited to, any claims for litigation costs and damages) made by any and all employees of Seller or its Subsidiaries or of the Business (other than as a result of a termination by Purchaser of a Transferred Employee after the closing as described above or claims based upon Purchaser's exercise of its discretion in connection with the selection process set forth in this Section 4.3(a) or, after the Closing, Purchaser's conduct with respect to the hiring or employment of any Transferred Employee), including any claims alleging that their employment was terminated upon or as a result of the consummation of the transactions contemplated hereby or the entering into of this Agreement and including any claims by Transferred Employees alleging that the "same desk" rule would not be applicable.

                  (b) Except to the extent necessary to avoid duplication of benefits, Purchaser shall cause each Affected Employee who accepts Purchaser's offer of employment and commences employment with Purchaser or a Subsidiary of Purchaser (collectively, the "Transferred Employees") to be given full credit for all service with Seller or any Subsidiary of Seller prior to the Closing Date (and service credited by Seller and/or any Subsidiary of Seller) for eligibility and vesting purposes under any employee benefit plans or arrangements of Purchaser or any Subsidiary of Purchaser in which such Transferred Employees participate from and after the Closing Date, to the same extent such service was recognized by Seller or any Subsidiary of Seller immediately prior to the Closing Date. Purchaser shall, or shall cause a Subsidiary of Purchaser to, (i) waive all limitations as to preexisting conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to Transferred Employees under any welfare plan in which such employees may be eligible to participate after the Closing Date, other than limitations or waiting periods that are already in effect with respect to such employees and that have not been satisfied as of the Closing Date under any welfare plan of Seller or any Subsidiary of Seller in which Transferred Employees participate immediately prior to the Closing Date, and
(ii) provide each Transferred Employee with credit for any co-payments and deductibles paid prior to the Closing Date in satisfying any applicable deductible or out-of-pocket requirements under any welfare plans in which such employees are eligible to participate after the Closing Date, as if those deductibles or co-payments had been paid under the welfare plans in which such employees are eligible to participate after the Closing Date.

                  (c) In connection with this Agreement, Purchaser shall not assume Sellers' defined contribution plans (and related trusts) listed in
Section 2.14(a) of the Seller Disclosure Schedule ("Sellers' Defined Contribution Plans") and Sellers shall remain responsible for all liabilities and obligations under Sellers' Defined Contribution Plans. Each Transferred Employee shall cease to accrue any further benefits under Sellers' Defined Contribution Plans effective as of the Closing Date, and each Transferred Employee who is a participant in any of the Sellers' Defined Contribution Plans shall be given the opportunity to receive, as soon as practicable following the Closing Date, a distribution of his or her account balance(s) under such Plan(s) and, if Purchaser agrees, shall be given the opportunity to elect to have such account balance transferred directly to a tax qualified defined contribution plan maintained by Purchaser, subject to and in accordance with Applicable Law. Sellers' Defined Contribution Plans shall be a Retained Asset and Retained Liability of Sellers.

                  (d) Effective as of the Closing Date, Purchaser shall assume the Vlasic Foods International Inc. Retirement and Pension Plan for Employees Covered by Collective Bargaining Agreements (and related trust) (the "Bargaining Pension Plan"). Purchaser's assumption of the Bargaining Pension Plan shall not preclude Purchaser from amending or terminating such plan following Closing. The Vlasic Foods International Inc. Retirement and Pension Plan for Employees Not Covered by Collective Bargaining Agreements (and related trust) ("Non-Bargaining Pension Plan") shall not be assumed by

Purchaser pursuant to this Section 4.3(d) and shall be a Retained Asset and Retained Liability of Sellers. Each Transferred Employee shall cease to accrue any further benefit under the Non-Bargaining Pension Plan and Sellers shall make distributions to each Transferred Employee who is a participant in such plan pursuant to the terms thereof.

                  (e) Effective as of Closing, Purchaser shall assume the following post-retirement medical benefit plans insofar as they provide coverage or benefits to employees and former employees of the Business: (1) Vlasic Foods International Inc. Retiree Medical Plan For Union Employees, (2) Vlasic Foods International Inc. Retiree Medical Plan For Non-Union Hourly Employees, and (3) Vlasic Foods International Inc. Retiree Medical Plan For Salaried Employees (collectively, "Sellers' Retiree Medical Plans"). Purchaser's assumption of Sellers' Retiree Medical Plans shall not preclude Purchaser from amending or terminating such plans following Closing. To the extent not assumed by Purchaser, a Sellers' Retiree Medical Plan shall be a Retained Liability of Sellers.

                  (f) Purchaser shall be responsible for any workers' compensation benefits for Transferred Employees that relate to events occurring on or after the Closing Date. Sellers shall be responsible for all workers' compensation benefits, whether reported or unreported on the Closing Date and regardless of when notices of such benefits or claims are filed, brought by or in respect of any Transferred Employee that relate to events occurring prior to the Closing Date.

                  (g) To the extent that any obligations might arise under the Worker Adjustment Retraining Notification Act ("WARN"), 29 U.S.C. Section 2101 et seq., or under any similar provision of any federal, state, regional, foreign or local law, rule or regulation (hereinafter referred to collectively as "WARN Obligations") as a consequence of the transactions contemplated by this Agreement, Sellers shall be responsible for any WARN Obligations arising as a result of any employment losses to employees of the Business occurring prior to the Closing Date. Purchaser shall be responsible for any WARN Obligations arising as a result of any employment losses to employees of the Business occurring on or after the Closing Date with respect to all employees of the Business who are not offered employment by Purchaser; provided that, prior to the Closing Date, Seller and Purchaser shall cooperate with each other as may be reasonable in connection with any WARN Obligations for which Purchaser is responsible hereunder, including providing any employees of the Business, and any other person or entity, designated by Purchaser, with notices in the form and manner, and at the time, requested by Purchaser.

                  (h) Effective as of the Closing, Purchaser shall assume and continue in full force and effect the collective bargaining agreements set forth on Exhibit 4.3(h) attached hereto, including all employee benefit obligations thereunder. During the period between the signing of this Agreement and the Closing Date, Purchaser and Seller shall reasonably cooperate with each other with respect to any unions representing employees of the Business.

                  Section 4.4. Seller's Trademarks. It is expressly agreed that Purchaser is not purchasing, acquiring or otherwise obtaining, any right, title or interest in the trademark and the trade name "Deli Classics."

                  Section 4.5. Further Assurances. At any time after the Closing Date, Sellers and Purchaser shall promptly execute, acknowledge and deliver any other assurances, documents, instruments or conveyances reasonably requested by Seller or Purchaser, as the case may be, or necessary for Sellers or Purchaser, as the case may be, to satisfy their respective obligations hereunder or obtain the benefits contemplated hereby.

                  Section 4.6. Post-Closing Cooperation. After the Closing, upon reasonable written notice, each of Purchaser and Sellers shall, in a prompt and timely manner, furnish or cause to be furnished to the other party and its employees, counsel, auditors and representatives access during normal business hours to such party's employees, counsel, auditors and representatives, including but not limited to, access to any transferred personnel, in connection with any matter relating to the Business as is reasonably necessary for financial reporting and accounting matters, the preparation and filing of any Tax Returns, reports or forms or the defense of any tax audit, claim or assessment. Each party shall reimburse the other for reasonable out-of-pocket costs and expenses incurred in assisting the other pursuant to this Section 4.6. Neither party shall be required by this Section 4.6 to take any action that would unreasonably interfere with the conduct of its business or unreasonably disrupt its normal operations.

                  Section 4.7. Announcement. Neither Seller nor Purchaser will issue, or permit any of its Affiliates to issue, any press release or otherwise make any public statement with respect to this Agreement or the transactions contemplated hereby without the prior written consent of the other (which consent shall not be unreasonably withheld), except as may be required by Applicable Law or stock exchange regulation. Notwithstanding anything in this
Section 4.7 to the contrary, Seller and Purchaser will, to the extent practicable, consult with each other before issuing, and provide each other the opportunity to review and comment upon, any such press release or other public statements with respect to this Agreement and the transactions contemplated hereby, whether or not required by Applicable Law or stock exchange regulation.

                  Section 4.8. Access to Information.

                  (a) Subject to Section 4.2(d), from the date of this Agreement to the Closing, Seller will, and will cause each of its Subsidiaries, to (i) give Purchaser and its authorized representatives reasonable access to all the books, records, personnel, offices, properties and other facilities relating to the Business, or expected to be used in connection with the provision of transitional services under any Collateral Agreement, and to Seller's accountants, (ii) permit Purchaser to make such copies and inspections thereof as Purchaser may reasonably request, (iii) permit Purchaser to visit major customers of the Business and (iv) cause the officers of Seller to furnish Purchaser with such financial and operating data and other information with respect to the Business as Purchaser may from time to time reasonably request; provided, however, that any such access shall be conducted at a reasonable time, upon reasonable prior notice, under the supervision of Seller's personnel and in such a manner as to maintain the confidentiality of this Agreement and the transactions contemplated hereby and not to interfere unreasonably with the normal operation of the Business or other business operations of Seller. Seller will keep Purchaser generally informed as to the affairs of the Business.

                  (b) Prior to the date hereof, Seller has delivered to Purchaser unaudited consolidated financial statements of the Business as at, and for the monthly period ending February 25, 2001 and from the date of this Agreement to the Closing, on or before the 20th day of each month, Seller shall deliver to Purchaser unaudited consolidated financial statements of the Business as at and for the monthly period ending the last day of the preceding month (collectively, the "Subsequent Monthly Financial Statements"), which shall include a balance sheet and management statement of earnings before interest and income taxes. At the time that the Subsequent Monthly Financial Statements are delivered to Purchaser, Seller shall by such delivery be deemed to have made the representations and warranties to Purchaser with respect to such Subsequent Monthly Financial Statements set forth in Section 2.5; provided, that for all purposes of this Agreement, Seller shall be deemed to have made such representations and warranties to Purchaser with respect to the Subsequent Monthly Financial Statements for each monthly period as of the date of delivery of such financial statements and as of the Closing Date.

                  (c) From the date of this Agreement to the Closing, Seller shall deliver to Purchaser on a weekly basis a true and correct copy of Seller's daily activity report of sales and order activity for each of the Pickles Business, the Sauce Business and the Swanson Business in the format set forth on
Exhibit 4.8(c).

                  Section 4.9. Maintenance of Books and Records. Each of the parties hereto shall preserve, until at least the seventh anniversary of the Closing Date, all pre-Closing Date records possessed or to be possessed by such party relating to the Business. After the Closing Date and up until at least the seventh anniversary of the Closing Date, upon any reasonable request from a party hereto or its representatives, the party holding such records shall (x) provide to the requesting party or its representatives reasonable access to such records during normal business hours and (y) permit the requesting party or its representatives to make copies of such records, in each case at no cost to the requesting party or its representatives (other than for reasonable out-of-pocket expenses). Such records may be sought under this Section 4.9 for any reasonable purpose, including, without limitation, to the extent reasonably required in connection with the audit, accounting, tax, litigation, federal securities disclosure or other similar needs of the party seeking such records. Notwithstanding the foregoing, any and all such records may be destroyed by a party if such destroying party sends to the other party hereto written notice of its intent to destroy such records, specifying in reasonable detail the contents of the records to be destroyed; such records may then be destroyed after the 30th day following such notice unless the other party hereto notifies the destroying party that such other party desires to obtain possession of such records, in which event the destroying party shall transfer the records to such requesting party and such requesting party shall pay all reasonable expenses of the destroying party in connection therewith.

                  Section 4.10. Non-Solicitation of Employees.

                  (a) From and after the date hereof, each Seller shall not, and shall cause its Subsidiaries not to, without the prior written approval of Purchaser, for a period of two years from the Closing Date, directly or indirectly, (i) solicit, encourage, entice or induce any person who is an employee of the Business at the date hereof or who becomes an employee of the Business after the date hereof but prior to the Closing Date, to terminate his or her employment with the Business, or (ii) hire or employ any person who is an employee of the Business at the date hereof or who becomes an employee of the Business after the date hereof but prior to the Closing Date; provided, that the foregoing shall not apply to persons who approach a Seller or any Subsidiary of Seller for the purposes of employment or who are hired as a result of the use of an independent employment agency where contact between such person and the independent employment agency was initiated by such person or as a result of the use of a general solicitation (such as an advertisement) not specifically directed to employees of the Business.

                  (b) [Intentionally Omitted]

                  (c) If it is ever held by any court of competent jurisdiction that the restriction placed on any party to this Agreement by this Section 4.10 is too onerous and is not necessary for the protection of the other party or parties hereto, each party to this Agreement agrees that any court of competent jurisdiction may impose lesser restrictions which such court may consider to be necessary or appropriate to properly protect the other party or parties hereto.

         Section 4.11. Transfers Not Effected as of Closing. Nothing herein (other than Section 6.2(q)) shall be deemed to require the conveyance, assignment or transfer of any Acquired Asset that by its terms or by operation of Applicable Law cannot be freely conveyed, assigned, transferred or assumed. To the extent the parties hereto have been unable to obtain any governmental or any third party consents or approvals required under Applicable Law for the transfer of any Acquired Asset and to the extent not otherwise prohibited by the terms of any Acquired Asset, Sellers shall continue to be bound by the terms of such applicable Acquired Asset and Purchaser shall pay, perform and discharge fully all of the obligations of Sellers thereunder from and after the Closing to the extent that the corresponding benefit is received. Sellers shall, without consideration therefor, pay, assign and remit to Purchaser promptly all monies, rights and other consideration received in respect of such performance. Sellers shall exercise or exploit its rights in respect of such Acquired Assets only as reasonably directed by Purchaser and at Purchaser's expense. Subject to and in accordance with Section 4.2, for not more than 90 days following the Closing Date, the parties hereto shall continue to use their reasonable best efforts to obtain all such unobtained consents or approvals required to be obtained by it at the earliest practicable date. If and when any such consents or approvals shall be obtained, then Sellers shall promptly assign its rights and obligations thereunder to Purchaser without payment of consideration and Purchaser shall, without the payment of any consideration therefor, assume such rights and obligations. The parties shall execute such good and sufficient instruments as may be necessary to evidence such assignment and assumption.

         Section 4.12. Bulk Sales Laws. Purchaser waives compliance by Sellers, and Sellers waive compliance by Purchaser, with the provisions of any applicable bulk sales, fraudulent conveyance or other law for the protection of creditors.

         Section 4.13. Transition Services.

                  (a) Purchaser agrees that, after the Closing, it shall provide to Sellers such services in connection with the administration of the Bankruptcy Case, the implementation of Sellers' (excluding VFCI) bankruptcy plan and the winding down of the affairs of Sellers and their respective Affiliates, as Sellers may reasonably require after the Closing. Purchaser shall provide such services to Sellers at a fixed cost rate of $200.00 per employee hour. Sellers shall also be required to reimburse Purchaser for all third party costs and expenses related to the provision of services by Purchaser to Sellers.

                  (b) As may be necessary for purposes of Section 4.13(a), Purchaser agrees that, after the Closing, it shall (i) give Sellers and their authorized representatives reasonable access to all the books, records, personnel, offices, properties and other facilities relating to the Business, or expected to be used in connection with the provision of transitional services as contemplated by this Section 4.13, and to Purchaser's accountants, (ii) permit Sellers to make such copies and inspections thereof as Sellers may reasonably request and (iii) cause the officers and employees of Purchaser to furnish Sellers with such financial and operating data and other information with respect to the Business as Sellers may from time to time reasonably request in a form reasonably usable by Sellers, in each case to the extent that such access or information is related to the administration of the Bankruptcy Case, the implementation of Sellers' (excluding
VFCI) bankruptcy plan and the winding down of the affairs of Sellers and their respective Affiliates; provided, however, that any such access shall be conducted at a reasonable time, upon reasonable prior notice, under the supervision of Purchaser's personnel and in such a manner as to maintain the confidentiality of this Agreement and the transactions contemplated hereby and not to interfere unreasonably with the normal operation of the Business or other business operations of Purchaser.

         Section 4.14. Trademark Matters.

                  (a) Purchaser hereby grants to Seller and its Affiliates ("Licensees"), effective upon the Closing Date, a non-transferable, non-exclusive, royalty free worldwide transitional right and license to use the Trademarks set forth on Exhibit 4.14 (a) attached hereto, together with all slogans, logos, designs and trade dress associated therewith, which are, in each case, in existence at Closing and currently being used in the conduct of the Business (the "Marks"). This transitional license shall permit use of the Marks solely for the purposes set forth in this Section 4.14. The transitional license shall permit use of the Marks solely as follows (except as set forth in the next sentence): (i) on existing packaging and labeling inventory of Stratford for a period equal to the earlier of the exhaustion of such inventory or 6 months and
(ii) on finished product inventory of Stratford for such inventory's shelf life (not to exceed 18 months), provided however, that in each case of (i) or (ii), such use shall be solely in the form and consistent with the manner in which such Marks have heretofore been used by Stratford in its business (the "Transitional License"). In addition, each Seller agrees (x) to use its best efforts to obtain an order from the Bankruptcy Court in connection with the Sale Hearing (as defined in Section 4.16) changing its name to a name which does not include the word "Vlasic" or any word contained in any of the Marks other than words of general use or a word that is confusingly similar to the word "Vlasic" or any word contained in any of the Marks other than words of general use, and
(y) to use the Marks for administrative, corporate and legal use for no more than three months after the Closing Date except to the extent reasonably necessary in the manner set forth on Exhibit 4.14 (a)(x) or for compliance with the notice or other requirements of the Bankruptcy Code or compliance with other Applicable Law or to use the Marks for administrative, corporate and legal use for no more than 12 months to the extent necessary to sell the business of Stratford. Notwithstanding the foregoing, Purchaser hereby permits Seller to grant a sublicense in sub-sections (i) and (ii) of this Transitional License with respect to certain of the Marks set forth on Exhibit 4.14(b) ("Transitional Sublicense"), to the purchaser(s) of Stratford's businesses. Any Transitional Sublicense shall become effective upon the closing date of the sale of the applicable business, and shall be in effect for the remainder of the transitional license periods, as applicable. No other use of the Marks shall be made by Licensees or sublicensees during applicable transitional license periods without Purchaser's express written consent, such consent not to be unreasonably withheld or delayed. Any and all rights and goodwill arising from the use of the Marks by Licensees pursuant to this Transitional License, or their assigns pursuant to any Transitional Sublicense, shall inure solely to Purchaser's benefit. Licensees agree that neither Seller, nor any of its Affiliates, or sublicensees shall use, directly or indirectly, the Marks in any other way that suggests that there is a relation or affiliation between Licensees or sublicensees and Purchaser or any of its Affiliates other than that as created by this Agreement, or as a trademark, service mark or trade name for Licensees or sublicensees. Nothing in this Agreement or in the performance thereof, or that might otherwise be implied by law, shall operate to grant Licensees any right, title or interest in and to the Marks. Licensees shall and shall cause any sublicensees to assign to Purchaser, and do hereby assign to Purchaser, any rights they may acquire, if any, by the operation of law or otherwise, in the Marks pursuant to this Transitional License or any Transitional Sublicense. As between the parties, Purchaser shall have the sole right, and in its sole discretion, may commence, prosecute, defend and control any action concerning the Marks.

                  (b) [Intentionally Omitted]

                  (c) Each Seller agrees that it will not submit or seek confirmation of, and will oppose the confirmation of, any plan of reorganization or plan of liquidation that does not contain a provision providing that the name of such Seller, and each subsidiary of such Seller which has a name containing the word "Vlasic" or any word contained in any of the Marks other than words of general use, shall be changed to a name which does not include such words or a word that is confusingly similar to such words. Each Seller acknowledges that this Section 4.14(c) relates to a special, unique and extraordinary matter and that a violation of this Section 4.14(c) will cause Purchaser irreparable injury for which adequate remedies are not available at law. Each Seller agrees that Purchaser shall be entitled to equitable relief, including injunction, in the event of any breach of this Section 4.14(c) and that such Seller shall not oppose the granting of such relief.

         Section 4.15. Submission for Court Approval.

                  (a) As promptly as practicable, but in no event later than April 10, 2001, Sellers (excluding VFCI) shall file with the Bankruptcy Court a motion, notices and a proposed order, as may be appropriate (the "Bidding Procedures Order"), seeking the approval of Section 4.16 hereof and authorizing the observance and performance of such terms by Sellers (excluding VFCI) and Purchaser during the pendency of the Bankruptcy Case.

                  (b) As promptly as practicable, but in no event later than April 10, 2001, Seller shall file with the Bankruptcy Court a motion, notices and a proposed Sale Order, as may be appropriate, seeking the approval of this Agreement, Sellers' performance hereunder, the sale of the Acquired Assets (excluding Acquired Assets owned by VFCI) free and clear of all liens, claims (as defined in Section 101(5) of the Bankruptcy Code) and interests (excluding Acquired Assets owned by VFCI), and the assumption and assignment of the Contracts as provided in this Agreement (excluding VFCI's interests in such Contracts). Purchaser shall reasonably cooperate with Sellers in obtaining such Bankruptcy Court approval, including providing evidence, if requested, of Purchaser's ability to perform the obligations of Sellers under the Contracts to be assumed by Purchaser pursuant to Section 1.3(b) (excluding VFCI's interests in such Contracts).

                  (c) Notice of the Hearing, the Sale Order and the objection deadline shall be served by Sellers in accordance with Rules 2002, 6004, 6006 and 9014 of the Federal Rules of Bankruptcy Procedure and any applicable local rules of the Bankruptcy Court on all Persons required to receive notice under such rules including all Persons which have asserted Liens, encumbrances or other interests in the Acquired Assets, all non-debtor parties to the Contracts, on the official committees of unsecured creditors appointed in the Bankruptcy Case, the United States Trustee, each indenture trustee for any Seller and each of Sellers' creditors, including:

              (i) all creditors listed in the schedule of assets and liabilities filed in the Bankruptcy Case by any Seller;

              (ii) all creditors who have filed proofs of claim in the Bankruptcy Case; and

              (iii) all creditors who have otherwise appeared in the Bankruptcy Case.

         In addition, notice of the motion for the Sale Order, the Sale Hearing thereon and the objection deadline shall be given by Sellers by publication of a notice (the "Publication Notice") in the New York Times and the Wall Street Journal National Edition. Such notice shall be published at Sellers' expense. The sale motion for the Bidding Procedures Order and the Sale Order and such publication notice shall each be in form and substance reasonably satisfactory to Purchaser.

         Section 4.16. Bidding Procedures. Each Seller acknowledges that this Agreement is the culmination of an extensive process undertaken by Sellers to identify and negotiate a transaction with a bidder who was prepared to pay the highest and best purchase price for the Acquired Assets while assuming or otherwise satisfying certain liabilities in order to maximize value for Seller's constituents. Set forth below are the bidding procedures (the "Bidding Procedures") to be employed with respect to this Agreement concerning the sale of the Acquired Assets of each Seller and its Subsidiaries to Purchaser (the "Sale"). The Sale is subject to competitive bidding as set forth herein and approval by the Bankruptcy Court at a hearing under Sections 363 and 365 of the Bankruptcy Code (the "Sale Hearing"). The following overbid provisions and related bid protections are designed to compensate Purchaser for its efforts and agreements to date and to facilitate a full and fair process designed to maximize the value of the Acquired Assets for the benefit of each Seller's stakeholders.

                  (a) Bid Deadline. All Bids must be submitted to Sellers c/o Sally McDonald Henry at Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York 10036, with a copy to Daniel T. Motulsky at Lazard Freres & Co., LLC, 30 Rockefeller Plaza, New York, New York 10020, not later than 11:00 a.m. (EST) on the date which is four Business Days prior to the date scheduled by the Bankruptcy Court for the Sale Hearing (the "Bid Deadline"). Seller will immediately distribute by facsimile transmission, personal delivery or reliable overnight courier service in accordance with Section 8.1 a copy of each Bid upon receipt to (i) counsel to any official committee of unsecured creditors appointed in the Bankruptcy Case, (ii) counsel to

Seller's proposed debtor-in-possession lenders one or more, and (iii) counsel to Purchaser. For purposes of this Agreement, "Bid" shall mean one or more letters from one or more Persons who the Board of Directors of Seller has determined in the exercise of its fiduciary duty is financially able to consummate the purchase, either jointly or separately, of all of the Acquired Assets (each a "Qualified Bidder") stating that (i) such Qualified Bidder offers to purchase all of the Acquired Assets upon the terms and conditions set forth in a copy of this Agreement, together with all Exhibits and Schedules hereto (the "Definitive Sale Documentation"), marked to show those amendments and modifications to the Definitive Sale Documentation, including, but not limited to, price and the time of closing, that such Qualified Bidder proposes, (ii) each such Qualified Bidder is prepared to enter into and consummate the transaction within not more than ten days after approval by the Bankruptcy Court of the Sale Order, subject to receipt of any governmental or regulatory approvals, and (iii) each such Qualified Bidders' offer is irrevocable until the closing of a purchase of all of the Acquired Assets. For purposes of determining the existence of a Bid, a Bid may be in the form of a joint bid from more than one Person, or may be in the form of separate bids from more than one Person, with each such separate bid being for a portion of the Acquired Assets, but all of such separate bids, collectively, seeking to purchase all of the Acquired Assets.

                  (b) Qualified Bid. Only Qualified Bids will qualify for consideration at the Auction (as defined below). For purposes of this Agreement, a "Qualified Bid" is a Bid that:

         (i) complies in all respects with Section 4.16(a);

         (ii) has a cash component of at least an amount sufficient to satisfy the Expense Reimbursement and the Break-Up Fee (each as defined in Section 4.16(d));

         (iii) is a proposal that Seller determines, in the good faith opinion of the Board of Directors of Seller after consultation with the independent financial advisor of Seller, is not materially more burdensome or conditional than the terms of this Agreement and has a value greater than or equal to the sum of (x) the value, as reasonably determined by the independent financial advisor of Seller, of Purchaser's offer plus (y) the amount of the Expense Reimbursement and the Break-Up Fee plus (z) in the case of the initial Qualified Bid, $5,000,000, and in the case of any subsequent Qualified Bids, $1,000,000 over the preceding Qualified Bid;

         (iv) is substantially on the same or better terms and conditions as set forth in a copy of Definitive Sale Documentation; and

         (v) is accompanied by satisfactory evidence of committed financing or other ability to perform.

If Seller does not receive any Qualified Bids, Seller will report the same to the Bankruptcy Court and will proceed with a sale and assignment of the Acquired Assets to

Purchaser. This Agreement executed by Purchaser shall constitute a Qualified Bid for all purposes.

                  (c) Auction, Bidding Increments, and Bids Remaining Open.

         (i) If Seller receives a Qualified Bid, Seller will conduct an auction (the "Auction") at the offices of Skadden, Arps, Slate, Meagher & Flom LLP on the date that is one Business Day prior to the date scheduled by the Bankruptcy Court for the Sale Hearing, beginning at 11:00 a.m. (EST) or such later time or other place as Seller shall notify all Qualified Bidders who have submitted Qualified Bids. Only Purchaser, Seller, any representative of any official committee appointed in the Bankruptcy Case, Morgan Guaranty Trust Company of New York, as administrative agent and collateral agent (the "Administrative Agent") under the debtor-in-possession credit and guaranty agreement, dated on or about the date hereof, among Seller, the guarantors party thereto, the banks party thereto, the Administrative Agent and The Chase Manhattan Bank, as syndication agent, counsel to the Administrative Agent and any Qualified Bidders who have timely submitted Qualified Bids shall be entitled to attend the Auction, and only Purchaser and Qualified Bidders will be entitled to make any subsequent Qualified Bids at the Auction. Bidding at the Auction will continue until such time as the highest and best offer is determined. Seller may announce at the Auction additional procedural rules that are reasonable under the circumstances (e.g., the amount of time allotted to make subsequent overbids) for conducting the Auction so long as such rules are not inconsistent with these Bidding Procedures.

         (ii) At least one Business Day prior to the Auction, Seller will give Purchaser and all other Qualified Bidders a copy of the highest and best Qualified Bid received and copies of all other Qualified Bids. In addition, Seller will inform Purchaser and each Qualified Bidder who has expressed its intent to participate in the Auction of the identity of all Qualified Bidders that may participate in the Auction.

                  (d) Break-Up Fee and Expense Reimbursement. In the event that Seller (i) accepts a Bid, other than that of Purchaser, as the highest or best offer (an "Auction Transaction") or (ii) sells, transfers, leases or otherwise disposes directly or indirectly, including through an asset sale, stock sale, merger, reorganization or other similar transaction, of all or substantially all or a material portion of the Acquired Assets (or agrees to do any of the foregoing) in a transaction or series of transactions to a party or parties other than Purchaser within twelve months from the date hereof (either of clause
(i) or (ii) being, an "Alternative Transaction"), Seller shall pay to Purchaser
(i) an amount equal to its reasonable, actual out-of-pocket costs and expenses (including, without limitation, expenses of counsel, expenses of financial advisor and expenses of other consultants and the HSR Act filing fee) incurred by Purchaser in connection with this Agreement and the transactions contemplated hereby, not to exceed $1,000,000 (the "Expense Reimbursement"), and (ii) a break-up fee in the amount of $4,000,000 which represents Purchaser's fee for its work in (x) establishing a bid standard or minimum for other bidders, (y) placing estate property in a sales configuration mode attracting other bidders to the Auction and (z) for serving, by its name and its expressed interest, as a catalyst for other bidders (the "Break-Up Fee"); provided, however, that in no event shall the Expense Reimbursement or the Break-Up Fee be payable to Purchaser (x) if Purchaser terminates this Agreement (other than in the event of an Auction Transaction) for any reason other than the willful breach by Sellers of any representation, warranty, covenant or agreement set forth in this Agreement, or (y) if this Agreement is terminated by Seller pursuant to Section 7.1(c) or 7.1(d). The Break-Up Fee and the Expense Reimbursement shall be paid as an allowed administrative priority expense of Sellers under Section 503(b)(1) of the Bankruptcy Code upon the earlier to occur of the closing of the Alternative Transaction and the consummation of a plan of reorganization or plan of liquidation.

                  (e) Heinz Payment. No provision contained in this Agreement (including the Bidding Procedures) shall be interpreted or construed in any manner that limits or restricts the right of Heinz to receive its "Expense Reimbursement" or "Break-Up Fee" that may be otherwise payable to it under the terms of the Heinz Agreement.

         Section 4.17. Accounts Receivable. (a) Promptly after the later of (x) 120 days from the Closing Date and (y) five Business Days after the determination of the Final Closing Balance Sheet in accordance with Section 1.7 (the "Adjustment Date"), Purchaser shall deliver a written notice (the "Purchaser Receivables Notice") to Seller (after receipt of a report from Seller indicating the amount of Accounts Receivable collected by Seller after the Closing Date) which states either (i) that as of the Adjustment Date Purchaser has not been paid in full in respect of all Accounts Receivable (net of reserves for doubtful accounts and allowances for valid promotional discounts) outstanding as of the Closing as set forth on the Final Closing Balance Sheet (the "Final Accounts Receivable"), and, accordingly, Purchaser shall be entitled to receive out of the Escrow Fund the excess of (x) the amount of the Final Accounts Receivable (net of reserves for doubtful accounts and allowances for valid promotional discounts) over (y) the amount of payments actually received by Purchaser or any of its Affiliates in respect of the Final Accounts Receivable (such excess, the "Adjustment Amount"), or (ii) that Purchaser has been paid in full in respect of all Final Accounts Receivable (net of reserves for doubtful accounts and allowances for valid promotional discounts). Upon receipt of the Purchaser Receivables Notice by Seller, Purchaser and Seller shall promptly prepare and deliver a written notice to the Escrow Agent, in accordance with the terms and conditions of the Escrow Agreement, which restates the information set forth in the Purchaser Receivables Notice (the "Receivables Notice"). Upon receipt of the Receivables Notice, and only if the Receivables Notice indicates that Purchaser is entitled to receive an amount of funds set forth therein pursuant to this Section 4.17, the Escrow Agent shall promptly remit to Purchaser, in exchange for Purchaser's transfer of all unpaid Final Accounts Receivable to Seller, a sum, in immediately available same day funds, equal to the Adjustment Amount. In calculating the Adjustment Amount pursuant to this Section 4.17, payments received by Purchaser or its Affiliates in respect of Final Accounts Receivable before the transfer of any unpaid Final Accounts Receivable to Seller pursuant to this Section 4.17 shall be credited as directed by the account debtor, or if no direction is provided, first to the oldest Final Account Receivable of that customer until all Final Accounts Receivable with respect to that customer are paid in full; provided, however, that once Seller receives a non-directed payment from an account debtor, it will promptly forward to Purchaser all payment support information related to such payment for review and, if Purchaser and Seller jointly determine that such non-directed payment should be credited to another Final Accounts Receivable, or to an Accounts Receivable that is recorded after the Closing Date, of such account debtor instead of such account debtor's oldest Final Accounts Receivable, the parties will credit the account of such account debtor accordingly. Further, in calculating the Adjustment Amount pursuant to this Section 4.17, any payments received by Purchaser or its Affiliates in respect of Final Accounts Receivable after the transfer of any Accounts Receivable to Seller pursuant to this Section
4.17 shall be credited as directed by the account debtor. If any unpaid Final Accounts Receivable are, after the transfer of such Final Accounts Receivable by Purchaser to Seller, ultimately collected by Purchaser or its Affiliates, Purchaser shall promptly notify Seller in writing of such collection and will transfer to Seller, in immediately available same day funds, such collected Reimbursed Accounts Receivable. In connection with the transfer by Purchaser to Seller of the unpaid Final Accounts Receivable, Purchaser agrees to execute and cause its Affiliates to execute such assignments, notices and other instruments as are reasonably requested by Seller in order to effectively transfer to Seller or its designee(s) such unpaid Final Accounts Receivable and vest in Seller or its designee(s) all rights in respect thereof. Purchaser shall not disclose the provisions of this Section 4.17 to any person who is an account debtor under the Accounts Receivable; provided, however, that it is acknowledged and agreed that any disclosure made pursuant to applicable law (including any filing made by Purchaser in the Bankruptcy Case) shall not constitute a violation of this
Section 4.17.

                  (b) If Purchaser is entitled to receive funds equal to the Adjustment Amount pursuant to Section 4.17(a), an amount equal to the Adjustment Amount, in immediately available same day funds, will promptly be remitted to Purchaser from the Escrow Account in accordance with the terms of the Escrow Agreement; provided, however, that in no event shall Purchaser be entitled to receive, in the aggregate, funds in excess of the amount held in the Escrow Account, either pursuant to this Section 4.17, pursuant to Section 1.7, pursuant to Section 8.9 or pursuant to any other provision of this Agreement; and, provided further, all payments to Purchaser pursuant to this Section 4.17 shall only be made by the Escrow Agent out of the Escrow Account.

                  (c) At and after such time as Purchaser assumes responsibility for the collection of the Final Accounts Receivable, Purchaser shall use its commercially reasonable efforts to collect all of the Final Accounts Receivable (including, but not limited to, the Reimbursed Accounts Receivable) at their full face value. In addition, so long as Seller has responsibility for the collection of the Final Accounts Receivable pursuant to any Collateral Agreement, Purchaser shall use its reasonable commercial efforts to assist Seller in collecting any Final Accounts Receivable. Purchaser shall not (i) release, waive or compromise any right in respect of any Final Account Receivable, or (ii) encourage or facilitate any failure or refusal to pay an Final Account Receivable. Each party hereto shall provide reasonable assistance to the other with respect to the collection of the Final Accounts Receivable.

         Section 4.18. Environmental Matters. (a) Purchaser acknowledges the existence of nitrates in the groundwater at Seller's plant in Millsboro, Delaware. Purchaser agrees that it will not bring any claim for indemnification against Seller or any of its Subsidiaries or Affiliates with respect to the such condition unless (i) nitrate levels in the groundwater increase above levels permitted under applicable Environmental Law and such non-compliance following the Closing is not caused by the actions of Purchaser or third parties, (ii) there has been an actual claim against Purchaser with respect to such condition by a Governmental Authority or third party, and (iii) the remediation ultimately required with respect to nitrates in the groundwater constitutes more than reactivation of the inactive extraction and discharge system in place as of the date of this Agreement.

                  (b) Purchaser agrees that the presence of ACM in a condition that does not require abatement, removal or other remediation pursuant to Environmental Laws as of the Closing Date will not constitute a "Retained Liability" hereunder and that Purchaser will bring no claim for indemnification for removal or other remediation with respect to such ACM; provided, however, that any claim by Purchaser for indemnification with respect to ACM that is in a condition that requires removal or other remediation pursuant to Environmental Law as of the Closing Date will not be subject to the monetary limitations of
Section 8.9, including the provisions in Section 8.9(d).

                  (c) Purchaser agrees that it will have no claim for indemnification pursuant to this Agreement for a breach of (x) any representation, warranty, covenant or agreement of Sellers arising under or relating to Environmental Law or (y) a violation of, or liability under, Environmental Law, unless remediation or any other action by Purchaser is required by a Governmental Authority or other third party or if remediation or any other action by Purchaser is otherwise required by Applicable Law.

         Section 4.19. Trade Strategy and Consumer Strategy. Seller shall execute the Trade Events Calendar and the Consumer Events Calendar without material variation from their respective terms; provided that Purchaser has not requested in writing by Friday, April 6, 2001, that Seller refrain from purchasing the Prepaid Pickles Advertising as contemplated in the Consumer Events Calendar with respect to the month of May, the month of June or both months. On the date hereof, Seller shall notify (in writing with a copy to Purchaser) all of its sales employees and brokers of, and shall direct its employees and brokers to comply with, its policy not to load customers with product and its policy that all trade promotion funds must be used to drive consumption based programs or distribution only. Seller shall not engage in the practice of loading or any program, activity or other action that would reasonably be expected to result, directly or indirectly, in a trade buy-in that is significantly in excess of normal customer purchasing patterns consistent with past practice over the past twelve months.

         Section 4.20. Assumption Notice. Within 5 Business Days from the date that Sellers have executed and delivered to Purchaser a counterpart of this Agreement, Purchaser shall provide Seller with the Assumption Notice.

         Section 4.21. Subsequent Sale.

                  (a) In the event that Purchaser, on or before the first anniversary of the Closing Date, shall have (i) entered into an agreement to sell or dispose of, or (ii) consummated a sale or other disposition of, all or substantially all of the assets comprising the Pickles Business or the Pickles Business and Sauce Business (whether by asset sale, merger, recapitalization, restructuring or other similar transaction) to any Person or Persons (in one transaction or series of transactions) who is not an Affiliate of Purchaser (each of clause (i) or (ii), a "Divestiture"), then Sellers, as provided in this
Section 4.21, shall be entitled to receive fifty percent (50%) of all Profit received by Purchaser from the consummation of such Divestiture and that is attributable to the Acquired Assets comprising the Pickles Business or the Pickles Business and Sauce Business.

                  (b) "Profit" shall be calculated as of the date of the consummation of a Divestiture (the "Divestiture Closing Date") and shall mean the excess, if any, of (i) the Divestiture Consideration (as defined in Section 4.21(c)), over (ii) $180,000,000 if the Divestiture involves the Pickles Business and Sauce Business or $160,000,000 if the Divestiture involves only the Pickles Business.

                  (c) "Divestiture Consideration" shall mean all cash, securities, settlement or termination amounts, notes or other debt instruments, and any other consideration received or to be received, directly or indirectly, by Purchaser as a result of a Divestiture and that is attributable to the Acquired Assets comprising the Pickles Business or the Pickles Business and Sauce Business, as appropriate. The Divestiture Consideration shall be reduced by the amount of all attorneys' fees and expenses, brokerage fees and expenses, indemnification claims, adjustments and other similar post-Divestiture Closing Date payments made by Purchaser.

                  (d) For purposes of determining whether a Profit exists and the value of applicable Divestiture Consideration (i) all securities and other non-cash items shall be valued as mutually agreed, and, absent such agreement, based upon the fair market value thereof as determined by an independent expert selected by Purchaser and who is reasonably acceptable to the Sellers (the cost of which shall be equally borne by Purchaser and Sellers) and, (ii) all deferred or contingent payments or consideration ("Deferred Consideration") shall be discounted to the net present value thereof at a discount rate as mutually agreed or as determined by such independent expert to be a market rate.

                  (e) If a Profit is determined to exist then Sellers shall be entitled to participate in such Profit as follows:

         (i) If Divestiture Consideration received by Purchaser is comprised solely of cash proceeds, or solely of a single non-cash item including, but not limited to, Deferred Compensation, then Purchaser shall promptly, but in any event no later than five Business Days, after receipt by Purchaser of such Divestiture Consideration, pay and assign to Sellers or their designee fifty percent of the Profit attributable to such Divestiture Consideration in the form of cash proceeds or such single non-cash item, as applicable.

         (ii) If Divestiture Consideration received by Purchaser is comprised of cash proceeds and one or more non-cash items, including, but not limited to, Deferred Compensation, or of one or more non-cash items, including, but not limited to, Deferred Compensation, then Purchaser shall promptly, but in any event no later than five Business Days, after receipt by Purchaser of such Divestiture Consideration, pay and assign to Sellers or their designee fifty percent of the Profit attributable to such Divestiture Consideration, with such payment and assignment being comprised of cash and/or one or more non-cash items received in the same ratio as such items comprised the Divestiture Consideration received by Purchaser.

                  (f) Any assignment of non-cash items of Divestiture Consideration by Purchaser hereunder shall be free and clear of all liens, claims and encumbrances (other than those arising under the terms of the Divestiture Consideration assigned) and shall include any registration or similar rights to which Purchaser is entitled.

         Section 4.22. Remittance of Accounts Receivable. Sellers shall send a written notice, dated as of the Closing Date, to each account debtor owing amounts under the Accounts Receivable, and such notice shall (i) notify such account debtor that such account debtor's Accounts Receivable have been transferred to Purchaser as of the Closing Date and (ii) instruct such account debtor that any and all payments in respect of such account debtor's Accounts Receivable shall be made to such accounts as Purchaser (or any assignee of Purchaser's right to receive such payments) shall designate. Each Seller further agrees that to the extent such Seller receives any payment with respect to any Accounts Receivable on or after the Closing Date, such Seller shall (w) immediately notify Purchaser of such receipt, (x) cause such payment to be held in trust for sole the benefit of Purchaser or its assignee, (y) refrain from commingling such payment with any funds of such Seller and (z) within two Business Days of the date of such Seller's receipt of such payment, remit such payment to such accounts as Purchaser or its assignee may designate, by wire transfer of immediately available same day funds. Each Seller also grants Purchaser a power of attorney to endorse in the name of such Seller all checks that Purchaser may receive in respect of the Accounts Receivable and that name a Seller as the payee therein. Each Seller further agrees to take any and all actions necessary in order to effect the provisions of this Section 4.23, including, but not limited to, causing the Sale Order to contain provisions giving effect to this Section 4.23.

         Section 4.23. Cherry Hill Corporate Headquarters. Sellers shall reasonably cooperate with Purchaser in connection with any negotiations that Purchaser may wish to initiate with the landlord under the Lease governing the Sellers' corporate headquarters located in Cherry Hill, New Jersey (the "Cherry Hill Lease") regarding (i) the sublease of all or part of the premises subject to the Cherry Hill Lease or (ii) the renegotiation of the terms of the Cherry Hill Lease.

                                    ARTICLE V

                           CERTAIN INCOME TAX MATTERS

         Section 5.1. Tax Matters. (a) Transfer Taxes. All excise, sales (including, without limitation, bulk sales), use, transfer (including real property transfer or gains), stamp, documentary, filing, recordation and other similar taxes, if any, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties, arising out of, in connection with, or attributable to the transactions effected pursuant to this Agreement (the "Transfer Taxes"), shall be borne and paid 50% by Seller and 50% by Purchaser, except with respect to real property transfer taxes which shall be borne by Seller. Any Tax Returns that must be filed in connection with Transfer Taxes shall be prepared and filed when due by the party primarily or customarily responsible under the applicable local law for filing such Tax Returns, and such party will use its reasonable efforts to provide such Tax Returns to the other party at least 10 days prior to the date for such Tax Returns are due to be filed (taking into account any valid extension). Except with respect to real property transfer taxes, if Seller is required under this
Section 5.1(a) to file any such Tax Return, Seller shall notify Purchaser in writing of the amount of the Transfer Tax shown to be due on such Tax Return, and Purchaser shall reimburse Seller for 50% of the amount of such Transfer Tax in immediately available funds within 10 days of receipt of such notice. If Purchaser is required under this Section 5.1(a) to file any such Tax Return, Purchaser shall notify Seller in writing of the amount of the Transfer Tax shown to be due on such Tax Return, and Seller shall reimburse Purchaser for 50% of the amount of such Transfer Tax in immediately available funds within ten days of receipt of such notice.

                  (b) Allocation of Purchase Price. Prior to Closing, the parties shall use their best efforts to agree to a written schedule allocating the Purchase Price and the Assumed Liabilities among the Acquired Assets and the Transition Services Agreement. Each of the parties hereto shall report the federal, state, local and other tax consequences of the purchase and sale contemplated hereby (including the filing of Internal Revenue Service Form 8594) in a manner consistent with such Purchase Price allocation schedule. Neither of the parties hereto shall, nor shall it permit any of its Affiliates to, take a position (except as required by Applicable Law) on any tax return, before any Governmental Authority charged with the collection of any Tax, or in any judicial proceeding, that is inconsistent with such Purchase Price allocation schedule.

                  (c) Assistance and Cooperation. After the Closing Date, each Seller and Purchaser shall (and shall cause their respective Affiliates to):

         (i) timely sign and deliver such certificates or forms as may be necessary or appropriate to establish an exemption from (or otherwise reduce), or file Tax Returns or other reports with respect to Transfer Taxes;

         (ii) reasonably assist the other party in preparing any Tax Returns which such other party is responsible for preparing and filing in accordance with this Section 5.1; and

         (iii) reasonably cooperate in preparing for any audits of, or disputes with taxing authorities regarding, any Tax Returns relating to the Business.

Notwithstanding the foregoing or any other provision in this Agreement, neither Purchaser nor any of its Affiliates shall have the right to receive or obtain any information relating to Taxes of Seller, any of its Affiliates, or any of its predecessors other than information relating to the Business.

                  (d) Endorsement. In accordance with Section 1146(c) of the Bankruptcy Code and subject to entry of the Sale Order, the instruments transferring the Acquired Assets to Purchaser shall contain the following endorsement:

         "This instrument has been authorized pursuant to order of the United States Bankruptcy Court for the District of Delaware, which order provides that it is exempt from transfer taxes, stamp taxes or similar taxes pursuant to 11 U.S.C. Section 1146(c)."

                                   ARTICLE VI

                              CONDITIONS TO CLOSING

         Section 6.1. Conditions to the Obligations of Purchaser and Sellers. The obligations of the parties hereto to effect the Closing are subject to the satisfaction (or waiver by the parties) prior to the Closing Date of the following conditions:

                  (a) No Injunctions; Orders. There shall not be in effect any writ, Order or Applicable Law by any Governmental Authority of competent jurisdiction that prohibits, enjoins, materially delays or interferes with the sale or purchase of the Acquired Assets, the Business or the assumption of the Assumed Liabilities in accordance with this Agreement or that requires Purchaser to hold the Acquired Assets separate, restricts Purchaser's control of the Acquired Assets or the Business or requires Purchaser to divest any asset or business in connection with the acquisition of the Acquired Assets.

                  (b) Certain Pending Litigation. There shall not be pending any material litigation brought by a Governmental Authority of competent jurisdiction seeking to prohibit, enjoin, materially delay or interfere with the sale or purchase of the Acquired Assets or the assumption of the Assumed Liabilities in accordance with this Agreement or that seeks to require Purchaser to hold the Acquired Assets separate, restrict Purchaser's control of the Acquired Assets or the Business or require Purchaser to divest any asset or business in connection with the acquisition of the Acquired Assets.

                  (c) HSR and Foreign Competition Laws. All waiting periods and review periods under the HSR Act and any foreign antitrust or competition laws or regulations applicable to the transactions contemplated by this Agreement shall have expired or been earlier terminated.

                  (d) Security Interest. The Sale Order entered by the Bankruptcy Court shall provide that the Acquired Assets (excluding any Acquired Assets owned by VFCI) shall be transferred to Purchaser free and clear of any and all Liens held by the agent for Seller's banks, and Liens on such Acquired Assets, other than Permitted Liens (excluding those Permitted Liens required to be removed by Seller pursuant to Section 4.1(r)), shall have been released, expunged from such Acquired Assets or otherwise transferred to the proceeds of sale received by Sellers from Purchaser at the Closing.

                  (e) Security Interest VFCI. The Acquired Assets transferred by VFCI to Purchaser shall be transferred in a manner that Purchaser receives good and marketable title to such Acquired Assets, free and clear of any Liens, encumbrances, Retained Liabilities and other interests other than Permitted Liens.

                  (f) Escrow Agreement. The Escrow Agent shall have duly executed and delivered to Seller and Purchaser the Escrow Agreement.

         Section 6.2. Conditions to the Obligations of Purchaser. The obligation of Purchaser to effect the Closing is subject to the satisfaction (or waiver by Purchaser) on the Closing Date of the following conditions:

                  (a) Representations and Warranties. The representations and warranties of Sellers contained herein shall be true and correct in all material respects (in the case of any representation or warranty without any materiality or Business Material Adverse Effect qualification) and in all respects (in the case of any representation or warranty with any materiality or Business Material Adverse Effect qualification), in each case as of the date of this Agreement and as of the Closing as if made as of the Closing, except that the representations and warranties that are made as of a specific date need be true and correct in all material respects (in the case of any representation or warranty without any materiality or Business Material Adverse Effect qualification) and in all respects (in the case of any representation or warranty with any materiality or Business Material Adverse Effect qualification) only as of such date. Purchaser shall have received a certificate from Seller signed by an officer thereof with respect to the foregoing.

                  (b) Covenants. The covenants and agreements of Sellers to be performed on or prior to the Closing shall have been duly performed in all material respects. Purchaser shall have received a certificate from Seller signed by an officer thereof with respect to the foregoing.

                  (c) Bill of Sale. Seller shall have duly executed and delivered to Purchaser the Bill of Sale.

                  (d) Deeds. Seller shall have duly executed and delivered to Purchaser each of the Deeds together with any reasonably necessary transfer declaration or other filings.

                  (e) Lease Assignments. Seller shall have duly executed and delivered to Purchaser each of the Lease Assignments together with any reasonably necessary transfer declarations or other filings.

                  (f) Intellectual Property Instruments. Seller shall have duly executed and delivered to Purchaser each of the Intellectual Property Instruments.

                  (g) Collateral Agreements. Seller shall have duly executed and delivered to Purchaser each of the Collateral Agreements.

                  (h) [Intentionally omitted].

                  (i) Title Policies. Seller shall have caused Purchaser to have received from a nationally recognized title insurance company (the "Title Company") satisfactory to Purchaser at Purchaser's expense, a fee owner's title insurance policy issued to Purchaser with respect to each Owned Real Property in form and substance satisfactory to Purchaser, together with endorsements reasonably requested by Purchaser, including, without limitation, access, zoning, comprehensive and contiguity endorsements, in an amount determined by Purchaser, insuring Purchaser and issued as of the Closing Date by the Title Company, showing Purchaser to have a fee simple title to each Owned Real Property, and a valid leasehold estate in each Leased Real Property, in each case subject only to Permitted Liens (excluding those Liens described in Section 2.12(a)(iii)). Seller shall have delivered to the Title Company any affidavits or indemnities required by the Title Company in connection with the delivery of the owner's title policies and leasehold title policies.

                  (j) Surveys. Seller shall have caused Purchaser to have received, at Purchaser's expense, a survey of each Owned Real Property, dated no earlier than the date of this Agreement, prepared by a certified or registered surveyor reasonably acceptable to Purchaser and the Title Company and certified to Purchaser and the Title Company, in form and substance satisfactory to Purchaser and the Title Company, complying with the current Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys and (i) setting forth an accurate description of each parcel of Owned Real Property, (ii) locating all improvements, Liens (setting forth the recording information of any recorded instruments), setback lines, alleys, streets and roads, (iii) showing any encroachments upon or by any improvements on each Owned Real Property, and (iv) showing all dedicated public streets providing access to each Owned Real Property and the municipal address of any improvements located on each Owned Real Property.

                  (k) Certificate of non-foreign status. Each Seller (excluding
VFCI) shall have duly executed and delivered to Purchaser a certificate of non-foreign status as provided in Treasury Regulations Section 1.1445-2(b).

                  (l) No Business Material Adverse Effect. No event, occurrence, fact, condition, change, development or effect shall exist or have occurred, exist or come to exist since the date hereof that, individually or in the aggregate, has constituted or resulted in, or is reasonably likely to constitute or result in, a Business Material Adverse Effect.

                  (m) Bidding Procedures Order and Sale Order. The Bankruptcy Court shall have entered (i) the Bidding Procedures Order in form and substance reasonably satisfactory to Purchaser no later than 30 days after the date of this Agreement, and (ii) the Sale Order (together with any related findings of fact or conclusions of law) in form and substance reasonably satisfactory to Purchaser no later than 53 days after the date of this Agreement. The Sale Order shall include the matters set forth in Section 6.2(q) and shall have become a Final Order. The Sale Order shall also contain (or be accompanied by) findings of fact and conclusions of law by the Bankruptcy Court that, among other things, find and conclude that (x) the transactions contemplated hereby are in good faith and otherwise satisfy the provisions of Sections 363 and 365, including
Section 363 (m), of the Bankruptcy Code, (y) that the Heinz Agreement, except for the payment of the Expense Reimbursement and Break-Up Fee thereunder, has been terminated in full in accordance with its terms without a breach thereunder and otherwise in accordance with the Prior Bidding Procedures and (z) that Sellers have complied with the notice requirements of Rules 2002, 6004, 6006 and 9014 of the Federal Rules of Bankruptcy Procedure and any applicable rules of the Bankruptcy Court with respect to the transactions contemplated by this Agreement.

                  (n) Certain Third Party Consents. Notwithstanding Section 1.2(a) or Section 4.11 or anything else to the contrary in this Agreement, Seller shall have obtained and delivered to Purchaser, in form and substance reasonably satisfactory to Purchaser, the consents of third parties, if the Bankruptcy Court does not otherwise approve the assignment in form and substance reasonably satisfactory to Purchaser of such Contracts to Purchaser, listed on
Exhibit 6.2(n) attached hereto (and to the extent that the Assumption Notice has been delivered with respect to a Contract listed on Exhibit 6.2(n)) and such consents shall be in full force and effect.

                  (o) Crop Requirements. Seller shall be required, within two days after the Bankruptcy Court has entered the Sale Order, to demonstrate to the reasonable satisfaction of Purchaser that Seller has committed crops consistent with previous purchasing practices that are reasonably likely to be delivered in an amount sufficient to meet the requirements of the Business determined by reference to the requirements of the Business in prior years.

                  (p) Financing. Parent and Purchaser shall have received the finds necessary for the payment of the Adjusted Purchase Price pursuant to the Financings contemplated by the Commitment Letters.

                  (q) IP Agreements. Notwithstanding Section 1.2(a) or Section
4.11 or anything else to the contrary contained in this Agreement, in addition to the matters described in Section 6.2(m), the Sale Order shall provide and declare that all right, title and interest of each Seller under each of the Contracts described on Exhibit 6.2(q) hereto (the "IP Agreements") shall, upon Closing, be transferred and assigned to and fully and irrevocably vest in Purchaser and remain in full force and effect, unless

Sellers shall have obtained consent to the assignment and assumption by Purchaser of the IP Agreements in form and substance reasonably satisfactory to Purchaser. The Sale Order shall also declare and include or be accompanied by findings of fact and conclusions of law of the Bankruptcy Court which, among other things, shall determine and declare: (a) that each IP Agreement is an executory contract of Sellers under Section 365 of the Bankruptcy Code; (b) that Sellers may assume each IP Agreement in accordance with Section 365 of the Bankruptcy Code; (c) that the Sellers may assign each IP Agreement in accordance with Sections 363 and 365 of the Bankruptcy Code; (d) that all other requirements and conditions under Sections 363 and 365 of the Bankruptcy Code for the assumption by Sellers and assignment to Purchaser of each IP Agreement have been satisfied; (e) that upon Closing, in accordance with Sections 363 and 365 of the Bankruptcy Code, Purchaser shall be fully and irrevocably vested in all right, title and interest of each licensee or sublicensee under each IP Agreement and that following the Closing, each IP Agreement shall remain in full force and effect; (f) [that the assignments of each IP Agreement is in good faith under Section 363(m) of the Bankruptcy Code; and (g)] that Sellers gave due and proper notice of such assumption and assignment to each licensor, sublicensor and other non-debtor party under each IP Agreement as well as to any sublicensees and parties in interest in the Bankruptcy Case. The Sale Order, and any related findings of fact and conclusions of law, with respect to the matters set forth in this Section 6.2(q) shall be in form and substance reasonably satisfactory to Purchaser.

         Section 6.3. Conditions to the Obligations of Sellers. The obligation of Sellers to effect the Closing is subject to the satisfaction (or waiver by Sellers) on the Closing Date of the following conditions:

                  (a) Representations and Warranties. The representations and warranties of Purchaser contained herein shall be true and correct in all material respects (in the case of any representation or warranty without any materiality or Business Material Adverse Effect qualification) and in all respects (in the case of any representation of warranty with any materiality or Business Material Adverse Effect qualification), in each case as of the date of this Agreement and as of the Closing as if made as of the Closing (except for changes permitted or contemplated by this Agreement and except that the representations and warranties that are made as of a specific date need be true and correct in all material respects (in the case of any representation or warranty without any materiality or Business Material Adverse Effect qualification) and in all respects (in the case of any representation or warranty with any materiality or Business Material Adverse Effect qualification) only as of such date). Seller shall have received a certificate from Purchaser signed by an officer thereof with respect to the foregoing.

                  (b) Covenants. The covenants and agreements of Purchaser to be performed on or prior to the Closing shall have been duly performed in all material respects. Seller shall have received a certificate from Purchaser signed by an officer thereof with respect to the foregoing.

                  (c) Receipt of Adjusted Purchase Price. Seller shall have received from Purchaser the Adjusted Purchase Price (less the Escrow Amount) by wire transfer of immediately available same day funds.

                  (d) Assumption Agreement. Purchaser shall have duly executed and delivered to Seller the Assumption Agreement.

                  (e) Receipt of Escrow Amount. The Escrow Agent shall have received from Purchaser the Escrow Amount by wire transfer of immediately available same day funds.

                  (f) Collateral Agreements. Purchaser shall have duly executed and delivered to Purchaser each of the Collateral Agreements.

                  (g) Sales Order. The Bankruptcy Court shall have approved this Agreement and the transactions contemplated hereby by entry of the Sale Order.

                  (h) Lease Assignments. Purchaser shall have duly executed and delivered to Seller each of the Lease Assignments.

                                   ARTICLE VII

                                   TERMINATION

         Section 7.1. Termination. This Agreement may be terminated at any time prior to the Closing Date:

                  (a) by written agreement of Seller and Purchaser;

                  (b) by either Seller or Purchaser, by giving written notice of such termination to the other party, if the Closing shall not have occurred on or prior to a date which is the first business day after 65 days from the date of this Agreement (the "Termination Date") provided that if the Sale Order has been entered but has not become a Final Order by 65 days from the date of this Agreement the "Termination Date" shall be extended to the end of the Extension Period (as defined in Section 7.1(i)) (unless the failure to consummate the Closing by such date shall be due to the failure of the party seeking to terminate this Agreement to have fulfilled any of its obligations under this Agreement);

                  (c) by either Seller or Purchaser in the event that any Governmental Authority shall have issued a final, non-appealable Order or ruling or taken any other final, non-appealable action, or adopted any applicable state, federal or foreign law, in each case permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement;

                  (d) by Seller, so long as any Seller is not then in breach of its obligations under this Agreement, upon a breach of any covenant or agreement on the part of Purchaser set forth in this Agreement, or if any representation or warranty of Purchaser shall have been or become untrue, in each case such that the conditions set forth in Section 6.3(a) or (b) would not be satisfied; provided, however, that if any such breach is curable prior to the Termination Date by Purchaser through the use of its reasonable best efforts, for so long as Purchaser, following written notice with respect to such breach from Seller, shall be using its reasonable best efforts to cure such breach, Seller may not terminate this Agreement pursuant to this Section 7.1(d);

                  (e) by Purchaser, so long as Purchaser is not then in breach of its obligations under this Agreement, upon a breach of any covenant or agreement on the part of Sellers set forth in this Agreement, or if any representation or warranty of Seller shall have been or become untrue, in each case such that the conditions set forth in Section 6.2(a) or (b) would not be satisfied; provided, however, that if any such breach is curable prior to the Termination Date by Sellers through the use of their reasonable best efforts, for so long as Sellers, following written notice with respect to such breach from Purchaser, shall be using their reasonable best efforts to cure such breach, Purchaser may not terminate this Agreement pursuant to this Section 7.1(e);

                  (f) by Purchaser, if the Bankruptcy Court has not entered the Bidding Procedures Order within the time frame specified in Section 6.2(m); provided, however, that if the Bankruptcy Court has not entered the Bidding Procedures Order within the time frame specified in Section 6.2(m), and Purchaser does not exercise its right to terminate this Agreement pursuant to this Section 7.1(f) within 35 days after the date of this Agreement, then Purchaser shall be deemed to have irrevocably waived (x) its right to terminate this Agreement pursuant to this Section 7.1(f) and (y) the condition set forth in Section 6.2(m)(i) of this Agreement to the extent it requires the Procedures Order to have been entered by such date;

                  (g) by Purchaser, if the Bankruptcy Court has not entered the Sale Order within the time frame specified in Section 6.2(m); provided, however, that if the Bankruptcy Court has not entered the Sale Order within the time frame specified in Section 6.2(m), and Purchaser does not exercise its right to terminate this Agreement pursuant to this Section 7.1(g) within 61 days after the date of this Agreement, then Purchaser shall be deemed to have irrevocably waived (x) its right to terminate this Agreement pursuant to this Section 7.1(g) and (y) the condition set forth in Section 6.2(m)(ii) of this Agreement to the extent that it requires the Sale Order to have been entered by such date;

                  (h) by Seller, if Seller accepts or is about to accept a Qualified Bid at the Auction other than that of Purchaser, provided that such termination shall be of no effect if Seller does not accept such Qualified Bid immediately after termination hereunder;

                  (i) by Purchaser, if the Sale Order has not become a Final Order; provided, however, that if such condition is not met and Purchaser does not exercise its right to terminate this Agreement pursuant to this Section 7.1(i) by the later of (x) the date specified in Section 7.1(b) without giving effect to the proviso contained therein or (y) if the Sale Order has not become a Final Order by the date provided for in clause (x), then a date which is 20 days after the date the Sale Order was entered (the period in this clause (y) being referred to herein as the "Extension Period"), then Purchaser shall be deemed to have irrevocably waived (x) its right to terminate this Agreement pursuant to this Section 7.1(i) and (y) the condition set forth in the second sentence of Section 6.2(m) of this Agreement regarding that the Sale Order shall have become a Final Order by the date specified therein;

                  (j) by Purchaser, if Seller gives written notice to Purchaser that it is unable to obtain a consent required by Section 6.2(n); provided, however, that if Seller so notifies Purchaser and Purchaser does not exercise its right to terminate this Agreement pursuant to this Section 7.1(j) within five Business Days of receiving such notice from Seller, then, with respect to Seller's obligation to obtain such consent, Purchaser shall be deemed to have irrevocably waived (x) its right to terminate this Agreement pursuant to this
Section 7.1(j), and (y) the condition set forth in Section 6.2(n) insofar as it relates to the failure to obtain such consent;

                  (k) by Purchaser, in the event of an Auction Transaction; and

                  (l) by Purchaser, if any Seller's Bankruptcy Case is converted to a case under Chapter 7 of the Bankruptcy Code or is dismissed, if a trustee is appointed in any Seller's Bankruptcy Case, or if the periods of exclusivity under Sections 1121(b) and 1121(c) of the Bankruptcy Code is terminated or reduced by the Bankruptcy Court pursuant to Section 1121(d) in any Seller's Bankruptcy Case.

         Section 7.2. Effect of Termination. (a) In the event of the termination of this Agreement in accordance with Section 7.1, this Agreement shall thereafter become void and have no effect, and no party hereto shall have any liability to the other party hereto or their respective Affiliates, directors, officers, employees or representatives, except for the obligations of the parties hereto contained in this Section 7.2, Sections 4.2(d), 4.7, 4.16(d), 8.1, 8.6, 8.7, 8.8 and the Confidentiality Agreement by and between Seller and Purchaser, dated July 10, 2000 (the "Confidentiality Agreement"), and except that nothing herein will relieve any party from liability for any willful breach of any representation, warranty, covenant or agreement set forth in this Agreement prior to such termination (a "Willful Breach"); it being understood that (i) the acceptance by Sellers of a Bid other than Purchaser's and seeking the approval of the Bankruptcy Court of a Bid other than Purchaser's in each case in compliance with Section 4.16 and (ii) any reasonable act taken in good faith by Sellers after consultation with Purchaser and due consideration of Purchaser's comments and suggestions which is in violation of Section 4.1 but is necessary to protect the Business against a Business Material Adverse Effect, shall not constitute a Willful Breach for purposes of this Section 7.2 only.

                  (b) The parties acknowledge and agree that any claim for a Willful Breach must be brought within 30 days after this Agreement is terminated.

                  (c) Purchaser acknowledges and agrees that it may assert no claim against Sellers under this Agreement with respect to any breach of Section 4.16(d) by any Seller more than 13 months after the date of this Agreement.

                  (d) Sellers acknowledge and agree that no Seller may assert any claim against Purchaser under this Agreement with respect to any breach of
Section 4.2(d) more than 24 months after the termination of this Agreement.

                                  ARTICLE VIII

                                  MISCELLANEOUS

         Section 8.1. Notices. All notices and other communications hereunder shall be in writing and shall be effective upon receipt. Notice shall be given
(i) by personal delivery to the appropriate address as set forth below (or at such other address for the party as shall have been =previously specified in writing to the other party), (ii) by reliable overnight courier service (with confirmation) to the appropriate address as set forth below (or at such other address for the party as shall have been previously specified in writing to the other party), or (iii) by facsimile transmission (with confirmation) to the appropriate facsimile number set forth below (or at such other facsimile number for the party as shall have been previously specified in writing to the other party) with follow-up copy by reliable overnight courier service that next Business Day:

                     if to Seller, to:

                     Vlasic Foods International Inc.
                     Vlasic Plaza
                     Six Executive Campus
                     Cherry Hill, New Jersey  08002-4112
                     Attention:General Counsel
                     Telecopy: (856) 969-7100
                     Telephone:(856) 969-7410

                     with a copy (which shall not constitute notice) to:

                     Skadden, Arps, Slate, Meagher & Flom LLP
                     Four Times Square
                     New York, New York  10036
                     Attention:Nancy A. Lieberman, Esq.
                     Telecopy: (212) 735-2000
                     Telephone:(212) 735-3000

                     if to Purchaser to:

                     HMTF Foods Acquisition Corp.
                     200 Crescent Court
                     Suite 1600
                     Dallas, Texas  75201
                     Attention:General Counsel
                     Telephone:(214) 740-7300
                     Telecopy: (214) 720-7888
                     with a copy (which shall not constitute notice) to:

                     Vinson & Elkins L.L.P,
                     3700 Trammel Crow Center
                     2001 Ross Avenue
                     Dallas, Texas 75201
                     Attn: A. Winston Oxley, Esq.
                     Telephone:  (214) 220-7891
                     Telecopy:  (214) 999-7891

         Section 8.2. Amendment; Waiver; Invalidity. Any provision of this Agreement may be amended, superseded, cancelled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by each of the parties hereto, or, in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege, or any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity.

         Section 8.3. Assignment; Binding Effect. Except as provided otherwise in this Section 8.3, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party. Except as provided otherwise in this Section 8.3, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns. Notwithstanding the foregoing, Purchaser may assign its rights under this Agreement in whole or in part to any other one or more Persons who are Affiliates thereof; provided, however, that any such assignment shall not relieve Purchaser from any of its obligations hereunder.

         Section 8.4. Entire Agreement; Disclosure Schedules. This Agreement (including the Seller Disclosure Schedule, the Purchaser Disclosure Schedule and all Exhibits hereto), the Collateral Agreements (when executed and delivered) the Bidding Procedures Order, the Sales Order and the documents, agreements, certificates and instruments referred to herein and therein contain the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, except for the Confidentiality Agreement, which will remain in full force and effect for the term provided for therein, and other than any written agreement of the parties that expressly provides that it is not superseded by this Agreement.

         Section 8.5. No Third Party Beneficiaries. Except as provided in
Section 8.9 with respect to indemnification of Indemnified Parties (as defined in Section 8.9) hereunder, nothing in this Agreement, express or implied, is intended to confer upon any Person other than Purchaser, Seller or their respective successors or permitted assigns any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

         Section 8.6. Fees and Expenses. Except as provided in Section 4.16 with respect to the Expense Reimbursement, whether or not this Agreement and the transactions contemplated hereby are consummated, and except as otherwise expressly set forth herein, each of the parties hereto shall bear its own costs and expenses (including legal, accounting and financial advisory fees and expenses) incurred in connection with, or in anticipation of, this Agreement and the transactions contemplated hereby.

         Section 8.7. Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future Applicable Law or Order, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (i) such provision will be fully severable, (ii) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, and (iii) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by any such illegal, invalid or unenforceable provision or by its severance herefrom.

         Section 8.8. Governing Law. THE AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OR CHOICE OF LAWS OR ANY OTHER LAW THAT WOULD MAKE THE LAWS OF ANY OTHER JURISDICTION OTHER THAN THE STATE OF DELAWARE APPLICABLE HERETO. The parties hereby agree that, without limitation of any party's right to appeal any order of the Bankruptcy Court, (a) the Bankruptcy Court shall retain exclusive jurisdiction to enforce the terms of this Agreement and to decide any claims or disputes which may arise or result from, or be connected with, this Agreement, any breach or default hereunder, or the transactions contemplated herein, and (b) any and all claims, actions, causes of action, suits and proceedings relating to the foregoing shall be filed and maintained only in the Bankruptcy Court, and the parties hereby consent and submit to the jurisdiction of the Bankruptcy Court.

         Section 8.9. Indemnification.

                  (a) By Sellers. Sellers covenant and agree to defend, indemnify and hold harmless Purchaser, its Affiliates and the officers, directors, employees, agents, advisers and representatives of each such Person (collectively, the "Purchaser Indemnitees") from and against, and pay or reimburse the Purchaser Indemnitees for, any and all claims, liabilities, obligations, losses, fines, costs, royalties, proceedings, deficiencies or damages (whether absolute, accrued, conditional or otherwise and whether or not resulting from third party claims), including out-of-pocket expenses and reasonable attorneys' and accountants' fees incurred in the investigation or defense of any of the same or in asserting any of their respective rights hereunder (collectively, "Losses"), resulting from or arising out of:

         (i) any inaccuracy of any representation or warranty made by any Seller herein, or in any certificate delivered by an officer of any Seller pursuant hereto (a "Seller Certificate") or in any Collateral Agreement or in connection herewith or therewith;

         (ii) any failure of any Seller to perform any covenant or agreement hereunder or under any Collateral Agreement or fulfill any other obligation in respect hereof or of any Collateral Agreement;

         (iii) any and all Retained Liabilities or Retained Assets;

         (iv) any and all Taxes of any Seller and all Affiliates thereof; and

         (v) any and all liabilities in respect of employees of Seller or its Affiliates or Plans except to the extent assumed by Purchaser pursuant to
     Section 4.3.









Cap on Sellers' Indemnification Obligations. Sellers' obligation to indemnify Purchaser Indemnitees pursuant to this Agreement, any Seller Certificate or any Collateral Agreement for breaches or inaccuracies of representations or warranties, and for breaches or failures to perform covenants or agreements or to fulfill any other obligations set forth in this Agreement, in any Seller Certificate or in any Collateral Agreement, shall not exceed the amount of funds held in the Escrow Account at the time such claims are made. Notwithstanding anything to the contrary contained in this Agreement, Purchaser and Sellers acknowledge and agree (i) that the Escrow Account is the sole source of funding for any claims for indemnification by any Purchaser Indemnitee pursuant to this Agreement, any Seller Certificate or any Collateral Agreement and (ii) that once any funds have been released out of the Escrow Account to Sellers as expressly contemplated by this Agreement, such funds shall cease to be subject to any claims for indemnification by any Purchaser Indemnitee pursuant to this Agreement, any Seller Certificate or any Collateral Agreement, including the Escrow Agreement.

                  (b) By Purchaser. Purchaser covenants and agrees to defend, indemnify and hold harmless Sellers, their respective Affiliates and the officers, directors, employees, agents, advisers and representatives of each such Person (collectively, the "Seller Indemnitees") from and against any and all Losses resulting from or arising out of:

         (i) any inaccuracy in any representation or warranty by Purchaser made or contained herein, in any certificate delivered by an officer of Purchaser pursuant hereto (a "Purchaser Certificate") or in any Collateral Agreement or in connection herewith or therewith;

         (ii) any failure of Purchaser to perform any covenant or agreement made or contained herein or in any Collateral Agreement or fulfill any other obligation in respect thereof;

         (iii) the Assumed Liabilities; and

         (iv) the operation of the Business by Purchaser or Purchaser's ownership, operation or use of the Acquired Assets following the Closing Date, except, in the case of this clause (iv), to the extent such Losses result from the Retained Liabilities or constitute Losses for which Sellers are required to indemnify the Purchaser Indemnitees under Section 8.9(a) with such requirement to indemnify Purchaser Indemnitees being determined (solely for purposes of this clause (iv)) without regard to the limitations on such indemnification set forth in this Section 8.9.

                  (c) Indemnification Procedures. In the case of any claim asserted by a third party against a party entitled to indemnification under this Agreement (the "Indemnified Party"), written notice shall be given by the Indemnified Party to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and the Indemnified Party shall permit the Indemnifying Party (at the expense of such Indemnifying Party) to assume the defense of any claim or any litigation resulting therefrom, provided that (i) the counsel for the Indemnifying Party who shall conduct the defense of such claim or litigation shall be reasonably satisfactory to the Indemnified Party, (ii) the Indemnified Party may participate in such defense at such Indemnified Party's expense, and (iii) the omission by any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its indemnification obligation under this Agreement except to the extent that such omission results in a failure of actual notice to the Indemnifying Party and such Indemnifying Party is prejudiced as a result of such failure to give notice. Except with the prior written consent of the Indemnified Party, no Indemnifying Party, in the defense of any such claim or litigation, shall consent to entry of any judgment or order, interim or otherwise, or enter into any settlement that provides for injunctive or other nonmonetary relief affecting the Indemnified Party or that does not include as an unconditional term thereof the giving by each claimant or plaintiff to such Indemnified Party of a release from all liability with respect to such claim or litigation. In the event that the Indemnified Party shall in good faith determine that the conduct of the defense of any claim subject to indemnification hereunder or any proposed settlement of any such claim by the Indemnifying Party might be expected to affect adversely the Indemnified Party's Tax liability or the ability of the Purchaser to conduct its business, or that the Indemnified Party may have available to it one or more defenses or counterclaims that are inconsistent with one or more of those that may be available to the Indemnifying Party in respect of such claim or any litigation relating thereto, the Indemnified Party shall have the right at all times to take over and assume control over the defense, settlement, negotiations or litigation relating to any such claim at the sole cost of the Indemnifying Party, provided that if the Indemnified Party does so take over and assume control, the Indemnified Party shall not settle such claim or litigation without the written consent of the Indemnifying Party, such consent not to be unreasonably withheld. In the event that the Indemnifying Party does not accept the defense of any matter as above provided, the Indemnified Party shall have the full right to defend against any such claim or demand and shall be entitled to settle or agree to pay in full such claim or demand. In any event, the Indemnifying Party and the Indemnified Party shall cooperate in the defense of any claim or litigation subject to this Section 8.9 and the records of each shall be available to the other with respect to such defense.

                  (d) Indemnification Limitations. No indemnification under
Section 8.9(a)(i) (except with respect to Section 2.11(d) or Section 2.11(e)) shall be required with respect to any individual item of Loss unless the aggregate of all Losses of the Purchaser Indemnified Parties described in
Section 8.9(a) of this Agreement shall exceed $1,000,000, in which case Sellers shall be liable only for the Losses in excess of such amount.

                  (e) Remedies Exclusive; Limitations on Remedies in this Agreement and the Collateral Agreements. Except with respect to the obligations of each party under Section 4.13 and Section 4.16(d) in respect of the payment of the Expense Reimbursement and Break-Up Fee as such may be approved by the Bankruptcy Court pursuant to the Bidding Procedures Order, the rights and remedies provided in this Section 8.9 and Section 4.3 shall be the sole and exclusive remedy for any breach of or inaccuracy in any representation or warranty or any breach of any covenant or agreement contained in this Agreement, in any Seller Certificate, in any Purchaser Certificate or in any Collateral Agreement.

                  (f) Survival of Representations, Warranties, Covenants and Agreements.

         (i) Sellers' Representations, Warranties, Covenants and Agreements. The representations and warranties of Seller contained in this Agreement shall survive the execution and delivery of this Agreement, any examination by or on behalf of the parties hereto and the completion of the transactions contemplated herein, for a period ending on the Expiration Date. The covenants and agreements of Seller set forth in this Agreement shall survive in accordance with their terms. The covenants and agreements made by Sellers and set forth in the Escrow Agreement shall survive the Closing and shall terminate as provided in Section 9 of the Escrow Agreement. All claims for indemnification for breaches by Sellers of any representations, warranties, covenants and/or agreements under this Agreement, any Seller Certificate or the Collateral Agreements must be asserted in a written notice to Seller prior to the Expiration Date and if any such claim is not made before the Expiration Date, Purchaser acknowledges and agrees that it shall not be entitled to indemnification pursuant to this Section 8.9. So long as a Purchaser Indemnitee asserts a claim for indemnification before the Expiration Date, such Purchaser Indemnitee shall be deemed to have preserved its rights to indemnification pursuant to this Section 8.9 regardless of when such claim is ultimately liquidated.

         (ii) Purchaser's Representations, Warranties, Covenants and Agreements. The representations and warranties of Purchaser contracted in this Agreement shall survive execution and delivery of this Agreement, any examination by or on behalf of the parties hereto and the completion of the transactions contemplated herein, for a period ending on the Expiration Date. The covenants and agreements of Purchaser set forth in this Agreement shall survive in accordance with their terms. The covenants and agreements made by Purchaser and set forth in the Escrow Agreement shall survive the Closing and shall terminate as provided in Section 9 of the Escrow Agreement. All claims for indemnification for breaches by Purchaser of any representations, warranties, covenants and/or agreements under this Agreement, any Purchaser Certificate or the Collateral Agreements must be asserted in a written notice to Purchaser prior to the expiration of the relevant survival period set forth above. So long as a Seller Indemnitee asserts a claim for indemnification before the expiration of the applicable survival period, such Seller Indemnitee shall be deemed to have preserved its rights to indemnification pursuant to this Section 8.9 regardless of when such claim is ultimately liquidated.

                  (g) Indemnification Adjustment. The amount of any Losses shall be reduced by any amount received by an Indemnified Party under any insurance coverage or from any other party alleged to be responsible therefor (net of any cost of recovery), and such Indemnified Party shall either (i) use reasonable commercial efforts to collect any amounts available under such insurance coverage or from such other party alleged to have responsibility or (ii) assign to the Indemnifying Party responsible for reimbursing such Losses all of its rights to collect under any insurance coverage or from any other party alleged to be responsible therefor; provided, however, that such Indemnified Party shall be restricted from assigning such rights, and such Indemnifying Party shall be under no obligation to accept any such assignment, if such collection rights are non-assignable or if such Indemnifying Party reasonably determines that the assignment of such rights would materially decrease the amount of funds (net of any cost of recovery) that such Indemnifying Party would otherwise be entitled to receive pursuant to this Section 8.9(g) with respect to such Losses. If an Indemnified Party receives an amount under insurance coverage or from such other party with respect to Losses at any time subsequent to any indemnification provided by this Section 8.9, then such Indemnified Party shall promptly reimburse the Indemnifying Party for any payment made to the Indemnified Party by such Indemnifying Party (net of any cost of recovery) in connection with providing such indemnification up to such amount received by the Indemnified Party. In addition, no Indemnified Party shall be entitled to any duplication of reimbursement or indemnification with respect to any Losses which constitute a breach of more than one representation, warranty, covenant or agreement contained herein. The parties acknowledge and agree that if any Purchaser Indemnitee or any Seller receives funds under any insurance coverage or from any third party as contemplated by this Section 8.9(g), and at such time funds still remain in the Escrow Account, then such Purchaser Indemnitee or such Seller shall promptly deliver such funds (net of any cost of recovery) in an amount, when added to the funds already held in the Escrow Account, not to exceed the Escrow Amount.

                  (h) Escrow Agent Notices.

         (i) Purchaser and Seller agree that if Purchaser, or another Purchaser Indemnitee, submits a claim for indemnification pursuant to this Section
     8.9 that Seller does not dispute by delivering written notice to Purchaser within 20 calendar days of the date it receives written notice of such claim, Purchaser and Seller shall promptly prepare and deliver a written notice to the Escrow Agent, in accordance with the terms and conditions of the Escrow Agreement, which states the identity of the appropriate Purchaser Indemnitee and the amount of Losses suffered by such Purchaser Indemnitee that are subject to indemnification pursuant to this Section 8.9.

         (ii) Purchaser and Seller agree that if Seller disputes any matter with respect to a claim for indemnification pursuant to this Section 8.9, whether or not such claim is based on a third party claim, then Purchaser and Seller shall, once there has been a Final Determination (as defined in the Escrow Agreement) of such claim, promptly prepare and deliver a written notice to the Escrow Agent, in accordance with the terms and conditions of the Escrow Agreement, which states the identity of the appropriate Purchaser Indemnitee and the amount of Losses, if any, suffered by such Purchaser Indemnitee that are subject to indemnification pursuant to this
     Section 8.9.

                  (i) [Intentionally Omitted]

                  (j) [Intentionally Omitted]

         Section 8.10. Counterparts. This Agreement may be executed by the parties hereto in one or more separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts shall together constitute one and the same. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all, of the parties hereto.

         Section 8.11. Certain Definitions. As used in this Agreement:

                  (a) the term "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, such Person at any time during the period for which the determination of affiliation is being made;

                  (b) the term "Applicable Law" means any domestic or foreign federal, state or local statute, law (including common law), ordinance, rule, administrative interpretation, regulation or Order applicable to the parties hereto;

                  (c) the term "Collateral Agreements" means this Agreement, the Escrow Agreement, the Bill of Sale and the Assumption of Liabilities;

                  (d) the term "Institutional and Food Service Industry" means schools, hospitals, restaurants, delis and other formats, either free-standing or contained within a Retail Industry outlet, where food is purchased in a form which does not require further preparation, for on-premises serving and consumption or "takeout" consumption in transit or at home, as well as the wholesalers and distributors who sell to the above entities;

                  (e) the term "Lien" means any mortgage, pledge, hypothecation, claim, security interest, encumbrance, lease, sublease, license, occupancy agreement, adverse claim or interest, easement, covenant, encroachment, title defect, title retention agreement, voting trust agreement, equity, option, lien, right of first refusal, charge or other restrictions or limitations of any nature whatsoever, including but not limited to such as may arise under any Contracts;

                  (f) the term "Person" means an individual, a corporation, a limited liability company, a partnership, an association, a trust or other entity or organization;

                  (g) the term "Retail Industry" means stores and other outlets primarily engaged in retail sales of food products to consumers for off-premises preparation and consumption; and

                  (h) the term "Subsidiary" means a Person as to which a designated Person owns directly or indirectly more than 50% of the voting equity.

         Section 8.12. Sellers' Obligations. Sellers agree that their obligations hereunder shall be joint and several.

         Section 8.13. No Recourse Against Others. Each of the following is herein referred to as a "Purchaser Affiliate": (a) any direct or indirect holder of any equity interests or securities in Purchaser (whether limited or general partners, members, stockholders or otherwise), (b) any Affiliate of Purchaser or
(c) any director, officer, employee, representative or agent of (i) Purchaser,
(ii) any Affiliate of Purchaser or (iii) any such holder of equity interests or securities referred to in clause (a) above. Except to the extent that a Purchaser Affiliate is an express party to this Agreement, no Purchaser Affiliate shall have any liability or obligation of any nature whatsoever in connection with or under this Agreement or the other agreements or transactions contemplated hereby or thereby, and each Seller hereby releases all direct or indirect claims of any such liability and obligation.

         Section 8.14. Interpretation. (a) The heading references herein and the table of contents hereto are inserted for convenience of reference only, do not constitute a part of this Agreement and shall in no way be construed to define, explain, modify, amplify, or add to the interpretation, construction or meaning of any provision of, or scope or intent of, this Agreement nor in any way be deemed to limit or affect any of the provisions hereof. All references to "Section," "Sections," "Article" or "Articles" refer to the corresponding Section, Sections, Article or Articles of this Agreement unless specifically noted otherwise.

                  (b) In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

                  (c) Notwithstanding anything to the contrary contained in this Agreement, the Seller Disclosure Schedule or the Purchaser Disclosure Schedule, any information disclosed in one section of the Seller Disclosure Schedule or the Purchaser Disclosure Schedule, as the case may be, shall be deemed to be disclosed in all sections of the Seller Disclosure Schedule or the Purchaser Disclosure Schedule, as the case may be, to which it would reasonably be deemed to be pertinent. Certain information set forth in the Seller Disclosure Schedule or the Purchaser Disclosure Schedule, as the case may be, is included solely for informational purposes and may not be required to be disclosed pursuant to this Agreement, and the disclosure of any information shall not be deemed to constitute an acknowledgment that such information is required to be disclosed in connection with the representations and warranties made by Seller or Purchaser, as the case may be, in this Agreement or that it is material, nor shall such information be deemed to establish a standard of materiality.

                  (d) The words "hereof," "herein," "hereto" and "hereunder" and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

                  (e) The terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa.

                  (f) The terms "dollars" and "$" shall mean United States dollars, unless otherwise indicated.

                  (g) The term "control" shall mean, as applied to any Person, the possession directly or indirectly of the power to direct or cause the direction of the management of such Person through the ownership of voting securities or otherwise and the terms "controlling" and "controlled" have the correlative meanings.

                  (h) Whenever the words "include," "includes," or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation" unless the context requires otherwise.

                  (i) The term "each Seller" shall mean each of Seller, VFB and each other Subsidiary of Seller transferring any Acquired Assets to Purchaser hereunder, and the term "any Seller" shall mean any of Seller, VFB or any other Subsidiary of Seller transferring any Acquired Assets to Purchaser hereunder.

                  (j) The following terms when used in the Agreement shall have the meanings set forth below unless the context shall otherwise require:

                  "Contingent Obligation" as applied to any Person, means any direct or indirect liability, contingent or otherwise (except for any liability or obligation of any Seller that is expressly assumed pursuant to Sections 1.3(b) through (g) hereof) of that Person: (i) with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto; or (ii) with respect to any demand, suit, action, investigation, litigation, claim, judicial or administrative or other proceedings.

                  "Final Order" shall mean an order of the Bankruptcy Court or other Court of competent jurisdiction: (a) as to which no appeal, notice of appeal, motion to amend or make additional findings of fact, motion to alter or amend judgment, motion for rehearing or motion for new trial has been timely filed or, if any of the foregoing has been timely filed, it has been disposed of in a manner that upholds and affirms the subject order in all respects without the possibility for further appeal or rehearing thereon; (b) as to which the time for instituting or filing an appeal, motion to amend or make additional findings of fact, motion to alter or amend judgment, motion for rehearing or motion for new trial shall have expired; and (c) as to which no stay is in effect; provided, however, that the filing or pendency of a motion under Federal Rule of Bankruptcy Procedure 9024(b) shall not cause an order not to be deemed a "Final Order" unless such motion shall be filed within ten days of the entry of the order at issue. In the case of the Sale Order, a Final Order shall also consist of an order as to which an appeal, notice of appeal, motion to amend or make additional findings of fact, motion to alter or amend judgment, motion for rehearing or motion for new trial has been filed, but as to which Purchaser, in its sole and absolute discretion, elects to proceed with Closing.

                  "Indebtedness" shall mean, with respect to any Seller, the following: (i) all obligations, including interest thereon, for borrowed money; (ii) all obligations, including interest, prepayment penalties, late charges and collection fees thereon, evidenced by bonds, debentures, notes or other similar instruments; (iii) all obligations to pay the deferred purchase price of property or services, accrued commissions and other similar accrued current liabilities in respect of such obligations, arising in the ordinary course of the Business (except for any liability or obligation of any Seller that is expressly assumed pursuant to Section 1.3 hereof); (iv) capital lease obligations (except for any liability or obligation of any Seller that is expressly assumed pursuant to Section 1.3 hereof); (v) all obligations or liabilities of others secured by a Lien on any asset owned by such Person or Persons whether or not such obligation or liability is assumed; (vi) all obligations, contingent or otherwise, in respect of any letter of credit or bankers acceptances; (vii) all guaranties; and (viii) all obligations incurred in accordance with
         Section 364(b), (c), and (d) of the Bankruptcy Code.

                  (k) The term "employees of the Business" shall include all Plant Employees and all employees of Seller who are employed at Seller's corporate headquarters located in Cherry Hill, New Jersey.

         Section 8.15. No Specific Performance. The parties hereto agree that
(i) in no event shall Purchaser be entitled to seek specific performance with respect to any

Seller's obligations arising under this Agreement and (ii) in no event shall any Seller be entitled to seek specific performance with respect to any of Purchaser's obligations arising under this Agreement except, in each case, to the extent a party seeks specific performance of a party's obligations regarding the release of the Escrow Amount in accordance with this Agreement.

                  IN WITNESS WHEREOF, the parties have executed or caused this Agreement to be executed as of the date first written above.



                                 VLASIC FOODS INTERNATIONAL INC.



                                 By:/s/ Joseph Adler
                                    -------------------------------------------
                                        Name: Joseph Adler
                                        Title: Vice President and Controller


                                 VF BRANDS, INC.



                                 By: /s/ Joseph Adler
                                    -------------------------------------------
                                        Name: Joseph Adler
                                        Title: Vice President and Treasurer


                                 ALGAR, INC.


                                 By: /s/ Joseph Adler
                                    -------------------------------------------
                                        Name: Joseph Adler
                                        Title: President


                                 CARGAL, INC.



                                 By: /s/ Joseph Adler
                                    -------------------------------------------
                                        Name: Joseph Adler
                                        Title: President


                                 VLASIC FOODS DISTRIBUTION COMPANY



                                 By: /s/ Joseph Adler
                                    -------------------------------------------
                                        Name: Joseph Adler
                                        Title: Vice President and Treasurer

                                 VLASIC STANDARDS, INC.



                                 By: /s/ Joseph Adler
                                    -------------------------------------------
                                        Name: Joseph Adler
                                        Title: Vice President and Treasurer


                                 VLASIC FOODS CANADA, INC.



                                 By: /s/ Joseph Adler
                                    -------------------------------------------
                                        Name: Joseph Adler
                                        Title: Treasurer


                                 VLASIC INTERNATIONAL BRANDS, INC.



                                 By: /s/ Joseph Adler
                                    -------------------------------------------
                                        Name: Joseph Adler
                                        Title: Vice President and Treasurer


                                 VLASIC INTERNATIONAL SALES INC.



                                 By: /s/ Joseph Adler
                                    -------------------------------------------
                                        Name: Joseph Adler
                                        Title: Vice President and Treasurer


                                 [PURCHASER]



                                 By:/s/ Andrew S. Rosen
                                    -------------------------------------------
                                        Name: Andrew S. Rosen
                                        Title: Vice President

                                TABLE OF CONTENTS

                                                                                      Page
ARTICLE I SALE OF ASSETS ........................................................        2

   SECTION 1.1. ACQUIRED ASSETS .................................................        2

   SECTION 1.2. RETAINED ASSETS .................................................        4

   SECTION 1.3. ASSUMED LIABILITIES .............................................        5

   SECTION 1.4. RETAINED LIABILITIES ............................................        7

   SECTION 1.5. TRANSFER OF ASSETS AND ASSUMPTION OF ASSUMED LIABILITIES ........        8

   SECTION 1.6. PURCHASE PRICE ..................................................        8

   SECTION 1.7. WORKING CAPITAL ADJUSTMENT ......................................       10

   SECTION 1.8. TIME AND PLACE OF CLOSING .......................................       14

   SECTION 1.9. DELIVERIES BY SELLER ............................................       14

   SECTION 1.10. DELIVERIES BY PURCHASER ........................................       15

   SECTION 1.11. POST-CLOSING ARRANGEMENTS ......................................       15

   SECTION 1.12. ESCROW AGREEMENT ...............................................       15

   SECTION 1.13. TREATMENT OF SELLER GUARANTEES .................................       16


ARTICLE II REPRESENTATIONS AND WARRANTIES OF SELLER .............................       16


   SECTION 2.1. CORPORATE EXISTENCE AND POWER ...................................       16

   SECTION 2.2. AUTHORITY OF SELLER; BINDING EFFECT .............................       17

   SECTION 2.3. GOVERNMENTAL AUTHORIZATION ......................................       17

   SECTION 2.4. NON-CONTRAVENTION ...............................................       19

   SECTION 2.5. FINANCIAL STATEMENTS ............................................       19

   SECTION 2.6. ABSENCE OF UNDISCLOSED LIABILITIES ..............................       19

   SECTION 2.7. ABSENCE OF CERTAIN CHANGES ......................................       20

   SECTION 2.8. CONTRACTS .......................................................       20

   SECTION 2.9. LITIGATION ......................................................       22

   SECTION 2.10. COMPLIANCE WITH APPLICABLE LAWS ................................       22

   SECTION 2.11. ENVIRONMENTAL COMPLIANCE .......................................       23

   SECTION 2.12. REAL PROPERTY; TITLE TO ACQUIRED ASSETS ........................       24

   SECTION 2.13. INTELLECTUAL PROPERTY ..........................................       27

   SECTION 2.14. EMPLOYEE BENEFIT PLANS; ERISA ..................................       28

   SECTION 2.15. LABOR RELATIONS AND EMPLOYMENT .................................       29

   SECTION 2.16. TAXES ..........................................................       30

   SECTION 2.17. BROKERAGE AND FINANCIAL ADVISERS ...............................       30

   SECTION 2.18. CUSTOMERS; SUPPLIERS ...........................................       30

   SECTION 2.19. INVENTORY ......................................................       31

   SECTION 2.20. INSURANCE ......................................................       31

   SECTION 2.21. RECEIVABLES ....................................................       32

   SECTION 2.22. TRADE SPENDING .................................................       32

   SECTION 2.23. INFORMATION TECHNOLOGY .........................................       32

   SECTION 2.24. ASSETS NECESSARY TO THE BUSINESS ...............................       33

   SECTION 2.25. TITLE TO TRANSFERRED ASSETS ....................................       33

   SECTION 2.26. NO INTEREST IN OTHER ENTITIES ..................................       33

   SECTION 2.27. NO OTHER REPRESENTATIONS .......................................       33

   SECTION 2.28. TERMINATION OF HEINZ AGREEMENT .................................       34


ARTICLE III REPRESENTATIONS AND WARRANTIES OF PURCHASER .........................       34


   SECTION 3.1. CORPORATE EXISTENCE AND POWER ...................................       34

   SECTION 3.2. AUTHORITY .......................................................       34

   SECTION 3.3. GOVERNMENTAL AUTHORIZATION ......................................       34

   SECTION 3.4. NON-CONTRAVENTION ...............................................       35

   SECTION 3.5. COMPLIANCE WITH APPLICABLE LAWS .................................       35

   SECTION 3.6. LITIGATION ......................................................       35

   SECTION 3.7. PURCHASER'S BROKERAGE AGREEMENTS ................................       35

   SECTION 3.8. FINANCING .......................................................       35

   SECTION 3.9. NO OTHER REPRESENTATIONS ........................................       36


ARTICLE IV COVENANTS OF THE PARTIES .............................................       36


   SECTION 4.1. CONDUCT OF BUSINESS .............................................       36

   SECTION 4.2. REASONABLE BEST EFFORTS .........................................       38

   SECTION 4.3. EMPLOYEE MATTERS ................................................       39

   SECTION 4.4. SELLER'S TRADEMARKS .............................................       43

   SECTION 4.5. FURTHER ASSURANCES ..............................................       43

   SECTION 4.6. POST-CLOSING COOPERATION ........................................       43

   SECTION 4.7. ANNOUNCEMENT ....................................................       43

   SECTION 4.8. ACCESS TO INFORMATION ...........................................       43

   SECTION 4.9. MAINTENANCE OF BOOKS AND RECORDS ................................       45

   SECTION 4.10. NON-SOLICITATION OF EMPLOYEES ..................................       45

   SECTION 4.11. TRANSFERS NOT EFFECTED AS OF CLOSING ...........................       46

   SECTION 4.12. BULK SALES LAWS ................................................       46

   SECTION 4.13. TRANSITION SERVICES ............................................       46

   SECTION 4.14. TRADEMARK MATTERS ..............................................       47

   SECTION 4.15. SUBMISSION FOR COURT APPROVAL ..................................       48

   SECTION 4.16. BIDDING PROCEDURES .............................................       49

   SECTION 4.17. ACCOUNTS RECEIVABLE ............................................       52

   SECTION 4.18. ENVIRONMENTAL MATTERS ..........................................       54

   SECTION 4.19. TRADE STRATEGY AND CONSUMER STRATEGY ...........................       54

   SECTION 4.20. ASSUMPTION NOTICE ..............................................       54

   SECTION 4.21. SUBSEQUENT SALE ................................................       54

   SECTION 4.22. REMITTANCE OF ACCOUNTS RECEIVABLE ..............................       56

   SECTION 4.23. CHERRY HILL CORPORATE HEADQUARTERS .............................       56


ARTICLE V CERTAIN INCOME TAX MATTERS ............................................       57


   SECTION 5.1. TAX MATTERS .....................................................       57


ARTICLE VI CONDITIONS TO CLOSING ................................................       58


   SECTION 6.1. CONDITIONS TO THE OBLIGATIONS OF PURCHASER AND SELLERS ..........       58

   SECTION 6.2. CONDITIONS TO THE OBLIGATIONS OF PURCHASER ......................       59

   SECTION 6.3. CONDITIONS TO THE OBLIGATIONS OF SELLERS ........................       62

ARTICLE VII TERMINATION .........................................................       63


   SECTION 7.1. TERMINATION .....................................................       63

   SECTION 7.2. EFFECT OF TERMINATION ...........................................       65


ARTICLE VIII MISCELLANEOUS ......................................................       66


   SECTION 8.1. NOTICES .........................................................       66

   SECTION 8.2. AMENDMENT; WAIVER; INVALIDITY ...................................       67

   SECTION 8.3. ASSIGNMENT; BINDING EFFECT ......................................       67

   SECTION 8.4. ENTIRE AGREEMENT; DISCLOSURE SCHEDULES ..........................       67

   SECTION 8.5. NO THIRD PARTY BENEFICIARIES ....................................       67

   SECTION 8.6. FEES AND EXPENSES ...............................................       68

   SECTION 8.7. INVALID PROVISIONS ..............................................       68

   SECTION 8.8. GOVERNING LAW ...................................................       68

   SECTION 8.9. INDEMNIFICATION .................................................       68

   SECTION 8.10. COUNTERPARTS ...................................................       73

   SECTION 8.11. CERTAIN DEFINITIONS ............................................       73

   SECTION 8.12. SELLERS' OBLIGATIONS ...........................................       74

   SECTION 8.13. NO RECOURSE AGAINST OTHERS .....................................       74

   SECTION 8.14. INTERPRETATION .................................................       74

   SECTION 8.15. NO SPECIFIC PERFORMANCE ........................................       76

                             INDEX OF DEFINED TERMS

                                                                                      Page
                                                                                      ----
Accounts Receivable                                                                      3
ACM                                                                                     24
Acquired Assets                                                                          3
Additional Employees                                                                    41
Adjusted Purchase Price                                                                  9
Adjustment Amount                                                                       53
Adjustment Date                                                                         53
Administrative Agent                                                                    52
Affected Employees                                                                      41
Affiliate                                                                               75
Agreement                                                                                1
Aligar                                                                                   1
Alternative Transaction                                                                 52
Applicable Law                                                                          75
Assumed Liabilities                                                                      6
Assumption Agreement                                                                     9
Assumption Notice                                                                        6
Auction                                                                                 52
Auction Transaction                                                                     52
Auditor                                                                                 12
Bank Commitment Letter                                                                  36
Bank Financing                                                                          37
Bankruptcy Case                                                                          1
Bankruptcy Code                                                                          1
Bankruptcy Court                                                                         1
Banks                                                                                   36
Bargaining Pension Plan                                                                 42
Bid                                                                                     51
Bid Deadline                                                                            50
Bidding Procedures                                                                      50
Bidding Procedures Order                                                                49
Bill of Sale                                                                             8
Break-Up Fee                                                                            53
Business                                                                                 1
Business Material Adverse Effect                                                        17
Cargal                                                                                   1
Cherry Hill Lease                                                                       58
Closing                                                                                 14
Closing Balance Sheet                                                                   10
Closing Date                                                                            14
Closing Net Working Capital Amount                                                      10
Code                                                                                    29
Collateral Agreements                                                                   75

Commitment Letters                                                                      37
Confidentiality Agreement                                                               67
Confirmation Order                                                                       9
Consumer Events Calendar                                                                32
Contingent Obligation                                                                   78
Contracts                                                                                3
Cure Costs                                                                               7
Deeds                                                                                    8
Deferred Consideration                                                                  57
Definitive Sale Documentation                                                           51
Determination Date                                                                      12
Distribution                                                                            16
Divestiture                                                                             56
Divestiture Closing Date                                                                56
Divestiture Consideration                                                               56
dollars                                                                                 77
Environmental Laws                                                                      24
Equity Commitment Letter                                                                37
Equity Financing                                                                        37
ERISA                                                                                   29
ERISA Affiliate                                                                         29
Escrow Account                                                                          16
Escrow Agent                                                                            16
Escrow Agreement                                                                        16
Escrow Amount                                                                           16
Estimated Net Working Capital                                                           10
Excluded Information                                                                    33
Existing Bidding Procedures Order                                                        2
Expense Reimbursement                                                                   53
Expiration Date                                                                         16
Extension Period                                                                        66
Final Accounts Receivable                                                               53
Final Closing Balance Sheet                                                             12
Final Net Working Capital Amount                                                        12
Final Order                                                                             78
Final Post-Retirement Benefits Accrual                                                  12
Financial Statements                                                                    20
Financing                                                                               37
Freshbake                                                                                5
Fund                                                                                    37
GAAP                                                                                    11
Governmental Authority                                                                  18
Hazardous Substances                                                                    25
Heinz                                                                                    1
Heinz Agreement                                                                          1
HSR Act                                                                                 18

Indebtedness                                                                            78
Indemnified Party                                                                       72
Indemnifying Party                                                                      72
Information Technology                                                                   4
Institutional and Food Service Industry                                                 75
Intellectual Property                                                                    3
Intellectual Property Instruments                                                        8
Interest Rate                                                                           13
Inventory                                                                                3
IP Agreements                                                                           63
IP License Agreements                                                                   27
IRS                                                                                     29
Knowledge of Seller                                                                     23
Lease                                                                                   26
Lease Assignments                                                                        8
Leased Real Property                                                                    26
Leases                                                                                  26
Licensees                                                                               48
Lien                                                                                    76
Listowel Agreement                                                                      39
Losses                                                                                  70
Marks                                                                                   48
Material Contracts                                                                      21
Net Working Capital                                                                     10
Non-Bargaining Pension Plan                                                             43
Order Date                                                                              10
Owned Real Property                                                                     25
Parent                                                                                  37
Patents                                                                                  3
Permit                                                                                  19
Permitted Liens                                                                         25
Person                                                                                  76
Petitions                                                                                1
Pickles Business                                                                         1
Plan                                                                                    29
Plan Effective Date                                                                     10
Plant Employees                                                                         41
Post-Retirement Benefits Accrual                                                        10
Post-Retirement Benefits Excess                                                         13
Prepaid Pickles Advertising                                                              4
Principal Amount                                                                        13
Prior Bidding Procedures Order                                                           2
Profit                                                                                  56
Publication Notice                                                                      50
Purchase Price                                                                           9
Purchaser                                                                                1

Purchaser Affiliate                                                                     76
Purchaser Certificate                                                                   71
Purchaser Disclosure Schedule                                                           35
Purchaser Indemnitees                                                                   70
Purchaser Receivables Notice                                                            53
Purchaser Representatives                                                               40
Purchaser's Accountant                                                                  11
Qualified Bid                                                                           51
Qualified Bidder                                                                        51
Real Property                                                                           26
Real Property Laws                                                                      27
Receivables Notice                                                                      53
Reference Balance Sheet                                                                 19
Regulatory Authorizations                                                               40
Retail Industry                                                                         76
Retained Assets                                                                          5
Retained Liabilities                                                                     8
Sale                                                                                    50
Sale Hearing                                                                            50
Sale Order                                                                              17
Sauce Business                                                                           1
Seller                                                                                   1
Seller Certificate                                                                      71
Seller Disclosure Schedule                                                              17
Seller Guarantees                                                                       16
Seller Indemnitees                                                                      71
Sellers                                                                                  1
Seller's Accountant                                                                     10
Sellers' Retiree Medical Plans                                                          43
Stratford                                                                                5
Subsequent Monthly Financial Statements                                                 45
Subsidiary                                                                              76
Swanson Business                                                                         1
Tax                                                                                     30
Tax Return                                                                              31
Taxes                                                                                   30
Termination Date                                                                        65
Title Company                                                                           61
Trade Events Calendar                                                                   32
Trademarks                                                                               3
Transfer Taxes                                                                          58
Transferred Employees                                                                   42
Transitional License                                                                    48
Transitional Sublicense                                                                 48
VFB                                                                                      1
VFCI                                                                                     1

VFDC                                                                                     1
VIBI                                                                                     1
VISI                                                                                     1
VSI                                                                                      1
WARN                                                                                    43
WARN Obligations                                                                        43
Warrants                                                                                 9
Willful Breach                                                                          67
Working Capital Shortfall                                                               12